           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 4, 1998

                                 $1,342,869,226
                   NEWCOURT EQUIPMENT TRUST SECURITIES 1998-2
                            RECEIVABLE-BACKED NOTES
                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

AT&T CAPITAL CORPORATION [LOGO]

NEWCOURT [LOGO]

SERVICER

A MEMBER OF THE NEWCOURT GROUP OF COMPANIES

                 THE TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES --

CONSIDER CAREFULLY
THE RISK FACTORS
BEGINNING ON PAGE
S-12 IN
THIS PROSPECTUS
SUPPLEMENT AND ON
PAGE 10 IN THE
PROSPECTUS.
The Notes represent
obligations of the
trust only and will
not represent
interests in or
obligations of
Antigua Funding
Corporation,
AT&T Capital
Corporation or any of
their affiliates.
This prospectus
supplement may be
used to offer and
sell the
Notes only if
accompanied by the
prospectus.

                                                   First       Stated        Price to     Underwriting    Proceeds to
 Class of    Initial Aggregate  Interest Rate     Payment     Maturity        Public        Discount       Depositor
   Notes     Principal Amount   (per annum)       Date(1)       Date       Per Note(2)     Per Note(3)    Per Note(4)
    A-1       $   322,288,614       5.195%        1/15/99      1/10/00             100%         0.10%        99.90000%

    A-2       $    85,272,196        5.29%        1/15/99     10/15/00        99.98838%         0.15%        99.83838%

    A-3       $   470,004,229        5.45%        1/15/99     10/15/02        99.99500%        0.185%        99.81000%

    A-4       $   201,430,384        5.45%        1/15/99     10/15/03        99.98209%         0.22%        99.76209%

    A-5       $   122,872,534        5.50%        1/15/99     12/15/03        99.99716%        0.185%        99.81216%

     B        $    15,442,996        5.66%        1/15/99      7/15/04        99.99832%         0.25%        99.74832%

     C        $    51,029,031        6.19%        1/15/99      9/15/04        99.98429%         0.30%        99.68429%

     D        $    74,529,242        7.21%        1/15/99      9/15/07        99.98215%         0.40%        99.58215%

                 (1) Payment dates thereafter until maturity will be the 15th day of each month.

                 (2) Total price to public = $1,342,774,672.

                 (3) Total underwriting discount = $2,479,977.

                 (4) Total proceeds to Depositor (before deducting the
                     Depositor's estimated expenses of $1,300,000) = $1,340,294,694.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
  COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
      THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

Delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about December 17, 1998 against payment in immediately available funds.

CREDIT SUISSE FIRST BOSTON                           FIRST UNION CAPITAL MARKETS

                BARCLAYS CAPITAL

                                         FIRST CHICAGO CAPITAL MARKETS, INC.

                                                               J.P. MORGAN & CO.

                 Prospectus Supplement dated December 10, 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the Notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the particular terms of your series of securities.

     IF THE TERMS OF YOUR SERIES OF NOTES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE NOTES DISCUSSED IN THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SINGLE 'SERIES' OF NOTES, AS DESCRIBED IN THE ACCOMPANYING PROSPECTUS.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of pages where we define capitalized terms used in this prospectus supplement under the caption 'Index of Principal Terms' beginning on page S-49 in this prospectus supplement and under the caption 'Index of Principal Terms' beginning on page 46 in the accompanying prospectus.

     You should rely only on the information contained in this document, including the information described under the heading 'Where You Can Find More Information' in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

     SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED 'UNDERWRITING' IN THIS PROSPECTUS SUPPLEMENT.

     If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Antigua Funding Corporation or an underwriter by asking any of them for it.

     Until March 10, 1999, all dealers effecting transaction in the Notes, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. Dealers acting as underwriters also have an obligation to deliver a prospectus supplement and prospectus with respect to their unsold allotments or subscriptions.

                  TABLE OF CONTENTS

                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT:
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
  THIS PROSPECTUS SUPPLEMENT AND THE
  ACCOMPANYING PROSPECTUS......................    S-2
REPORTS TO NOTEHOLDERS.........................    S-4
WHERE YOU CAN FIND MORE INFORMATION............    S-4
PROSPECTUS SUPPLEMENT SUMMARY..................    S-5
RISK FACTORS...................................   S-12
     Limited Assets of the Owner Trust.........   S-12
     Special Risks of the Subordinate Notes;
       Limited Protection to Senior Classes of
       Notes...................................   S-12
     Risks of Prepayments on the Contracts;
       Impact on the Yield of Your Notes.......   S-12
     No Gross-Up for Withholding Tax...........   S-12
     Limited Liquidity of Your Notes...........   S-13
THE OWNER TRUST................................   S-14
     The Owner Trust...........................   S-14
     Capitalization of the Owner Trust.........   S-15
     The Owner Trustee.........................   S-15
THE CONTRACTS..................................   S-16
     Description of the Contracts..............   S-16
     Representations and Warranties Made by
       AT&T Capital Corporation................   S-16
     Certain Statistics Relating to the Cut-Off
       Date Contract Pool......................   S-16
     Certain Statistics Relating to
       Delinquencies and Defaults..............   S-20
     Contract Prepayments......................   S-21
     Liquidation of Contracts..................   S-22
     Substitution of Contracts.................   S-22
WEIGHTED AVERAGE LIFE OF THE NOTES.............   S-23
DESCRIPTION OF THE NOTES.......................   S-29
     General...................................   S-29
     Distributions.............................   S-29
     Class A Interest..........................   S-31
     Class B Interest..........................   S-31
     Class C Interest..........................   S-32
     Class D Interest..........................   S-32
     Principal.................................   S-33
     Redemption of Notes.......................   S-37
     Optional Purchase of Class A-5 Notes......   S-37
     Subordination of Subordinate
       Notes...................................   S-37
     Cash Collateral Account...................   S-38
     Optional Purchase of Contracts............   S-38
     Reports to Noteholders....................   S-39

                                                  PAGE
                                                  ----
     Servicing.................................   S-39
     The Indenture Trustee.....................   S-39
UNITED STATES TAXATION.........................   S-40
     Treatment of the Notes....................   S-40
     Treatment of the Owner Trust..............   S-40
     Payments of Interest......................   S-41
     Original Issue Discount...................   S-41
     Market Discount...........................   S-41
     Amortizable Bond Premium..................   S-42
     Constant Yield Election...................   S-42
     Sale, Exchange or Retirement of Notes.....   S-42
     Tax Consequences to United States Alien
       Holders.................................   S-42
     Backup Withholding........................   S-44
     Possible Alternative Treatment of the
       Notes...................................   S-44
ERISA CONSIDERATIONS...........................   S-45
RATINGS OF THE NOTES...........................   S-46
USE OF PROCEEDS................................   S-46
UNDERWRITING...................................   S-47
LEGAL MATTERS..................................   S-48
INDEX OF PRINCIPAL TERMS.......................   S-49

PROSPECTUS:
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
  THIS PROSPECTUS AND THE ACCOMPANYING
  PROSPECTUS SUPPLEMENT........................      3
REPORTS TO NOTEHOLDERS.........................      3
WHERE YOU CAN FIND MORE INFORMATION............      3
PROSPECTUS SUMMARY.............................      5
RISK FACTORS...................................     10
THE DEPOSITOR..................................     13
THE OWNER TRUSTS...............................     13
AT&T CAPITAL CORPORATION.......................     14
THE ORIGINATORS................................     15
THE CONTRACTS..................................     20
DESCRIPTION OF THE NOTES.......................     27
DESCRIPTION OF THE TRANSFER AND SERVICING
  AGREEMENTS...................................     37
CERTAIN LEGAL ASPECTS OF THE CONTRACTS.........     42
UNITED STATES TAXATION.........................     44
ERISA CONSIDERATIONS...........................     44
RATINGS OF THE NOTES...........................     45
USE OF PROCEEDS................................     45
UNDERWRITING...................................     45
LEGAL MATTERS..................................     45
INDEX OF PRINCIPAL TERMS.......................     46
APPENDIX A.....................................     48

                                       S-3

                             REPORTS TO NOTEHOLDERS

     Until the Notes are issued in physical, rather than book-entry, form, unaudited monthly and annual reports, which contain information concerning the Owner Trust prepared by the Servicer, will be sent only to Cede & Co by the Indenture Trustee. You can find a more detailed description of this in the accompanying prospectus under the caption 'Description of the Notes -- Book-Entry Registration.'

     If you purchase a Note, you may receive these reports by making a written request to the Indenture Trustee, together with a certification that you are a Note Owner. You should send any such request to the Indenture Trustee at the following address: The Bank of New York, 101 Barclay Street, Floor 12 East, New York, New York 10286, Attention: Corporate Trust Administration - Asset Backed Unit, facsimile number (212) 815-5544. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Servicer nor the Depositor intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Owner Trust, will file with the SEC periodic reports concerning the Owner Trust as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the 'SEC'), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office                   Chicago Regional Office
Seven World Trade Center                   Citicorp Center
Suite 1300                                 500 West Madison Street, Suite 1400
New York, NY 10048                         Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

     The SEC allows us to 'incorporate by reference' some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement.

     All documents filed by the Servicer, on behalf of the Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this prospectus supplement and prior to the termination of the offering of the Notes will be incorporated by reference into this prospectus supplement.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information regarding the Notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Notes, read this entire prospectus supplement and the accompanying prospectus.

Owner Trust...............................  We will form a trust, named 'Newcourt Equipment Trust Securities
                                            1998-2.' The Owner Trust will issue the Notes. The Owner Trust will own the Contracts (described below) and certain other assets. For more information, see 'The Owner Trust' in this prospectus supplement.

Depositor.................................  Antigua Funding Corporation will transfer the Contracts to the Owner
                                            Trust. The Depositor's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879. For more information, see 'The Depositor'
                                            in the accompanying prospectus.

Servicer..................................  AT&T Capital Corporation will service the Contracts. We will refer to
                                            AT&T Capital Corporation in this prospectus supplement as 'TCC.'
                                            TCC's chief executive offices are currently located at 2 Gatehall
                                            Drive, Parsippany, New Jersey 07054 and its telephone number is
                                            (973) 606-4879. For more information, see 'Description of the
                                            Transfer and Servicing Agreements -- Servicing' and 'AT&T Capital
                                            Corporation' in the accompanying prospectus.

Indenture and Indenture Trustee...........  The Notes will be issued under an Indenture between the Owner Trust and The Bank of New York, who will serve as Indenture Trustee.

Owner Trustee.............................  The Owner Trust will be created under a Trust Agreement. Citibank,
                                            N.A. will act as trustee under the Trust Agreement.

The Notes.................................  The Owner Trust will issue the following eight classes of Notes:

                                             CLASS     INTEREST RATE     INITIAL PRINCIPAL BALANCE
                                             -----     -------------     -------------------------
                                             A-1           5.195%              $ 322,288,614
                                             A-2           5.29                   85,272,196
                                             A-3           5.45                  470,004,229
                                             A-4           5.45                  201,430,384
                                             A-5           5.50                  122,872,534
                                             B             5.66                   15,442,996
                                             C             6.19                   51,029,031
                                             D             7.21                   74,529,242

                                            The Class D Notes will be subordinate to the Class A, Class B and
                                            Class C Notes, the Class C Notes will be subordinate to the Class A and Class B Notes, and the Class B Notes will be subordinate to the
                                            Class A Notes. For a further explanation of this subordination, see
                                            'Description of the Notes -- Subordination of Subordinate Notes' in
                                            this prospectus supplement and in the accompanying prospectus.

Terms of the Notes

    Payment Dates.........................  The 15th day of each month, beginning on January 15, 1999.

    Interest..............................  Interest on the Notes will accrue at the applicable interest rate from a payment date to the day before the next payment date. For the first payment date, interest begins to accrue on the day the Notes are issued.

                                            The interest rate for each class of Notes is specified on the cover page of this prospectus supplement.

                                            Interest on the Class A-1 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the
                                            Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and
                                            Class D Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    Principal.............................  Principal will be paid on the Notes on each payment date. Principal will first be paid on the Class A-1 and Class A-5 Notes until the
                                            Class A-1 Notes have been paid in full.

                                            After the Class A-1 Notes have been paid in full, principal payable on the Notes will be paid on the Class A Notes and, generally, the
                                            Class B Notes, the Class C Notes and the Class D Notes, as well, on each payment date.

                                            After the Class A-1 Notes have been paid in full, principal paid on the Class A Notes will be allocated between the Class A-5 Notes, on the one hand, and the Class A-2, Class A-3 and Class A-4 Notes, on the other.

                                            Principal payable on the Class A-2, Class A-3 and Class A-4 Notes will be paid first on the Class A-2 Notes until the Class A-2 Notes have been paid in full, then on the Class A-3 Notes until the Class
                                            A-3 Notes have been paid in full, and then on the Class A-4 Notes until the Class A-4 Notes have been paid in full. See 'Description of the Notes -- Principal' in this prospectus supplement.

                                            The amount of principal payable on the Notes on each payment date will generally be equal to the difference between the aggregate principal balance of the Notes on that payment date before any distributions and the aggregate of the Contract Principal Balances of the Contracts as of the last day of the previous month (the 'Contract
                                            Pool Principal Balance'). The 'Contract Principal Balance' of any
                                            Contract is generally the present value of the unpaid scheduled payments due on that Contract.

    Stated Maturity Dates.................  Each class of Notes must be paid in full on or before the Stated
                                            Maturity Date of that class:

                                             CLASS             STATED MATURITY DATE
                                             -----             --------------------
                                             A-1                      1/10/00
                                             A-2                     10/15/00
                                             A-3                     10/15/02
                                             A-4                     10/15/03
                                             A-5                     12/15/03
                                             B                        7/15/04
                                             C                        9/15/04
                                             D                        9/15/07

    Optional Purchase of
     Class A-5 Notes......................  The Depositor will have the right to purchase all of the Class A-5
                                            Notes, on any payment date, at a purchase price equal to the principal balance of the Class A-5 Notes plus a premium.
                                            Following such purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments on each payment date in the manner described above. See 'Description of the Notes -- Optional Purchase of Class A-5 Notes' in this prospectus supplement.

    Denominations.........................  The Owner Trust will offer the Notes in minimum denominations of
                                            $1,000 and integral multiples of that amount.

    Closing Date..........................  On or about December 17, 1998.

    Subordination.........................  The Class D Notes will be subordinate to the Class A, Class B and
                                            Class C Notes, the Class C Notes will be subordinate to the Class A and Class B Notes and the Class B Notes will be subordinate to the
                                            Class A Notes as follows:
                                              on each payment date, the Indenture Trustee will use the Amount
                                              Available to pay interest on the Class A Notes, then interest on the Class B Notes, then interest on the Class C Notes and then interest on the Class D Notes, and
                                              on each payment date, the Indenture Trustee will use the Amount
                                              Available (after paying interest on the Notes as described above)
                                              to pay principal on the Class A Notes, and, thereafter (to the extent such principal is payable), to pay principal on the Class B
                                              Notes, then principal on the Class C Notes and then principal on the Class D Notes.
                                            This makes it more likely that the Class A Notes will be paid all interest and principal due on them, but less likely that the Class B,
                                            Class C or Class D Notes will be paid all interest and principal due on them. For a more complete description of the subordination of the
                                            Class B, Class C and Class D Notes, see 'Description of the Notes --
                                            Subordination of Subordinate Notes' in this prospectus supplement.

    Ratings...............................  We will not issue the Notes unless Standard & Poor's Ratings
                                            Services, Moody's Investors Service, Inc. and Fitch IBCA, Inc. have assigned the following ratings (or higher) to each class of Notes:

                                             CLASS     S&P     MOODY'S      FITCH
                                             ------    ----    -------     --------
                                             A-1       A-1+      P-1       F1+/AAA
                                             A-2       AAA       Aaa         AAA
                                             A-3       AAA       Aaa         AAA
                                             A-4       AAA       Aaa         AAA
                                             A-5       AAA       Aaa         AAA
                                             B          AA       Aa1          AA
                                             C          A        Aa3          A
                                             D         BBB      Baa3         BBB

                                            The rating of each class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on that class on or before the Stated Maturity Date for that class. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.
                                            The ratings of the Notes do not address the likelihood of payment of principal on any class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons. For a more complete description of the ratings of the Notes, see 'Ratings of the
                                            Notes' in this prospectus supplement and in the accompanying prospectus.

Trust Assets..............................  The Owner Trust will make payments on the Notes primarily from funds received by the Owner Trust from the following assets:
                                                 (i) a pool of equipment lease contracts, installment sale
                                              contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a 'Contract') with various lessees, borrowers or other obligors thereunder (each, an
                                              'Obligor'), including scheduled payments, prepayments and
                                              liquidation proceeds of the Contracts, but not the rights of the lessor in the equipment subject to a Contract that is a lease rather than a loan;
                                                 (ii) amounts on deposit in certain accounts, including the
                                              Collection Account; and
                                                 (iii) certain other property and assets.

The Contracts.............................  As of December 1, 1998, the pool of Contracts that the Depositor will transfer to the Owner Trust had the following characteristics (unless otherwise noted, percentages are by Initial Statistical Contract Pool
                                            Principal Balance):
                                               the Initial Statistical Contract Pool Principal Balance was
                                               $1,342,869,226;
                                               there were 69,983 Contracts;

                                               the average Contract Principal Balance was approximately $19,189;
                                               approximately 95.7% of the Contracts were leases and approximately
                                               4.3% of the Contracts were loans;
                                               approximately 57.9% of the Contracts related to telecommunications equipment; approximately 23.3% of the Contracts related to manufacturing and construction equipment; and approximately 7.5%
                                               of the Contracts related to computers and point-of-sale equipment;
                                               the obligors on approximately 14.9% of the Contracts were located in California; approximately 9.9% were located in New Jersey;
                                               approximately 8.6% were located in New York; approximately 6.5%
                                               were located in Texas; and no other state represented more than
                                               5.0% of the Contracts;
                                               the remaining terms of the Contracts ranged from one month to 92 months; and
                                               the weighted average remaining term of the Contracts was
                                               approximately 46.3 months and the weighted average age of the
                                               Contracts was approximately 10.2 months.
                                            For more information about the Contracts, see 'The
                                            Contracts -- Certain Statistics Relating to the Cut-Off Date Contract
                                            Pool' in this prospectus supplement.
                                            As described under 'The Contracts -- Substitution' in this prospectus supplement, under certain circumstances we may substitute new
                                            Contracts for Contracts to be removed from the Owner Trust.

Allocation of Liquidation Proceeds........  We will allocate proceeds from the liquidation of a defaulted
                                            Contract as follows:
                                                 (i) with respect to any Contract that was a loan, all
                                              liquidation proceeds to the Owner Trust; and
                                                 (ii) with respect to any Contract that was a lease, liquidation proceeds on a pro rata basis between the Depositor, on the one hand, and the Owner Trust, on the other, based respectively on (a)
                                              the book value of the leased equipment (as shown on the accounting books and records of TCC as of the related Cut-Off Date) and (b)
                                              the sum of the current Contract Principal Balance of that Contract plus any scheduled payments due thereon but not yet paid.
Mandatory Purchase or Replacement of
  Certain Contracts.......................  TCC will make certain representations and warranties with respect to each Contract and the related equipment, as more fully described in
                                            'The Contracts -- Representations and Warranties Made by AT&T Capital
                                            Corporation' in this prospectus supplement and in the accompanying prospectus. If the value of a Contract is materially and adversely affected by a breach of any of these

                                            representations or warranties which is not cured within a specified period, the Indenture Trustee may require TCC to purchase that
                                            Contract. In lieu of such purchase, TCC may choose to have such
                                            Contract replaced with a new Contract. See 'The
                                            Contracts -- Substitution' in this prospectus supplement.

Leased Equipment..........................  The Depositor will not transfer to the Owner Trust its interest in the equipment related to the Contracts that are leases, including the right to receive the leased equipment upon expiration of the original term of the related Contract.

Cash Collateral Account...................  The Depositor will establish a 'Cash Collateral Account' and deposit an amount equal to 7.0% of the initial Contract Pool therein
                                            (approximately $94,000,846). The Indenture Trustee will use amounts on deposit in the Cash Collateral Account to pay the following amounts if payments received on the Contracts are insufficient:
                                                 (i) interest due on the Notes;
                                                 (ii) the amount, if any, by which the Contract Principal Balance of the Contracts, plus any scheduled payments due thereon but not yet paid, is less than the principal balance of the Notes as a result of liquidation losses on the Contracts; and
                                                 (iii) principal on the Notes at the applicable Stated Maturity
                                              Date thereof.
                                            For more information about the Cash Collateral Account, see
                                            'Description of the Notes -- Cash Collateral Account.'

Priority of Payments......................  On each payment date, the Indenture Trustee will use payments collected on the Contracts and, if necessary (but only for certain items described under 'Cash Collateral Account' above), amounts from the Cash Collateral Account, to pay the following:
                                                 (i) the servicing fee to the Servicer for servicing the
                                              Contracts;
                                                 (ii) interest on the Notes, as described under 'Interest,'
                                              above;
                                                 (iii) principal on the Notes, allocated to the various classes as described under 'Principal' above;
                                                 (iv) the amount, if any, necessary to increase the balance of the Cash Collateral Account to the Requisite Amount;
                                                 (v) certain other amounts payable in connection with the Cash
                                              Collateral Account; and
                                                 (vi) the remainder, if any, to the holder of the Equity
                                              Certificate to be issued by the Owner Trust to the Depositor.

Optional Purchase of Contracts............  Once the principal balance of the Notes is less than 10% of the initial Contract Pool Principal Balance, we may repurchase all the
                                            Contracts. That would result in a prepayment of the outstanding
                                            Notes. For a more complete description of this repurchase right, see
                                            'Description of the Notes -- Optional Purchase of Contracts' in this prospectus supplement and in the accompanying prospectus.

U.S. Taxation.............................  In the opinion of counsel to the Depositor and counsel to the
                                            Underwriters, the Notes will be characterized as indebtedness and the
                                            Owner Trust will not be characterized as an 'association' or
                                            'publicly traded partnership' taxable as a corporation for federal income tax purposes.
                                            By purchasing a Note, you will agree to treat your Note as indebtedness for federal, state and local income tax purposes. You should consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. See 'United States Taxation' in this prospectus supplement.
                                            In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to certain alien holders will not be subject to United
                                            States federal withholding tax (subject to the exceptions noted in
                                            'United States Taxation -- Tax Consequences to United States Alien
                                            Holders' in this prospectus supplement). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, these alien holders would receive payments on their
                                            Notes net of such withholding tax, and neither the Owner Trust, the
                                            Depositor, TCC nor any other party would have any obligation to make any extra payments to compensate for such withholding tax.

ERISA Considerations......................  Subject to the considerations described in 'ERISA Considerations' in this prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or described in Section 4975(e)(1) of the Internal Revenue Code of
                                            1986, as amended, may purchase the Notes.

Legal Investment..........................  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of
                                            1940.

                                  RISK FACTORS

     You should carefully consider the following risk factors in deciding whether to purchase any Notes. You should also consider the risk factors beginning on page 10 of the accompanying prospectus.

LIMITED ASSETS OF THE OWNER TRUST

     The Owner Trust's ability to make payments on the Notes will depend primarily on payments made on the Contracts. Noteholders will not be entitled to receive proceeds from the sale of the leased equipment following the expiration of any lease. The Notes will not be insured or guaranteed, directly or indirectly, by TCC, the Depositor, the Indenture Trustee or the Owner Trustee (or any affiliate of any of them) or any other person or entity. If the pool of Contracts experiences a high rate of payment delinquencies, you may not receive timely payment on your Notes. If the pool of Contracts experiences a high rate of defaults and severe liquidation losses, you may suffer a loss on your investment in the Notes.

SPECIAL RISKS OF THE SUBORDINATE NOTES; LIMITED PROTECTION TO SENIOR CLASSES OF NOTES

     Payments of interest and principal on the Class D Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A, the Class B and the Class C Notes. Payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A and the Class B Notes. Payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes. That means the Class D Notes are more likely to suffer the consequences of delinquencies and losses on the Contracts than are the Class C Notes, the Class C Notes are more likely to suffer the consequences of delinquencies and losses on the Contracts than are the Class B Notes, and the Class B Notes are more likely to suffer the consequences of delinquencies and losses on the Contracts than are the Class A Notes.

     The more senior classes of Notes could, however, lose the credit enhancement provided by the more subordinate classes. Specifically, delinquencies and defaults on the Contracts could eliminate the credit protection afforded the Class D Noteholders by the Cash Collateral Account, and the Class D Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the credit protection afforded the Class C Noteholders by the Cash Collateral Account and the subordination of the Class D Notes, and the Class C Noteholders could also incur losses on their investment as a result. Still further delinquencies and defaults on the Contracts could eliminate the credit protection offered to the Class B Noteholders by the Cash Collateral Account and the subordination of the Class D and Class C Notes, and the Class B Noteholders could also incur losses on their investment as a result. Still further delinquencies and defaults on the Contracts could eliminate the credit protection offered to the Class A Noteholders by the Cash Collateral Account and the subordination of the Subordinate Notes, and the Class A Noteholders could also incur losses on their investment as a result.

RISKS OF PREPAYMENTS ON THE CONTRACTS; IMPACT ON THE YIELD OF YOUR NOTES

     The prepayment experience on the Contracts may affect the weighted average life of the Notes. This would, in turn, affect the yield on your Note. See 'Weighted Average Life of the Notes' in this prospectus supplement and 'Risk Factors -- Yield and Prepayment Considerations' in the accompanying prospectus.

NO GROSS-UP FOR WITHHOLDING TAX

     In the opinion of counsel, under current United States federal income tax law in effect as of the date of this prospectus supplement, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in 'United States Taxation -- Tax Consequences to United States Alien Holders'). If this law were to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive the payments net of such withholding tax; and neither the Owner Trust, the Depositor, TCC nor any other party has any obligation to gross up such payments to account for such withholding tax.

LIMITED LIQUIDITY OF YOUR NOTES

     There is currently no market for the Notes. The Underwriters expect, but will not be obligated, to make a market for the Notes. You must not assume that a secondary market for the Notes will develop or, if it does develop, that it will provide you with liquidity of investment or that such a secondary market will continue for the life of your Notes.

                                THE OWNER TRUST

THE OWNER TRUST

     The Owner Trust will be created on the Closing Date pursuant to a Trust Agreement, dated as of December 1, 1998 (the 'Trust Agreement'), between the Depositor and the Owner Trustee.

     The Contracts included in the Cut-Off Date Contract Pool have been originated or, in some cases, acquired by one or more of three subsidiaries of
TCC: AT&T Capital Leasing Services, Inc. ('Leasing Services'), Newcourt Communications Finance Corporation (formerly known as AT&T Credit Corporation ('NCFC')), and AT&T Commercial Finance Corporation ('CFC') (collectively, the 'Originators'). See 'AT&T Capital Corporation' and 'The Originators' in the accompanying Prospectus. The Depositor has acquired or will acquire the Contracts and the Originators' interests in the equipment subject to the Contracts (the 'Equipment') pursuant to substantially similar Purchase and Sale Agreements (the 'Purchase Agreements') among the Depositor, TCC and the respective Originators.

     On the Closing Date, the Depositor will, pursuant to a Transfer and Servicing Agreement, dated as of December 1, 1998 (the 'Transfer and Servicing Agreement'), among the Depositor, the Indenture Trustee, the Owner Trustee and the Servicer, transfer all of the Contracts and the related security interests in the Equipment to the Owner Trust. The Owner Trust and the Indenture Trustee will execute and deliver the Indenture, and the Indenture Trustee will authenticate and deliver the Notes.

     The Owner Trust will issue a certificate (the 'Equity Certificate'), representing the beneficial ownership interest in the Owner Trust, to the Depositor. The Equity Certificate will be entitled to any excess Amount Available on any Payment Date after payment of Servicing Fees, principal and interest on the Notes and amounts payable in connection with the Cash Collateral Account as described under 'Description of the Notes -- Distributions' herein.

     From and after the Closing Date, the 'Trust Assets' will consist of:

          (1) a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a 'Contract,' and which pool includes the Contracts transferred to the Owner Trust on the Closing Date, as well as any Substitute Contracts) with various lessees, borrowers or other obligors thereunder (each, an 'Obligor'), including (a) all monies at any time paid or payable thereon or in respect thereof from and after the 'Cut-Off Date' (which, shall be December 1, 1998 for all Contracts transferred to the Owner Trust on the Closing Date, and the first day of the month of transfer to the Owner Trust for each Substitute Contract) in the form of (i) Scheduled Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments (but excluding, in the case of a Contract structured as a lease of the related Equipment (a 'Lease Contract'), any portion thereof allocated to the Depositor, as described in clause (ii) of the definition of 'Pledged Revenues'), and (iii) Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to defaulted Contracts (excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor, as described under 'The Contracts -- Liquidation of Contracts' herein), and (b) all rights of the secured party in the Equipment related to the Contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables ('Loan Contracts'), but excluding the rights of the lessor in the Equipment subject to a Lease Contract ('Leased Equipment') (which rights, subject to the allocation of Liquidation Proceeds received in respect thereof, have been retained by the Depositor);

          (2) amounts on deposit in (and Eligible Investments allocated to) certain accounts established pursuant to the Indenture and the Transfer and Servicing Agreement, including the Collection Account;

          (3) the Depositor's rights under the Purchase Agreements; and

          (4) the Depositor's rights (but not its obligations) with respect to the Cash Collateral Account.

     The Owner Trust will not engage in any business activity other than (i) issuing the Notes and the Equity Certificate, (ii) holding the Trust Assets,
(iii) making payments on the Notes and the Equity Certificate, (iv) entering into and performing the duties, responsibilities and functions required under the Transfer and Servicing Agreement, the Indenture, the Contracts, and related documents, and (v) matters related to the foregoing.

CAPITALIZATION OF THE OWNER TRUST

     The following table illustrates the capitalization of the Owner Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on the Cut-Off Date:

Class A-1 Receivable-Backed Notes...................................................   $  322,288,614
Class A-2 Receivable-Backed Notes...................................................       85,272,196
Class A-3 Receivable-Backed Notes...................................................      470,004,229
Class A-4 Receivable-Backed Notes...................................................      201,430,384
Class A-5 Receivable-Backed Notes...................................................      122,872,534
Class B Receivable-Backed Notes.....................................................       15,442,996
Class C Receivable-Backed Notes.....................................................       51,029,031
Class D Receivable-Backed Notes.....................................................       74,529,242
                                                                                       --------------
     Total..........................................................................   $1,342,869,226
                                                                                       --------------
                                                                                       --------------

THE OWNER TRUSTEE

     Citibank, N.A. will be the 'Owner Trustee' under the Trust Agreement. The Owner Trustee is a New York banking corporation and its principal offices are located at 111 Wall Street, 5th Floor, New York, New York 10043. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Indenture. The Owner Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Owner Trustee. The Depositor may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of the Owner Trustee will not become effective until acceptance of the appointment of a successor Owner Trustee.

                                 THE CONTRACTS

     The aggregate of the Contracts expected to be held by the Owner Trust as part of the Trust Assets, as of any particular date, is referred to as the 'Contract Pool,' and the Contract Pool, as of the Cut-Off Date, is referred to as the 'Cut-Off Date Contract Pool.'

DESCRIPTION OF THE CONTRACTS

     All of the Contracts are commercial, rather than consumer, leases or loans. Certain information with respect to the Contracts is set forth under the caption 'The Contracts' in the Prospectus.

REPRESENTATIONS AND WARRANTIES MADE BY AT&T CAPITAL CORPORATION

     Under the Purchase Agreements, TCC will make the representations and warranties regarding each Contract (and the related Equipment) as of the Cut-Off Date that are set forth under 'The Contracts -- Representations and Warranties Made by AT&T Capital Corporation' in the Prospectus. If the value of a Contract is materially and adversely affected by a breach of any of these representations or warranties which is not cured within a specified period (a 'Warranty Contract'), the Indenture Trustee will be entitled to require TCC to purchase the particular Warranty Contract and, in the case of a Lease Contract, the related Leased Equipment, at a price equal to (i) the Required Payoff Amount, plus (ii) if applicable, the Book Value of the related Leased Equipment (which Book Value amount will be allocated to the Depositor). TCC may choose to have such Warranty Contract replaced with a Substitute Contract, as more fully described under 'Substitution of Contracts' below.

CERTAIN STATISTICS RELATING TO THE CUT-OFF DATE CONTRACT POOL

     The statistical information concerning the Contracts set forth in this section was calculated using the 'Statistical Discount Rate' of 6.843%, and the percentages are by Contract Principal Balances as of the Cut-Off Date, calculated using the Statistical Discount Rate, and by the 'Initial Statistical Contract Pool Principal Balance,' which is the aggregate of such Contract Principal Balances. While the statistical distribution of the Cut-Off Date Contract Pool calculated at the Discount Rate (which will be determined after the interest rates on the Notes are determined) will vary somewhat from the statistical distribution presented in this section, we do not expect such variance to be material. Certain tables presented in this section may not total due to rounding.

GENERAL

     The Depositor has prepared certain statistics relating to the Cut-Off Date Contract Pool. The Initial Statistical Contract Pool Principal Balance is $1,342,869,226 (which is based upon the Contract Pool Principal Balance determined as of the Cut-Off Date, but also includes an amount in respect of Scheduled Payments on the Contracts due prior to, but not received as of, the Cut-Off Date). The total number of Contracts in the Cut-Off Date Contract Pool is 69,983. The average Contract Principal Balance of the Contracts, as of the Cut-Off Date, was approximately $19,189.

                 COMPOSITION OF THE CUT-OFF DATE CONTRACT POOL

                                         INITIAL STATISTICAL       WEIGHTED          WEIGHTED         AVERAGE
                                              CONTRACT              AVERAGE           AVERAGE         CONTRACT
                NUMBER                          POOL               ORIGINAL          REMAINING       PRINCIPAL
                  OF                          PRINCIPAL              TERM              TERM           BALANCE
              CONTRACTS                        BALANCE              (RANGE)           (RANGE)         (RANGE)
--------------------------------------   -------------------    ---------------   ---------------   ------------
69,983................................     $   1,342,869,226        56.5 months       46.3 months   $19,189
                                                                 (six months to     (one month to   ($0.00 to
                                                                    210 months)        92 months)   $10,061,943)

TYPE OF CONTRACTS

     The following table shows the distribution of the Cut-Off Date Contract Pool between Lease Contracts and Loan Contracts by the number of Contracts in each category, the aggregate Contract Principal Balance of these Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of these Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool:

                                                                               AGGREGATE       % OF INITIAL STATISTICAL
                                                               % OF TOTAL       CONTRACT            CONTRACT POOL
                                                  NUMBER OF    NUMBER OF       PRINCIPAL              PRINCIPAL
TYPE OF CONTRACT                                  CONTRACTS    CONTRACTS        BALANCE                BALANCE
-----------------------------------------------   ---------    ----------    --------------    ------------------------
Lease Contracts................................     67,002         95.7%     $1,284,867,517               95.7%
Loan Contracts.................................      2,981          4.3          58,001,710                4.3
                                                  ---------    ----------    --------------         ----------
     Totals....................................     69,983        100.0%     $1,342,869,226              100.0%
                                                  ---------    ----------    --------------         ----------
                                                  ---------    ----------    --------------         ----------

GEOGRAPHICAL DIVERSITY

     The following table shows the geographical diversity of the Cut-Off Date Contract Pool, by indicating the number of Contracts, the aggregate Contract Principal Balance of these Contracts and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of these Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool by reference to the State in which the Obligors on these Contracts are located:

                                                                                     AGGREGATE       % OF INITIAL STATISTICAL
                                                                     % OF TOTAL       CONTRACT            CONTRACT POOL
                                                        NUMBER OF    NUMBER OF       PRINCIPAL              PRINCIPAL
STATE                                                   CONTRACTS    CONTRACTS        BALANCE                BALANCE
-----------------------------------------------------   ---------    ----------    --------------    ------------------------
Alabama..............................................        685          1.0%     $   14,562,395                1.1%
Alaska...............................................         79          0.1             752,013                0.1
Arizona..............................................      1,235          1.8          22,772,126                1.7
Arkansas.............................................        259          0.4           5,000,998                0.4
California...........................................     10,121         14.5         199,435,094               14.9
Colorado.............................................      1,539          2.2          20,792,456                1.5
Connecticut..........................................      1,065          1.5          26,553,972                2.0
Delaware.............................................        309          0.4           3,586,825                0.3
District of Columbia.................................        552          0.8          11,587,382                0.9
Florida..............................................      4,026          5.8          62,535,830                4.7
Georgia..............................................      1,946          2.8          43,298,248                3.2
Hawaii...............................................         87          0.1             631,622                0.0
Idaho................................................        490          0.7           4,983,856                0.4
Illinois.............................................      2,943          4.2          57,276,189                4.3
Indiana..............................................      1,085          1.6          20,469,131                1.5
Iowa.................................................        727          1.0          12,401,465                0.9
Kansas...............................................        346          0.5           9,484,851                0.7
Kentucky.............................................        514          0.7          10,364,336                0.8
Louisiana............................................         16          0.0             254,198                0.0
Maine................................................         81          0.1           1,602,656                0.1
Maryland.............................................      1,274          1.8          24,375,780                1.8
Massachusetts........................................      3,237          4.6          52,433,450                3.9
Michigan.............................................      2,581          3.7          54,480,767                4.1
Minnesota............................................      1,149          1.6          28,629,576                2.1
Mississippi..........................................        341          0.5           5,629,448                0.4
Missouri.............................................        717          1.0          12,410,973                0.9
Montana..............................................        207          0.3           2,354,826                0.2
Nebraska.............................................        292          0.4           8,023,657                0.6
Nevada...............................................        409          0.6           6,346,646                0.5
New Hampshire........................................        540          0.8           8,966,515                0.7
New Jersey...........................................      4,648          6.6         133,519,537                9.9
New Mexico...........................................        407          0.6           4,710,098                0.4
New York.............................................      6,453          9.2         115,028,243                8.6
North Carolina.......................................      1,648          2.4          30,859,651                2.3
North Dakota.........................................         60          0.1             500,536                0.0
Ohio.................................................      2,307          3.3          39,485,359                2.9
Oklahoma.............................................        497          0.7           8,875,484                0.7
Oregon...............................................        672          1.0          11,881,156                0.9
Pennsylvania.........................................      3,451          4.9          48,683,722                3.6
Rhode Island.........................................        349          0.5           6,621,577                0.5
South Carolina.......................................        749          1.1          15,622,909                1.2
South Dakota.........................................         81          0.1           1,466,791                0.1
Tennessee............................................      1,249          1.8          20,336,534                1.5
Texas................................................      3,994          5.7          87,484,845                6.5
Utah.................................................        478          0.7           8,841,062                0.7
Vermont..............................................        197          0.3           2,331,087                0.2
Virginia.............................................      1,588          2.3          29,968,545                2.2
Washington...........................................      1,081          1.5          23,185,191                1.7
West Virginia........................................        200          0.3           3,778,336                0.3
Wisconsin............................................        866          1.2          16,246,967                1.2
Wyoming..............................................        156          0.2           1,444,318                0.1
                                                        ---------    ----------    --------------             ------
    Total............................................     69,983        100.0%     $1,342,869,226              100.0%
                                                        ---------    ----------    --------------             ------
                                                        ---------    ----------    --------------             ------

     Adverse economic conditions in States where a substantial number of Obligors are located, such as California, New Jersey, New York and Texas, may adversely affect these Obligors' ability to make payments on the related Contracts, and the Noteholders could suffer a loss on their investment as a result.

PAYMENT STATUS

     The following table shows the payment status of the Cut-Off Date Contract Pool, by indicating the number of Contracts, the aggregate Contract Principal Balance of these Contracts and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of these Contracts relative to all of the Contracts in the Cut-Off Date Contract Pool by reference to whether these Contracts were current as of the Cut-Off Date or were 31-60 days delinquent:

                                                                                                 % OF INITIAL STATISTICAL
                                                             % OF TOTAL    AGGREGATE CONTRACT         CONTRACT POOL
                                                NUMBER OF    NUMBER OF         PRINCIPAL                PRINCIPAL
PAYMENT STATUS                                  CONTRACTS    CONTRACTS          BALANCE                  BALANCE
---------------------------------------------   ---------    ----------    ------------------    ------------------------
Current(1)...................................     66,554         95.1%       $1,250,255,105                 93.1%
31-60 Days Delinquent........................      3,429          4.9            92,614,121                  6.9
                                                ---------    ----------    ------------------             ------
     Totals..................................     69,983        100.0%       $1,342,869,226                100.0%
                                                ---------    ----------    ------------------             ------
                                                ---------    ----------    ------------------             ------

------------

(1) Includes Contracts not more than 30 days delinquent.

CONTRACTS BY EQUIPMENT TYPE

     The following table shows the type of Equipment securing or otherwise related to the Contracts, by the number of Contracts, the aggregate Contract Principal Balance of these Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of these Contracts relative to all of the Contracts:

                                                                                                 % OF INITIAL STATISTICAL
                                                             % OF TOTAL    AGGREGATE CONTRACT         CONTRACT POOL
                                                NUMBER OF    NUMBER OF         PRINCIPAL                PRINCIPAL
TYPE OF EQUIPMENT                               CONTRACTS    CONTRACTS          BALANCE                  BALANCE
---------------------------------------------   ---------    ----------    ------------------    ------------------------
Telecommunications...........................     41,622         59.5%       $  777,280,782                 57.9%
Manufacturing and Construction...............      8,355         11.9           313,531,057                 23.3
Computers and Point-of-Sale..................     13,637         19.5           100,596,721                  7.5
General Office...............................      4,676          6.7            70,133,406                  5.2
Printing.....................................      1,003          1.4            37,981,419                  2.8
Other........................................        477          0.7            34,433,736                  2.6
Medical......................................        213          0.3             8,912,104                  0.7
                                                ---------    ----------    ------------------             ------
     Totals..................................     69,983        100.0%       $1,342,869,226                100.0%
                                                ---------    ----------    ------------------             ------
                                                ---------    ----------    ------------------             ------

CONTRACT PRINCIPAL BALANCES

     The following table shows the distribution of the Cut-Off Date Contract Pool by Contract Principal Balance by indicating the number of Contracts which have a Contract Principal Balance within a defined range and the aggregate Contract Principal Balance of these Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of these Contracts relative to all of the Contracts:

                                                                                                 % OF INITIAL STATISTICAL
                                                             % OF TOTAL    AGGREGATE CONTRACT         CONTRACT POOL
                                                NUMBER OF    NUMBER OF         PRINCIPAL                PRINCIPAL
         CONTRACT PRINCIPAL BALANCE             CONTRACTS    CONTRACTS          BALANCE                  BALANCE
---------------------------------------------   ---------    ----------    ------------------    ------------------------
$         0 to $    5,000.00................      31,738         45.4%       $   78,569,959                  5.9%
$  5,000.01 to $   25,000.00.................     27,138         38.8           308,050,318                 22.9
$ 25,000.01 to $   50,000.00.................      5,568          8.0           194,418,021                 14.5
$ 50,000.01 to $ 100,000.00..................      3,462          4.9           238,955,834                 17.8
$100,000.01 to $ 500,000.00..................      1,914          2.7           339,291,711                 25.3
$500,000.01 to $1,000,000.00.................        115          0.2            80,807,094                  6.0
Over $1,000,000.00...........................         48          0.1           102,776,290                  7.7
                                                ---------    ----------    ------------------             ------
     Totals..................................     69,983        100.0%       $1,342,869,226                100.0%
                                                ---------    ----------    ------------------             ------
                                                ---------    ----------    ------------------             ------

REMAINING TERMS OF CONTRACTS

     The following table shows the remaining term of the Contracts from the Cut-Off Date to the scheduled expiration date of the Contracts, by indicating the number of Contracts, the aggregate Contract Principal Balance of these Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of these Contracts relative to all of the Contracts:

                                                                                                 % OF INITIAL STATISTICAL
                                                             % OF TOTAL    AGGREGATE CONTRACT         CONTRACT POOL
                                                NUMBER OF    NUMBER OF         PRINCIPAL                PRINCIPAL
        REMAINING TERMS OF CONTRACTS            CONTRACTS    CONTRACTS          BALANCE                  BALANCE
---------------------------------------------   ---------    ----------    ------------------    ------------------------
One Month to 12 Months.......................      3,193          4.6%       $   13,250,832                  1.0%
13 Months to 24 Months.......................     10,164         14.5            91,770,893                  6.8
25 Months to 36 Months.......................     21,859         31.2           226,352,224                 16.9
37 Months to 48 Months.......................     12,288         17.6           273,557,087                 20.4
49 Months to 60 Months.......................     21,866         31.2           664,186,347                 49.5
Over 60 Months...............................        613          0.9            73,751,843                  5.5
                                                ---------    ----------    ------------------             ------
     Totals..................................     69,983        100.0%       $1,342,869,226                100.0%
                                                ---------    ----------    ------------------             ------
                                                ---------    ----------    ------------------             ------

TYPES OF OBLIGOR

     The Contracts with a single Obligor (or group of affiliated Obligors) having the largest aggregate Contract Principal Balance as of the Cut-Off Date represented no more than 2.1% of the Initial Statistical Contract Pool Principal Balance. The following table shows the types of Obligor on Contracts within the Cut-Off Date Contract Pool, by the number of Contracts, the aggregate Contract Principal Balance of such Contracts, and the percentage (by number of Contracts and by aggregate Contract Principal Balance) of such Contracts relative to all of the Contracts:

                                                                                                 % OF INITIAL STATISTICAL
                                                             % OF TOTAL    AGGREGATE CONTRACT         CONTRACT POOL
                                                NUMBER OF    NUMBER OF         PRINCIPAL                PRINCIPAL
               TYPE OF OBLIGOR                  CONTRACTS    CONTRACTS          BALANCE                  BALANCE
---------------------------------------------   ---------    ----------    ------------------    ------------------------
Service Organizations........................     32,644         46.6%       $  459,255,770                 34.2%
Manufacturing and Construction...............     13,476         19.3           433,869,962                 32.3
Retail and Wholesale Trade...................     10,798         15.4           182,935,166                 13.6
Financial Services...........................      4,464          6.4           117,687,118                  8.8
Other........................................      2,354          3.4            49,594,239                  3.7
Professionals................................      3,750          5.4            33,407,397                  2.5
Printing and Copy Centers....................        778          1.1            29,611,874                  2.2
Medical......................................      1,318          1.9            26,400,947                  2.0
Transportation...............................        401          0.6            10,106,754                  0.8
                                                ---------    ----------    ------------------             ------
     Totals..................................     69,983        100.0%       $1,342,869,226                100.0%
                                                ---------    ----------    ------------------             ------
                                                ---------    ----------    ------------------             ------

CERTAIN STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

DELINQUENCIES

     The following table sets forth statistics relating to Delinquencies on lease and/or loan contracts within the Originators' owned and managed portfolios of receivables similar to the Contracts (on an aggregate basis) as of December 31 in each of the past five years and as of September 30, 1998. These receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, a 'Delinquency' means that the obligor on the lease or loan contract has failed to make a required Scheduled Payment in an amount equal to at least 90% of the required Scheduled Payment within 30 days of the due date. For these purposes, any payment made by the obligor on a lease or loan contract subsequent to the required payment date is applied to the earliest payment which was unpaid. The statistics set forth below relate to the entire portfolio of receivables similar to the Contracts serviced by the Originators as of the date specified, and not only to the Contracts; and, accordingly, these statistics are not necessarily indicative of the future performance of the Contracts. The following table is based, where indicated, on the gross receivable balance of the lease and loan contracts, as it appears on the accounting records of TCC as of the date set forth below and not solely the overdue payments.

                                                                                        PERCENTAGE OF
                                                                            GROSS RECEIVABLE BALANCE OF CONTRACTS
                                                                                    WHICH WERE DELINQUENT
                                               GROSS RECEIVABLE    -------------------------------------------------------
                  DATE OF                         BALANCE OF       31 TO 60    61 TO 90    91 TO 120    OVER 120
                CALCULATION                       CONTRACTS          DAYS        DAYS        DAYS         DAYS      TOTAL
--------------------------------------------   ----------------    --------    --------    ---------    --------    ------
                                                (IN THOUSANDS)
12/31/93....................................      $3,614,441         2.53%       0.83%        0.36%       0.49%      4.21%
12/31/94....................................      $4,172,097         2.88%       0.79%        0.41%       0.53%      4.61%
12/31/95....................................      $4,469,009         3.53%       0.86%        0.44%       0.76%      5.59%
12/31/96....................................      $4,837,564         4.00%       1.10%        0.47%       0.87%      6.45%
12/31/97....................................      $4,921,559         3.07%       0.97%        0.47%       0.67%      5.19%
 9/30/98....................................      $5,192,626         3.76%       1.16%        0.63%       0.84%      6.38%

NON-ACCRUALS

     The following table sets forth statistics relating to Non-Accruals on receivables similar to the Contracts within the Originators' owned and managed portfolios (on an aggregate basis) as of December 31 in each of the past five years and as of September 30, 1998. These receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, a 'Non-Accrual' means that, as of the date indicated, the obligor on the relevant lease or loan contract had failed to make payments in an amount at least equal to 90% of the required Scheduled Payment for at least 90 days beyond the date required, or commenced a bankruptcy or insolvency proceeding. The statistics set forth below relate to the portfolio of receivables similar to the Contracts serviced by the Originators for the period specified and not only to the Contracts; and, accordingly, these statistics are not necessarily indicative of the future performance of the Contracts. The following table is based, where indicated, on the net investment of the lease and loan contracts (gross of any allowance for losses) as it appears on the records of TCC as of the date specified below:

                                                                            PERCENTAGE OF
                                                                            AGGREGATE NET
                                                      AGGREGATE NET         INVESTMENT OF
                      DATE OF                         INVESTMENT OF      CONTRACTS WHICH WERE
                    CALCULATION                         CONTRACTS           ON NON-ACCRUAL
---------------------------------------------------   -------------    ------------------------
                                                     (IN THOUSANDS)
12/31/93...........................................    $ 3,339,313               1.65%
12/31/94...........................................    $ 3,839,569               1.33%
12/31/95...........................................    $ 4,107,023               1.54%
12/31/96...........................................    $ 4,717,661               1.47%
12/31/97...........................................    $ 4,916,264               1.59%
 9/30/98...........................................    $ 5,495,591               1.77%

LOSSES AND RECOVERIES

     The following table sets forth statistics relating to gross losses and losses net of recoveries on defaulted lease and loan contracts within the Originators' owned and managed portfolios (of receivables similar to the Contracts on an aggregate basis) during the 12-month period ending December 31 in each of the past five years and during the 12-month period ending September 30, 1998. These receivables did not constitute the Originators' entire portfolio of lease contracts and loan contracts. For these purposes, 'gross losses' means total losses before recoveries measured against the net investment of the lease and loan contracts (gross of any allowance for losses), and 'losses net of recoveries' means losses after recoveries measured against the net investment of the lease and loan contracts (gross of any allowance for losses). The statistics set forth below relate to the portfolio of receivables similar to the Contracts serviced by the Originators during the period indicated and not only to the Contracts; and, accordingly, these statistics are not necessarily indicative of the future performance of the Contracts.

                                                         AGGREGATE NET         GROSS LOSSES AS A      NET LOSSES AS A
                     DATE OF                             INVESTMENT OF         PERCENTAGE OF NET     PERCENTAGE OF NET
                   CALCULATION                             CONTRACTS               INVESTMENT            INVESTMENT
-------------------------------------------------   -----------------------    ------------------    ------------------
                                                        (IN THOUSANDS)
12/31/93.........................................         $ 3,339,313                 2.44%                 1.88%
12/31/94.........................................         $ 3,839,569                 1.77%                 1.22%
12/31/95.........................................         $ 4,107,023                 1.80%                 1.32%
12/31/96.........................................         $ 4,717,661                 2.00%                 1.59%
12/31/97.........................................         $ 4,916,264                 2.05%                 1.60%
 9/30/98.........................................         $ 5,495,591                 1.49%                 1.15%

     The Originators' delinquency, non-accrual and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions where it has customer concentrations.

     It has been the Originators' experience that, unlike consumer receivables, collections from the obligors constitute a significant portion of recoveries on defaulted receivables, in addition to the proceeds from liquidation of the related equipment. The resale value of individual items of Equipment, which would be collected by the Servicer in the event of a default under the related Contract, will vary substantially, depending on such factors as the type of Equipment, the expected remaining useful life of the Equipment at the time of the default and the obsolescence of the Equipment. It is possible that the resale values for some Equipment would be negligible or insufficient to justify repossession and resale.

CONTRACT PREPAYMENTS

     The Contracts may (i) not permit the Obligor thereunder to prepay the amounts due under such Contract or otherwise terminate the Contract prior to its scheduled expiration date, or (ii) allow for a prepayment or early termination only upon payment of an amount which is not less than the present value (calculated in the manner specified in clause (1) of the definition of 'Contract Principal Balance') of the unpaid Scheduled Payments due on such Contract after the date of such prepayment, or (iii) permit prepayment or early termination without the payment of an amount at least equal to the amount described in clause (ii) above. As described herein under 'Description of the Notes -- Principal,' the method for calculating the Contract Principal Balance for any Contract is based upon the prepayment features of such Contract. Any prepayment in full of a Contract, whether pursuant to its terms or in the Servicer's discretion, is referred to as an 'Early Termination,' and the Contract related thereto is a 'Prepaid Contract.' Under the Transfer and Servicing Agreement, the Servicer will be permitted to allow prepayments of any of the Contracts, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Contract after application of such amount) is at least equal to the Required Payoff Amount for such Contract. Under the Transfer and Servicing Agreement, the Depositor may (in its sole discretion) replace any Prepaid Contract with a Substitute Contract. See 'Substitution of Contracts' below.

     The 'Required Payoff Amount,' with respect to any Collection Period for any Contract, is equal to the sum of: (i) the Scheduled Payment due in such Collection Period and not yet received, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus (ii) the Contract Principal Balance of such Contract as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period). In no event will Pledged Revenues include (nor will the Notes otherwise be payable from) any portion of a prepayment on a Contract which exceeds the Required Payoff Amount for such Contract.

LIQUIDATION OF CONTRACTS

     'Liquidation Proceeds' (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Contract and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows: (i) with respect to any Loan Contract, all such Liquidation Proceeds will be allocated to the Owner Trust; and (ii) with respect to any Lease Contract, such Liquidation Proceeds will be allocated on a pro rata basis between the Depositor, on the one hand, and the Owner Trust, on the other, based on (a) the 'Book Value' of the Leased Equipment (which is a fixed amount equal to the value of the Leased Equipment as shown on the accounting books and records of TCC or the applicable Originator, as appropriate, as of the Cut-Off Date) and (b) the Required Payoff Amount for such Lease Contract (determined as of the Collection Period during which such Lease Contract became a Liquidated Contract); provided that, in the event the Liquidation Proceeds in respect of any Lease Contract and the related Leased Equipment exceed the sum of the Required Payoff Amount for such Contract and the Book Value of such Leased Equipment, any such excess shall be allocated solely to the Depositor. By way of example, if the Servicer, in connection with a defaulted Lease Contract, derived Liquidation Proceeds in the amount of $100 from the liquidation of such Lease Contract and disposition of the related Leased Equipment, and if the Required Payoff Amount of such Lease Contract was, as of the Collection Period during which such Lease Contract became a Liquidated Contract, $120 and the Book Value of such Leased Equipment was $30, such Liquidation Proceeds would be allocated to the Owner Trust in the amount of $80 and to the Depositor in the amount of $20. All Liquidation Proceeds which are so allocable to the Owner Trust will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under 'Description of the Notes -- Distributions' herein.

SUBSTITUTION OF CONTRACTS

     Under certain circumstances, the Depositor will have the option under the Transfer and Servicing Agreement and the Indenture to substitute into the Trust Assets one or more Contracts having similar characteristics (each, a 'Substitute Contract') for Defaulted Contracts or Prepaid Contracts (as each of those terms are defined below). In addition, in the case of a Warranty Contract, as described in 'Representations and Warranties Made by AT&T Capital Corporation' above, TCC may choose to have such Warranty Contract replaced with a Substitute Contract.

     As described in 'Contract Prepayments' above, certain Contracts may permit the Obligor thereunder to prepay the amounts due under such Contract or otherwise to terminate the Contract prior to its scheduled expiration date, provided that the amount paid by or on behalf of the Obligor is at least equal to the Required Payoff Amount for such Contract. Under the Transfer and Servicing Agreement and the Indenture, the Depositor may (in its sole discretion) replace any Prepaid Contract with a Substitute Contract in lieu of applying the proceeds of such Prepaid Contract to the Pledged Revenues as described herein.

     Any Contract (i) that has become a Liquidated Contract or (ii) as to which the Obligor becomes the subject of a bankruptcy, insolvency or receivership is herein referred to as a 'Defaulted Contract.' Under the Transfer and Servicing Agreement, the Depositor may (in its sole discretion) replace any Defaulted Contract with a Substitute Contract.

     The aggregate Contract Principal Balances of the Defaulted Contracts for which the Depositor may cause the substitution of Substitute Contracts is limited to an amount not in excess of 10% of the Cut-Off Contract Pool Principal Balance. The Depositor may replace a Prepaid Contract with a Substitute

Contract and TCC may choose to have Warranty Contracts replaced with Substitute Contracts, in either case without regard to the 10% limitation described above.

     Substitute Contracts will be originated and added to the Trust Assets using the same credit criteria and eligibility standards as the Contracts in the Contract Pool on the Closing Date. Information with respect to such Substitute Contracts, to the extent deemed material, will be included in periodic reports under the Exchange Act filed by the Servicer with the SEC on behalf of the Owner Trust as are required under the Exchange Act. The Substitute Contracts will have an aggregate Contract Principal Balance equal to or greater than the Contracts being modified or replaced and the monthly payments on the Substitute Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts and shall provide for a last Scheduled Payment which is not in excess of the Contract substituted for unless such Substitute Contract's cash flows are discounted up to and including such last Scheduled Payment.

     The representations and warranties made by TCC with respect to the Contracts in 'The Contracts -- Representations and Warranties Made by AT&T Capital Corporation' in the Prospectus will be equally applicable to Substitute Contracts. A Contract which satisfies all of the above representations and warranties shall be termed an 'Eligible Contract.' Contracts with respect to which the representations in clauses (I) and (P) under 'The
Contracts -- Representations and Warranties Made by AT&T Capital Corporation' in the Prospectus are not true shall also be Eligible Contracts if all representations other than such representations are true and if the Depositor shall have received confirmation from each Rating Agency that the discrepancy will not result in the rating on any of the Notes being reduced, qualified or withdrawn.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     THE FOLLOWING INFORMATION IS PROVIDED SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE CONTRACTS ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW. THIS INFORMATION IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE CONTRACTS.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Contracts. Payments on the Contracts may be in the form of Scheduled Payments or prepayments (including, for this purpose, liquidations due to default).

     The Constant Prepayment Rate prepayment model ('CPR') employed below represents an assumed constant rate of prepayment of Contracts outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that Contracts will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model. See 'Risk Factors -- Yield and Prepayment Considerations.'

     The weighted average lives in the following tables were created assuming the Statistical Discount Rate and further assuming that: (i) Scheduled Payments on the Contracts are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the Depositor will exercise its right to purchase the Contracts on any Payment Date following the date on which the unpaid Principal Balance of all of the outstanding Notes is less than 10% of the Initial Contract Pool Balance; (iii) payments are made on the Notes on the 15th day of each month commencing January 15, 1999; (iv) the Notes are issued on December 15, 1998 and (v) the Depositor does not substitute new contracts for Contracts that are prepaid in full. In addition, it was assumed for purposes of preparing the following tables only that on the Closing Date the Owner Trust will issue $322,288,614 aggregate principal amount of 5.154% Class A-1 Notes, $85,272,196 aggregate principal amount of 5.390% Class A-2 Notes, $470,004,229 aggregate principal amount of 5.350% Class A-3 Notes, $201,430,384 aggregate principal amount of 5.520% Class A-4 Notes, $122,872,534 aggregate principal amount of 5.450% Class A-5 Notes, $15,442,996 aggregate principal amount of 5.770% Class B Notes, $51,029,031 aggregate principal amount of 6.350% Class C Notes, and $74,529,242 aggregate principal amount of 7.260% Class D Notes.

     Under the Transfer and Servicing Agreement and the Indenture, the Depositor has the option of substituting new contracts for Contracts which are prepaid in full or are in default. See 'The Contracts -- Substitution of Contracts' herein. There is no assurance that the Depositor will exercise its option to make any such substitutions nor, should it intend to, that contracts meeting the eligibility criteria will be available therefor. To the extent any such substitutions are made, the impact on the Pledged Revenues and Trust Assets of what would otherwise have constituted a Prepayment in full or liquidation will be averted.

     NO REPRESENTATION IS MADE THAT THE ASSUMPTIONS ABOVE WILL BE CORRECT, INCLUDING THE ASSUMPTION THAT THE CONTRACTS WILL NOT EXPERIENCE DELINQUENCIES OR LOSSES. IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE NOTES, INVESTORS SHOULD CONSIDER A VARIETY OF POSSIBLE PREPAYMENT SCENARIOS, INCLUDING THE LIMITED SCENARIOS DESCRIBED IN THE TABLES BELOW.

                                                   PERCENTAGE OF THE                               PERCENTAGE OF THE
                                               INITIAL PRINCIPAL OF THE                        INITIAL PRINCIPAL OF THE
                                                    CLASS A-1 NOTES                                 CLASS A-2 NOTES
                                                          CPR                                             CPR
                                        ---------------------------------------         ---------------------------------------
            PAYMENT DATE                  0%         6%        12%        18%             0%         6%        12%        18%
-------------------------------------   ------     ------     ------     ------         ------     ------     ------     ------
Closing Date.........................   100.00%    100.00%    100.00%    100.00%        100.00%    100.00%    100.00%    100.00%
January 15, 1999.....................    89.18      87.27      85.25      83.09         100.00     100.00     100.00     100.00
February 15, 1999....................    80.75      77.03      73.10      68.94         100.00     100.00     100.00     100.00
March 15, 1999.......................    72.46      67.01      61.30      55.29         100.00     100.00     100.00     100.00
April 15, 1999.......................    63.86      56.80      49.42      41.71         100.00     100.00     100.00     100.00
May 15, 1999.........................    55.05      46.46      37.55      28.28         100.00     100.00     100.00     100.00
June 15, 1999........................    46.57      36.56      26.21      15.51         100.00     100.00     100.00     100.00
July 15, 1999........................    37.94      26.59      14.93       2.93         100.00     100.00     100.00     100.00
August 15, 1999......................    29.35      16.76       3.89       0.00         100.00     100.00     100.00      74.94
September 15, 1999...................    20.83       7.08       0.00       0.00         100.00     100.00      82.60      36.99
October 15, 1999.....................    12.03       0.00       0.00       0.00         100.00      95.82      47.83       0.00
November 15, 1999....................     3.40       0.00       0.00       0.00         100.00      65.03      14.19       0.00
December 15, 1999....................     0.00       0.00       0.00       0.00          88.11      34.73       0.00       0.00
January 15, 2000.....................     0.00       0.00       0.00       0.00          60.39       4.50       0.00       0.00
February 15, 2000....................     0.00       0.00       0.00       0.00          32.94       0.00       0.00       0.00
March 15, 2000.......................     0.00       0.00       0.00       0.00           5.97       0.00       0.00       0.00
April 15, 2000.......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
May 15, 2000.........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
June 15, 2000........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
July 15, 2000........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
August 15, 2000......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
September 15, 2000...................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
October 15, 2000.....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
November 15, 2000....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
December 15, 2000....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
January 15, 2001.....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
February 15, 2001....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
March 15, 2001.......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
April 15, 2001.......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
May 15, 2001.........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
June 15, 2001........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
July 15, 2001........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
August 15, 2001......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
September 15, 2001...................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
October 15, 2001.....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
November 15, 2001....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
December 15, 2001....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
January 15, 2002.....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
February 15, 2002....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
March 15, 2002.......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
April 15, 2002.......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
May 15, 2002.........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
June 15, 2002........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
July 15, 2002........................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
August 15, 2002......................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
September 15, 2002...................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
October 15, 2002.....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00
November 15, 2002....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00

Weighted Average Life To Call
  (in years).........................     0.51       0.43       0.38       0.33           1.16       1.00       0.87       0.76
Weighted Average Life To Maturity
  (in years).........................     0.51       0.43       0.38       0.33           1.16       1.00       0.87       0.76

                                                   PERCENTAGE OF THE                               PERCENTAGE OF THE
                                               INITIAL PRINCIPAL OF THE                        INITIAL PRINCIPAL OF THE
                                                    CLASS A-3 NOTES                                 CLASS A-4 NOTES
                                                          CPR                                             CPR
                                        ---------------------------------------         ---------------------------------------
            PAYMENT DATE                  0%         6%        12%        18%             0%         6%        12%        18%
-------------------------------------   ------     ------     ------     ------         ------     ------     ------     ------
Closing Date.........................   100.00%    100.00%    100.00%    100.00%        100.00%    100.00%    100.00%    100.00%
January 15, 1999.....................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
February 15, 1999....................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
March 15, 1999.......................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
April 15, 1999.......................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
May 15, 1999.........................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
June 15, 1999........................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
July 15, 1999........................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
August 15, 1999......................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
September 15, 1999...................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
October 15, 1999.....................   100.00     100.00     100.00      99.87         100.00     100.00     100.00     100.00
November 15, 1999....................   100.00     100.00     100.00      93.30         100.00     100.00     100.00     100.00
December 15, 1999....................   100.00     100.00      96.62      86.93         100.00     100.00     100.00     100.00
January 15, 2000.....................   100.00     100.00      90.73      80.70         100.00     100.00     100.00     100.00
February 15, 2000....................   100.00      95.43      85.00      74.68         100.00     100.00     100.00     100.00
March 15, 2000.......................   100.00      90.18      79.45      68.90         100.00     100.00     100.00     100.00
April 15, 2000.......................    96.09      84.89      73.92      63.19         100.00     100.00     100.00     100.00
May 15, 2000.........................    91.02      79.57      68.42      57.58         100.00     100.00     100.00     100.00
June 15, 2000........................    86.22      74.55      63.25      52.32         100.00     100.00     100.00     100.00
July 15, 2000........................    81.39      69.55      58.15      47.19         100.00     100.00     100.00     100.00
August 15, 2000......................    76.60      64.65      53.19      42.24         100.00     100.00     100.00     100.00
September 15, 2000...................    71.91      59.87      48.39      37.48         100.00     100.00     100.00     100.00
October 15, 2000.....................    67.10      55.03      43.59      32.78         100.00     100.00     100.00     100.00
November 15, 2000....................    62.41      50.35      38.97      28.29         100.00     100.00     100.00     100.00
December 15, 2000....................    57.85      45.83      34.55      24.02         100.00     100.00     100.00     100.00
January 15, 2001.....................    53.39      41.44      30.29      19.93         100.00     100.00     100.00     100.00
February 15, 2001....................    49.02      37.17      26.17      16.02         100.00     100.00     100.00     100.00
March 15, 2001.......................    44.83      33.10      22.27      12.32         100.00     100.00     100.00     100.00
April 15, 2001.......................    40.62      29.05      18.43       8.73         100.00     100.00     100.00     100.00
May 15, 2001.........................    36.54      25.16      14.76       5.31         100.00     100.00     100.00     100.00
June 15, 2001........................    32.60      21.42      11.25       2.08         100.00     100.00     100.00     100.00
July 15, 2001........................    28.74      17.79       7.88       0.00         100.00     100.00     100.00      97.65
August 15, 2001......................    24.95      14.24       4.62       0.00         100.00     100.00     100.00      90.73
September 15, 2001...................    21.29      10.85       1.52       0.00         100.00     100.00     100.00      83.05
October 15, 2001.....................    17.61       7.47       0.00       0.00         100.00     100.00      96.39      75.54
November 15, 2001....................    14.04       4.22       0.00       0.00         100.00     100.00      88.37      68.43
December 15, 2001....................    10.55       1.06       0.00       0.00         100.00     100.00      80.63      61.63
January 15, 2002.....................     7.15       0.00       0.00       0.00         100.00      95.37      73.22      55.17
February 15, 2002....................     3.73       0.00       0.00       0.00         100.00      87.05      65.94      48.87
March 15, 2002.......................     0.41       0.00       0.00       0.00         100.00      79.00      58.95      42.36
April 15, 2002.......................     0.00       0.00       0.00       0.00          93.06      70.92      52.01       0.00
May 15, 2002.........................     0.00       0.00       0.00       0.00          83.96      63.06      44.72       0.00
June 15, 2002........................     0.00       0.00       0.00       0.00          75.02      55.42      37.69       0.00
July 15, 2002........................     0.00       0.00       0.00       0.00          66.28      48.01       0.00       0.00
August 15, 2002......................     0.00       0.00       0.00       0.00          57.53      40.01       0.00       0.00
September 15, 2002...................     0.00       0.00       0.00       0.00          49.04       0.00       0.00       0.00
October 15, 2002.....................     0.00       0.00       0.00       0.00          40.47       0.00       0.00       0.00
November 15, 2002....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00

Weighted Average Life To Call
  (in years).........................     2.23       2.01       1.81       1.63           3.72       3.53       3.33       3.10
Weighted Average Life To Maturity
  (in years).........................     2.23       2.01       1.81       1.63           3.79       3.61       3.41       3.21

                                                   PERCENTAGE OF THE                               PERCENTAGE OF THE
                                               INITIAL PRINCIPAL OF THE                        INITIAL PRINCIPAL OF THE
                                                    CLASS A-5 NOTES                                  CLASS B NOTES
                                                          CPR                                             CPR
                                        ---------------------------------------         ---------------------------------------
            PAYMENT DATE                  0%         6%        12%        18%             0%         6%        12%        18%
-------------------------------------   ------     ------     ------     ------         ------     ------     ------     ------
Closing Date.........................   100.00%    100.00%    100.00%    100.00%        100.00%    100.00%    100.00%    100.00%
January 15, 1999.....................    97.45      97.00      96.52      96.01         100.00     100.00     100.00     100.00
February 15, 1999....................    95.46      94.58      93.66      92.68         100.00     100.00     100.00     100.00
March 15, 1999.......................    93.50      92.22      90.87      89.45         100.00     100.00     100.00     100.00
April 15, 1999.......................    91.48      89.81      88.07      86.25         100.00     100.00     100.00     100.00
May 15, 1999.........................    89.40      87.37      85.27      83.08         100.00     100.00     100.00     100.00
June 15, 1999........................    87.40      85.04      82.60      80.07         100.00     100.00     100.00     100.00
July 15, 1999........................    85.36      82.69      79.94      77.11         100.00     100.00     100.00     100.00
August 15, 1999......................    83.34      80.37      77.33      74.23         100.00     100.00     100.00      93.97
September 15, 1999...................    81.33      78.09      74.79      71.44         100.00     100.00      94.79      89.90
October 15, 1999.....................    79.25      75.76      72.24      68.67         100.00      96.21      91.06      85.86
November 15, 1999....................    77.22      73.50      69.77      66.01         100.00      92.91      87.46      81.98
December 15, 1999....................    75.20      71.27      67.35      63.43          95.38      89.66      83.94      78.21
January 15, 2000.....................    73.16      69.05      64.97      60.91          92.41      86.42      80.46      74.53
February 15, 2000....................    71.14      66.87      62.65      58.47          89.47      83.24      77.07      70.98
March 15, 2000.......................    69.16      64.75      60.40      56.13          86.58      80.13      73.79      67.56
April 15, 2000.......................    67.14      62.60      58.16      53.82          83.63      77.01      70.52      64.19
May 15, 2000.........................    65.09      60.45      55.93      51.55          80.63      73.86      67.27      60.87
June 15, 2000........................    63.14      58.42      53.84      49.42          77.79      70.90      64.22      57.76
July 15, 2000........................    61.19      56.39      51.78      47.34          74.94      67.94      61.21      54.73
August 15, 2000......................    59.25      54.41      49.77      45.33          72.11      65.04      58.27      51.80
September 15, 2000...................    57.35      52.47      47.83      43.41          69.34      62.22      55.44      48.99
October 15, 2000.....................    55.40      50.51      45.88      41.50          66.49      59.36      52.60      46.21
November 15, 2000....................    53.50      48.62      44.01      39.69          63.72      56.60      49.87      43.56
December 15, 2000....................    51.66      46.79      42.22      37.96          61.03      53.93      47.26      41.04
January 15, 2001.....................    49.85      45.01      40.49      36.30          58.39      51.33      44.74      38.62
February 15, 2001....................    48.08      43.28      38.83      34.72          55.81      48.81      42.31      36.31
March 15, 2001.......................    46.38      41.63      37.25      33.22          53.34      46.40      40.00      34.13
April 15, 2001.......................    44.68      39.99      35.69      31.76          50.85      44.01      37.73      32.00
May 15, 2001.........................    43.03      38.42      34.21      30.38          48.44      41.71      35.56      29.98
June 15, 2001........................    41.43      36.90      32.79      29.07          46.11      39.50      33.50      28.07
July 15, 2001........................    39.87      35.43      31.42      27.82          43.83      37.36      31.50      26.25
August 15, 2001......................    38.33      34.00      30.10      26.62          41.59      35.26      29.57      24.50
September 15, 2001...................    36.85      32.63      28.85      25.49          39.43      33.26      27.74      24.50
October 15, 2001.....................    35.36      31.26      27.61      24.38          37.25      31.26      25.93      24.50
November 15, 2001....................    33.92      29.94      26.42      23.33          35.14      29.34      25.93      24.50
December 15, 2001....................    32.50      28.66      25.28      22.33          33.08      27.47      25.93      24.50
January 15, 2002.....................    31.12      27.43      24.19      21.38          31.07      25.67      25.93      24.50
February 15, 2002....................    29.74      26.20      23.12      20.48          29.05      25.67      25.93      24.50
March 15, 2002.......................    28.40      25.01      22.09      20.48          27.08      25.67      25.93      24.50
April 15, 2002.......................    27.03      23.82      21.06       0.00          25.09      25.67      25.93       0.00
May 15, 2002.........................    25.69      22.67      21.06       0.00          25.09      25.67      25.93       0.00
June 15, 2002........................    24.37      21.54      21.06       0.00          25.09      25.67      25.93       0.00
July 15, 2002........................    23.08      20.45       0.00       0.00          25.09      25.67       0.00       0.00
August 15, 2002......................    21.79      20.45       0.00       0.00          25.09      25.67       0.00       0.00
September 15, 2002...................    20.54       0.00       0.00       0.00          25.09       0.00       0.00       0.00
October 15, 2002.....................    19.28       0.00       0.00       0.00          25.09       0.00       0.00       0.00
November 15, 2002....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00

Weighted Average Life To Call
  (in years).........................     2.19       2.02       1.86       1.70           2.52       2.32       2.14       1.94
Weighted Average Life To Maturity
  (in years).........................     2.29       2.13       1.99       1.85           2.68       2.50       2.34       2.17

                                                   PERCENTAGE OF THE                               PERCENTAGE OF THE
                                               INITIAL PRINCIPAL OF THE                        INITIAL PRINCIPAL OF THE
                                                     CLASS C NOTES                                   CLASS D NOTES
                                                          CPR                                             CPR
                                        ---------------------------------------         ---------------------------------------
            PAYMENT DATE                  0%         6%        12%        18%             0%         6%        12%        18%
-------------------------------------   ------     ------     ------     ------         ------     ------     ------     ------
Closing Date.........................   100.00%    100.00%    100.00%    100.00%        100.00%    100.00%    100.00%    100.00%
January 15, 1999.....................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
February 15, 1999....................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
March 15, 1999.......................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
April 15, 1999.......................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
May 15, 1999.........................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
June 15, 1999........................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
July 15, 1999........................   100.00     100.00     100.00     100.00         100.00     100.00     100.00     100.00
August 15, 1999......................   100.00     100.00     100.00      93.97         100.00     100.00     100.00      93.97
September 15, 1999...................   100.00     100.00      94.79      89.90         100.00     100.00      94.79      89.90
October 15, 1999.....................   100.00      96.21      91.06      85.86         100.00      96.21      91.06      85.86
November 15, 1999....................   100.00      92.91      87.46      81.98         100.00      92.91      87.46      81.98
December 15, 1999....................    95.38      89.66      83.94      78.21          95.38      89.66      83.94      78.21
January 15, 2000.....................    92.41      86.42      80.46      74.53          92.41      86.42      80.46      74.53
February 15, 2000....................    89.47      83.24      77.07      70.98          89.47      83.24      77.07      70.98
March 15, 2000.......................    86.58      80.13      73.79      67.56          86.58      80.13      73.79      67.56
April 15, 2000.......................    83.63      77.01      70.52      64.19          83.63      77.01      70.52      64.19
May 15, 2000.........................    80.63      73.86      67.27      60.87          80.63      73.86      67.27      60.87
June 15, 2000........................    77.79      70.90      64.22      57.76          77.79      70.90      64.22      57.76
July 15, 2000........................    74.94      67.94      61.21      54.73          74.94      67.94      61.21      54.73
August 15, 2000......................    72.11      65.04      58.27      51.80          72.11      65.04      58.27      51.80
September 15, 2000...................    69.34      62.22      55.44      48.99          69.34      62.22      55.44      48.99
October 15, 2000.....................    66.49      59.36      52.60      46.21          66.49      59.36      52.60      46.21
November 15, 2000....................    63.72      56.60      49.87      43.56          63.72      56.60      49.87      43.56
December 15, 2000....................    61.03      53.93      47.26      41.04          61.03      53.93      47.26      41.04
January 15, 2001.....................    58.39      51.33      44.74      38.62          58.39      51.33      44.74      38.62
February 15, 2001....................    55.81      48.81      42.31      36.31          55.81      48.81      42.31      36.31
March 15, 2001.......................    53.34      46.40      40.00      34.13          53.34      46.40      40.00      34.13
April 15, 2001.......................    50.85      44.01      37.73      32.00          50.85      44.01      37.73      32.00
May 15, 2001.........................    48.44      41.71      35.56      29.98          48.44      41.71      35.56      29.98
June 15, 2001........................    46.11      39.50      33.50      28.07          46.11      39.50      33.50      28.07
July 15, 2001........................    43.83      37.36      31.50      26.25          43.83      37.36      31.50      26.25
August 15, 2001......................    41.59      35.26      29.57      24.50          41.59      35.26      29.57      24.50
September 15, 2001...................    39.43      33.26      27.74      24.50          39.43      33.26      27.74      24.50
October 15, 2001.....................    37.25      31.26      25.93      24.50          37.25      31.26      25.93      24.50
November 15, 2001....................    35.14      29.34      25.93      24.50          35.14      29.34      25.93      24.50
December 15, 2001....................    33.08      27.47      25.93      24.50          33.08      27.47      25.93      24.50
January 15, 2002.....................    31.07      25.67      25.93      24.50          31.07      25.67      25.93      24.50
February 15, 2002....................    29.05      25.67      25.93      24.50          29.05      25.67      25.93      24.50
March 15, 2002.......................    27.08      25.67      25.93      24.50          27.08      25.67      25.93      24.50
April 15, 2002.......................    25.09      25.67      25.93       0.00          25.09      25.67      25.93       0.00
May 15, 2002.........................    25.09      25.67      25.93       0.00          25.09      25.67      25.93       0.00
June 15, 2002........................    25.09      25.67      25.93       0.00          25.09      25.67      25.93       0.00
July 15, 2002........................    25.09      25.67       0.00       0.00          25.09      25.67       0.00       0.00
August 15, 2002......................    25.09      25.67       0.00       0.00          25.09      25.67       0.00       0.00
September 15, 2002...................    25.09       0.00       0.00       0.00          25.09       0.00       0.00       0.00
October 15, 2002.....................    25.09       0.00       0.00       0.00          25.09       0.00       0.00       0.00
November 15, 2002....................     0.00       0.00       0.00       0.00           0.00       0.00       0.00       0.00

Weighted Average Life To Call
  (in years).........................     2.52       2.32       2.14       1.94           2.52       2.32       2.14       1.94
Weighted Average Life To Maturity
  (in years).........................     2.70       2.53       2.37       2.19           2.87       2.68       2.50       2.32

                            DESCRIPTION OF THE NOTES

     The following information supplements the information in the Prospectus under the caption 'Description of the Notes.'

GENERAL

     The Notes will be issued pursuant to the terms of an Indenture, dated as of December 1, 1998 (the 'Indenture'), between the Owner Trust and The Bank of New York, as trustee (the 'Indenture Trustee'). A copy of the execution form of the Indenture will be filed with the SEC in a Current Report on Form 8-K after the Notes are issued. The summary does not purport to be complete and is subject to all the provisions of the Notes and the Indenture.

     Pursuant to the Indenture, the Owner Trust will issue eight classes of notes (the 'Notes'), consisting of five classes of senior notes, designated as the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (collectively, the 'Class A Notes'), and three classes of subordinate Notes, designated as the Class B Notes, the Class C Notes and the Class D Notes (collectively, the 'Subordinate Notes').

     The Class A Notes will be senior in right of payment to the Subordinate Notes, the Class B Notes will be senior in right of payment to the Class C Notes and the Class D Notes, and the Class C Notes will be senior in right of payment to the Class D Notes.

     Each Class of Notes initially will be represented by one or more global Notes (the 'Global Notes') registered in the name of the nominee of The Depository Trust Company ('DTC' and, together with any successor depository selected by the Indenture Trustee, the 'Depository'), except as set forth below. Beneficial interests in each Class of Notes will be offered in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. All references herein to 'Holders' or 'Noteholders' shall reflect the rights of beneficial owners of Notes (the 'Note Owners'), as they may indirectly exercise such rights through DTC and participating members of DTC, except as otherwise specified herein. Unless and until Definitive Notes are issued under the limited circumstances described under 'Description of the Notes -- Definitive Notes' in the Prospectus, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See 'Description of the Notes -- Book-Entry Registration' and ' -- Definitive Notes' in the Prospectus. Noteholders may elect to hold their Notes through DTC (in the United States) or Cedel Bank or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described in Appendix A to the Prospectus.

DISTRIBUTIONS

     Principal of and interest on the Notes will be paid on each Payment Date, after payment of the Servicing Fee, solely from, and secured by, the 'Amount Available' for such Payment Date, which is equal to the sum of (a) those Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding the related Determination Date (the 'Deposit Date') (i) which were received by the Servicer during the related Collection Period or which represent amounts paid by TCC or the Depositor to purchase Contracts as of the end of such Collection Period ('Related Collection Period Pledged Revenues'), or (ii) to the extent necessary to pay interest on the Notes on such Payment Date, which were received by the Servicer after the end of the related Collection Period but on or prior to such Deposit Date ('Current Collection Period Pledged Revenues' and, together with the Related Collection Period Pledged Revenues, the 'Available Pledged Revenues'), and (b) amounts permitted to

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

be withdrawn therefor from the Cash Collateral Account, as described under 'Cash Collateral Account' below.

     'Pledged Revenues' will consist of (i) 'Scheduled Payments' on the Contracts (which will consist of all payments under the Contracts other than those portions of such payments which, under the Contracts, are to be (A) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (B) retained by the Servicer in payment of Administrative Fees) received on or after the Cut-Off Date and due during the term of the Contracts, without giving effect to end-of-term extensions or renewals thereof (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any voluntary prepayments ('Prepayments') received on or after the Cut-Off Date under the Contracts (other than, in the case of a Prepaid Contract for which a Substitute Contract has been substituted in accordance with the Transfer and Servicing Agreement and the Indenture, that portion thereof which is in excess of the Scheduled Payments due during or prior to the Collection Period during which the Prepayment in full was received, which portion will be paid to the Depositor), provided that the amount, if any, by which any such Prepayment exceeds the Required Payoff Amount of a Lease Contract will not constitute Pledged Revenues but will be allocated to the Depositor; (iii) any amounts paid by TCC to purchase Warranty Contracts, as described under 'The Contracts -- Representations and Warranties Made by TCC' herein and in the Prospectus, excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor; (iv) any amounts paid by the Depositor to purchase the Contracts as described under 'Optional Purchase of Contracts' below; (v) certain of the Liquidation Proceeds derived from the liquidation of the Contracts and the disposition of the related Equipment, as described under 'The Contracts -- Liquidation of Contracts' herein; and (vi) any earnings on the investment of amounts credited to the Collection Account.

     Interest and principal on the Notes will be paid on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business
Day), commencing January 15, 1999 (each, a 'Payment Date'), to persons in whose names the Notes are registered (the 'Holders' or 'Noteholders') as of the related Record Date. The 'Record Date' for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued). If the Class A-1 Notes have not been paid in full on or before the December 1999 Payment Date, the Payment Date for the Class A-1 Notes in January 2000 will be January 10, 2000.

     On each Payment Date, the Indenture Trustee will be required to make the following payments in the following order of priority (except as otherwise described under 'Description of the Notes -- Events of Default; Rights Upon Event of Default' in the Prospectus):

          (i) the Servicing Fee;

          (ii) interest on the Notes in the following order of priority:

             (a) interest on the Class A Notes (including any overdue interest and interest thereon),

             (b) interest on the Class B Notes (including any overdue interest and interest thereon),

             (c) interest on the Class C Notes (including any overdue interest and interest thereon), and

             (d) interest on the Class D Notes (including any overdue interest and interest thereon);

          (iii) principal on the Notes in the amounts and priority described under 'Principal' below;

          (iv) the amount, if any, necessary to increase the balance in the Cash Collateral Account to the Requisite Amount;

          (v) certain amounts payable in connection with the Cash Collateral Account; and

          (vi) the remainder, if any, to the holder of the Equity Certificate.

The Indenture Trustee shall make the foregoing payments, first, from Related Collection Period Pledged Revenues, second, to the extent the Related Collection Period Pledged Revenues are insufficient to pay interest on the Notes on such Payment Date, the amount necessary to cure such insufficiency from Current Collection Period Pledged Revenues, and third (but only as to amounts

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

described in clause (ii) and certain amounts included in clause (iii)), from amounts permitted to be withdrawn from the Cash Collateral Account as described under 'Cash Collateral Account.'

CLASS A INTEREST

     Interest will be paid to the Holders of each Class of the Class A Notes on each Payment Date, to the extent the Amount Available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the interest rate for such Class specified on the cover of this Prospectus Supplement (in each case, the 'Interest Rate' for such Class), from and including the Closing Date to but excluding January 15, 1999, and thereafter for each successive Interest Period. Interest on the Class A-1 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2, Class A-3, Class A-4 and Class A-5 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee, the amount of interest to be paid on the Class A Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the applicable Interest Rate, (ii) the Principal Balance of the related Class as of the immediately preceding Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment Date) and (iii) except in the case of the Class A-1 Notes, a fraction equal to one-twelfth (or, for the first Payment Date, 28 divided by 360), and, in the case of the Class A-1 Notes, a fraction equal to the number of days in such Interest Period divided by 360.

     In the event that, on any Payment Date, the Amount Available after payment of the Servicing Fee is not sufficient to make a full payment of interest to the Holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among each Class thereof (and within a Class among the Notes of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of such shortfall will be carried forward and, together with interest thereon at the applicable Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

     The 'Interest Periods' for each Class of the Class A Notes will consist of an initial period from and including the Closing Date to but excluding January 15, 1999, and thereafter each successive period (i) for the Class A-2, Class A-3, Class A-4 and Class A-5 Notes, from and including the first day following completion of the preceding period to but excluding the 15th day of the following month (in each case without respect to whether such days are Business
Days) and (ii) for the Class A-1 Notes, from and including each Payment Date to but excluding the following Payment Date, until the Principal Balance of such Class has been reduced to zero. The Payment Date with respect to each such Interest Period will be the Payment Date next succeeding the end of such Interest Period.

CLASS B INTEREST

     Interest will be paid to the Holders of Class B Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the Interest Rate for such Class specified on the cover of this Prospectus Supplement (the 'Class B Interest Rate'), from and including the Closing Date to but excluding January 15, 1999, and thereafter for each successive Interest Period. Interest on the Class B Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee and interest on the Class A Notes, the amount of interest to be paid on the Class B Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the Class B Interest Rate, (ii) the Class B Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment Date) and (iii) a fraction equal to one-twelfth (or, for the first Payment Date, 28 divided by 360).

     In the event that, on a given Payment Date, the Amount Available, after payment of the Servicing Fee and interest on the Class A Notes, is not sufficient to make a full payment of interest to the Holders

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

of Class B Notes, the amount of interest to be paid on the Class B Notes will be allocated among the Class B Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class B Interest Rate, added to the amount of interest Class B Noteholders will be entitled to receive on the next Payment Date.

     The 'Interest Periods' for the Class B Notes will consist of an initial period from and including the Closing Date to but excluding January 15, 1999, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 15th day of the following month (in each case without respect to whether such days are Business
Days) until the Principal Balance of the Class B Notes has been reduced to zero. The Payment Date with respect to each such Interest Period will be the Payment Date next succeeding the end of such Interest Period.

CLASS C INTEREST

     Interest will be paid to the Holders of Class C Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the Interest Rate for such Class specified on the cover of this Prospectus Supplement (the 'Class C Interest Rate'), from and including the Closing Date to but excluding January 15, 1999, and thereafter for each successive Interest Period. Interest on the Class C Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee and interest on the Class A Notes and the Class B Notes, the amount of interest to be paid on the Class C Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the Class C Interest Rate, (ii) the Class C Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment
Date) and (iii) a fraction equal to one-twelfth (or, for the first Payment Date, 28 divided by 360).

     In the event that, on a given Payment Date, the Amount Available, after payment of the Servicing Fee and interest on the Class A and Class B Notes, is not sufficient to make a full payment of interest to the Holders of Class C Notes, the amount of interest to be paid on the Class C Notes will be allocated among the Class C Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class C Interest Rate, added to the amount of interest Class C Noteholders will be entitled to receive on the next Payment Date.

     The 'Interest Periods' for the Class C Notes will consist of an initial period from and including the Closing Date to but excluding January 15, 1999, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 15th day of the following month (in each case without respect to whether such days are Business
Days) until the Principal Balance of the Class C Notes has been reduced to zero. The Payment Date with respect to each such Interest Period will be the Payment Date next succeeding the end of such Interest Period.

CLASS D INTEREST

     Interest will be paid to the Holders of Class D Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the Interest Rate for such Class specified on the cover of this Prospectus Supplement (the 'Class D Interest Rate'), from and including the Closing Date to but excluding January 15, 1999, and thereafter for each successive Interest Period. Interest on the Class D Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the Amount Available is sufficient therefor after payment of the Servicing Fee and interest on the Class A, Class B and Class C Notes, the amount of interest to be paid on the Class D Notes on each Payment Date will be the interest accrued during the related Interest Period (computed on the basis described above) and will be equal to the product of (i) the Class D Interest Rate, (ii) the Class D Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in Principal Balance on such immediately preceding Payment
Date) and (iii) a fraction equal to one-twelfth (or, for the first Payment Date, 28 divided by 360).

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

     In the event that, on a given Payment Date, the Amount Available, after payment of the Servicing Fee and interest on the Class A, Class B and Class C Notes, is not sufficient to make a full payment of interest to the Holders of Class D Notes, the amount of interest to be paid on the Class D Notes will be allocated among the Class D Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class D Interest Rate, added to the amount of interest Class D Noteholders will be entitled to receive on the next Payment Date.

     The 'Interest Periods' for the Class D Notes will consist of an initial period from and including the Closing Date to but excluding January 15, 1999, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 15th day of the following month (in each case without respect to whether such days are Business
Days) until the Principal Balance of the Class D Notes has been reduced to zero. The Payment Date with respect to each such Interest Period will be the Payment Date next succeeding the end of such Interest Period.

PRINCIPAL

     On each Payment Date (prior to the occurrence of an Event of Default), to the extent funds are available therefor as described under 'Distributions' above, principal will be paid to the Noteholders in the following amounts and order of priority:

          (1) before the Payment Date on which the Class A-1 Principal Balance has been reduced to zero, to the Class A-1 and Class A-5 Noteholders, the Class A Principal Payment Amount, allocated 91.75% to the Class A-1 Notes and 8.25% to the Class A-5 Notes;

          (2) on the Payment Date on which the Class A-1 Principal Balance is reduced to zero, to the Class A Noteholders, the Class A Principal Payment Amount, allocated as follows:

             (i) the remaining Class A-1 Principal Balance to the Class A-1
                 Noteholders,

             (ii) an amount equal to 8.25% of the Total Principal Payment Amount to the Class A-5 Noteholders, and

             (iii) the remaining Class A Principal Payment Amount to the Class
                   A-2 Noteholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Noteholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Noteholders until the Class A-4 Principal Balance has been reduced to zero and then to the Class A-5 Noteholders until the Class A-5 Principal Balance has been reduced to zero;

            provided that if the remaining Amount Available is not sufficient to pay the full Class A Principal Amount, such remaining Amount Available shall be allocated, first, to the Class A-1 Notes and the Class A-5 Notes as provided in clauses (i) and (ii) above (and, if such remaining Amount Available is not sufficient to pay the full amounts so provided for, to the Class A-1 Notes and the Class A-5 Notes pro rata based upon the amounts otherwise payable pursuant to such clauses), and, thereafter, to the Class A-2, Class A-3, Class A-4 and Class A-5 Notes as provided in clause (iii) above;

          (3) after the Payment Date on which the Class A-1 Principal Balance has been reduced to zero, to the Class A Noteholders, the Class A Principal Payment Amount, allocated as follows:

             (i) on and prior to the Payment Date on which the Class A-4
                 Principal Balance has been reduced to zero:

                (a) an amount equal to 8.25% of the Total Principal Payment
                    Amount to the Class A-5 Noteholders, and

                (b) the remaining Class A Principal Payment Amount to the Class
                    A-2 Noteholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Noteholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Noteholders until the Class A-4 Principal Balance has

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

                    been reduced to zero and then to the Class A-5 Noteholders until the Class A-5 Principal Balance has been reduced to zero;

                    provided that if the remaining Amount Available is not sufficient to pay the full Class A Principal Payment Amount, such remaining Amount Available shall be allocated between the Class A-5 Notes, on the one hand, and the Class A-2, Class A-3 and Class A-4 Notes, on the other, pro rata based upon the amounts otherwise payable pursuant to the above clauses (a) and (b), and

             (ii) after the Payment Date on which the Class A-4 Principal
                  Balance has been reduced to zero, to the Class A-5 Notes until the Class A-5 Principal Balance has been reduced to zero;

          (4) to the Class B Noteholders, the Class B Principal Payment Amount;

          (5) to the Class C Noteholders, the Class C Principal Payment Amount;

          (6) to the Class D Noteholders, the Class D Principal Payment Amount; and

          (7) the Additional Principal, if any, sequentially to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, and Class D Noteholders.

     The 'Class A Principal Payment Amount' will equal

          (i) for any Payment Date on or prior to the later of (a) the Payment Date in May 1999 or (b) the Payment Date on which the Class A-1 Principal Balance is reduced to zero, the Total Principal Payment Amount, provided that if, for any Payment Date after the Payment Date in May 1999, the Total Principal Payment Amount would result in the Class A-1 Principal Balance equaling zero, an amount equal to (x) the Class A-1 Principal Balance plus (y) the remainder of
              (1) the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance minus (2) the Class A Target Principal Amount; and

         (ii) for any Payment Date thereafter, the remainder of (x) the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance minus (y) the Class A Target Principal Amount;

provided, however, that in no event will the Class A Principal Payment Amount exceed the Class A Principal Balance.

     The 'Total Principal Payment Amount' for any Payment Date will equal the remainder of (x) the Aggregate Note Principal Balance minus (y) the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding such Payment Date; provided that the amount referred to in clause (y) shall be deemed to be zero on any Payment Date on which the Contract Pool Principal Balance is less than $1,000,000.

     The 'Class A Target Principal Amount' for any Payment Date will be the product of (a) the Class A Percentage and (b) the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding such Payment Date.

     The 'Class A Percentage' will be approximately 86.1842%.

     The 'Class B Principal Payment Amount' will equal

          (i) zero for any Payment Date prior to the later of (a) the Payment Date in June 1999 or (b) the Payment Date on which the Class A-1 Principal Balance is reduced to zero; and

          (ii) for any Payment Date thereafter, (a) the Class B Principal Balance minus (b) the greater of (x) the Class B Target Principal Amount and (y) the Class B Floor, if any;

provided, however, that in no event will the Class B Principal Payment Amount exceed the Class B Principal Balance.

     The 'Class B Target Principal Amount' for any Payment Date will be the product of (a) the Class B Percentage and (b) the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding such Payment Date.

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     The 'Class B Percentage' will be approximately 1.5132%.

     The 'Class B Floor' for any Payment Date will equal (i) 4.375% of the Initial Contract Pool Principal Balance, plus (ii) the Principal Differential, if any, for such Payment Date, minus (iii) the sum of the Class C Principal Balance, the Class D Principal Balance (prior to giving effect to any payments of principal on the Class C or D Notes on such Payment Date) and the amount on deposit in the Cash Collateral Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that the Class B Floor will never be greater than the Class B Principal Balance nor less than zero.

     The 'Principal Differential' for any Payment Date will equal the excess, if any, of

          (i) the remainder, if any, of

             (a) the Aggregate Note Principal Balance (prior to giving effect to the payment of principal on the Notes on such Payment Date) minus

             (b) the lesser of (A) the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding the preceding Payment Date, minus the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding such Payment Date, or (B) the Related Collection Period Pledged Revenues remaining after the payment of amounts owing to the Servicer and the payment of all interest due on the Notes on such Payment Date, over

         (ii) the aggregate of the Required Payoff Amounts for all Contracts as of the last day of the Collection Period immediately preceding such Payment Date.

     The 'Class C Principal Payment Amount' will equal

          (i) zero for any Payment Date prior to the later of (a) the Payment Date in June 1999 or (b) the Payment Date on which the Class A-1 Principal Balance is reduced to zero; and

         (ii) for any Payment Date thereafter, (a) the Class C Principal Balance minus (b) the greater of (x) the Class C Target Principal Amount and (y) the Class C Floor, if any;

provided, however, that in no event will the Class C Principal Payment Amount exceed the Class C Principal Balance.

     The 'Class C Target Principal Amount' for any Payment Date will be the product of (a) the Class C Percentage and (b) the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding such Payment Date.

     The 'Class C Percentage' will be approximately 5.0000%.

     The 'Class C Floor' for any Payment Date will equal (i) 3.270% of the Initial Contract Pool Principal Balance, plus (ii) the Principal Differential, if any, for such Payment Date, minus (iii) the sum of the Class D Principal Balance (prior to giving effect to any payments of principal on the Class D Notes on such Payment Date) and the amount on deposit in the Cash Collateral Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that the Class C Floor will never be greater than the Class C Principal Balance nor less than zero. Furthermore, if the Class B Principal Balance on any Payment Date is less than or equal to the Class B Floor on such Payment Date, the Class C Floor for such Payment Date will equal the Class C Principal Balance immediately prior to such Payment Date.

     The 'Class D Principal Payment Amount' will equal

          (i) zero for any Payment Date prior to the later of (a) the Payment Date in June 1999 or (b) the Payment Date on which the Class A-1 Principal Balance is reduced to zero; and

         (ii) for any Payment Date thereafter, the remainder of (a) the Class D Principal Balance minus (b) the greater of (x) the Class D Target Principal Amount and (y) the Class D Floor, if any;

provided, however, that in no event will the Class D Principal Payment Amount exceed the Class D Principal Balance.

     The 'Class D Target Principal Amount' for any Payment Date will be the product of (a) the Class D Percentage and (b) the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding such Payment Date.

     The 'Class D Percentage' will be approximately 7.3026%.

     The 'Class D Floor' for any Payment Date will equal (i) 2.510% of the Initial Contract Pool Principal Balance, plus (ii) the Principal Differential, if any, for such Payment Date, minus (iii) the amount on deposit in the Cash Collateral Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that the Class D Floor will never be greater than the Class D Principal Balance nor less than zero. Furthermore, if the Class C Principal Balance on any Payment Date is less than or equal to the Class C Floor on such Payment Date, the Class D Floor for such Payment Date will equal the Class D Principal Balance immediately prior to such Payment Date.

     The 'Additional Principal' for any Payment Date will equal the excess, if any, of (i) the Total Principal Payment Amount, over (ii) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

     The 'Aggregate Note Principal Balance' for any Payment Date will equal the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class B Principal Balance, the Class C Principal Balance and the Class D Principal Balance.

     The 'Contract Principal Balance' of any Contract as of the last day of any Collection Period is:

          (1) in the case of any Contract that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Contract after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly at the rate of 6.843% per annum (the 'Discount Rate') (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period);

          (2) in the case of any Contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause
              (1) above) of the unpaid Scheduled Payments due on such Contract after the date of such prepayment, the amount specified in clause
              (1) above; and

          (3) in the case of any Contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Contract after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.

The Contract Principal Balance of any Contract which became a Liquidated Contract during a given Collection Period or which was a Warranty Contract which TCC was obligated to purchase as of the end of a given Collection Period will, for purposes of computing the Total Principal Payment Amount and the Requisite Amount for the Cash Collateral Account, be deemed to be zero on and after the last day of such Collection Period.

     A 'Liquidated Contract' is any Contract (a) which the Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Contract), or (b) as to which 10% or more of a Scheduled Payment is delinquent 180 days or more.

     The 'Collection Period' for any Payment Date will be the calendar month preceding the month in which such Payment Date occurs.

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     The 'Initial Contract Pool Principal Balance' is $1,342,869,226 (which amount is based upon the Contract Pool Principal Balance determined as of the Cut-Off Date, but also includes an amount in respect of Scheduled Payments on the Contracts due prior to, but not received as of, the Cut-Off Date).

     'Principal Balance' means, when used with respect to a Class of Notes, the Initial Principal Balance of such Class set forth on page S-5, less all distributions previously made to such Class in respect of principal.

REDEMPTION OF NOTES

     The Notes are subject to redemption in whole as referred to under 'Optional Purchase of Contracts' below.

OPTIONAL PURCHASE OF CLASS A-5 NOTES

     The Depositor will have the right to purchase all of the Class A-5 Notes, on any Payment Date, at a purchase price equal to the Class A-5 Principal Balance plus a premium equal to the excess, discounted as described below, of
(i) the amount of interest that would have accrued on the Class A-5 Notes at the Class A-5 Interest Rate during the period commencing on and including the Payment Date on which the Class A-5 Notes are to be so purchased to but excluding the Stated Maturity Date of the Class A-5 Notes, over (ii) the amount of interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the fifth Business Day preceding such Payment Date of a United States Treasury security, which is trading in the public securities market, maturing on a date closest to the date equal to the remaining average life of the Class A-5 Notes. Such excess shall be discounted to present value to such Payment Date at the yield described in clause (ii) above. For purposes of this paragraph only,
(i) the Class A-5 Principal Balance upon which interest will be deemed to accrue, and (ii) the weighted average remaining life of the Class A-5 Notes, shall be determined based upon the amortization of the Contract Pool Principal Balance remaining at such Payment Date at a rate of 6.0% CPR. Interest payable on the Class A-5 Notes on any such Payment Date shall be paid to the Holders of record on the related Record Date in the ordinary manner. Following such purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments on each Payment Date in the manner described above.

SUBORDINATION OF SUBORDINATE NOTES

     The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available, after payment of the Servicing Fee, to the payment of such interest prior to the payment of principal on any of the Notes, as well as by the preferential right of the Holders of Class A, Class B and Class C Notes to receive such interest:

          (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B, C and D Notes,

          (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C or Class D Notes and

          (3) in the case of the Class C Notes, prior to the payment of any interest on the Class D Notes.

Likewise, the likelihood of payment of principal on the Class A, Class B and Class C Notes will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available, after payment of the Servicing Fee and interest on the Notes as aforesaid:

          (i) in the case of the Class A Notes, prior to the payment of principal on the Subordinate Notes,

          (ii) in the case of the Class B Notes, prior to the payment of principal on the Class C or Class D Notes and

          (iii) in the case of the Class C Notes, prior to the payment of principal on the Class D Notes.

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CASH COLLATERAL ACCOUNT

     The 'Cash Collateral Account' will be established on or prior to the Closing Date and will be available to the Indenture Trustee. The Cash Collateral Account will initially be funded in an amount equal to 7.0% of the Initial Contract Pool Principal Balance (approximately $94,000,846) (the 'Initial Amount'). Amounts on deposit from time to time in the Cash Collateral Account (up to, but not in excess of, the Requisite Amount (as defined below), and not including any investment earnings on such funds) shall be used to fund the amounts specified below in the following order of priority (to the extent that amounts on deposit in the Collection Account as of any Deposit Date are insufficient therefor):

          (i) to pay interest on the Notes in the following order of priority:
     (a) interest on the Class A Notes (including any overdue interest and interest thereon), (b) interest on the Class B Notes (including any overdue interest and interest thereon), (c) interest on the Class C Notes (including any overdue interest and interest thereon), and (d) interest on the Class D Notes (including any overdue interest and interest thereon);

          (ii) to pay any 'Principal Deficiency Amount' (which is equal to the lesser of: (a) the aggregate Liquidation Losses on all Contracts that became Liquidated Contracts during the related Collection Period (the 'Current Realized Losses'), or (b) the excess, if any, of (A) the aggregate Principal Balance of the Notes (after giving effect to all distributions of principal from Available Pledged Revenues on such Payment Date), over (B) the aggregate of the Required Payoff Amounts for all Contracts as of the last day of the related Collection Period); and

          (iii) to pay principal on the Notes at the applicable Stated Maturity Date thereof and on the first Payment Date on which the Contract Pool Principal Balance is less than $1,000,000.

     'Liquidation Loss' means, as to any Liquidated Contract, the excess, if any, of (1) the Required Payoff Amount of such Contract for the Collection Period during which such Contract became a Liquidated Contract, over (2) that portion of the Liquidation Proceeds for such Liquidated Contract allocated to the Owner Trust (as described under 'Description of Contracts -- Liquidation of Contracts' herein).

     If and to the extent that the amount on deposit in the Cash Collateral Account as of any Payment Date is less than the Requisite Amount, such deficiency is to be restored from the remaining Amount Available, after payment of the Servicing Fee and interest and principal on the Notes, as described under 'Distributions' above. The 'Requisite Amount' will be (i) for any Payment Date on or prior to the Payment Date occurring in December 1999, the Initial Amount, and (ii) for any Payment Date thereafter, an amount equal to the greater of (a) the sum of (1) 8.25% of the Contract Pool Principal Balance for such Payment Date, plus (2) the excess, if any, of (A) the sum of the Principal Balances of the Notes (after giving effect to all distributions of principal on such Payment
Date), over (B) the Contract Pool Principal Balance for such Payment Date, and
(b) $16,785,865 (which is 1.25% of the Initial Contract Pool Principal Balance); provided that in no event will the Requisite Amount exceed the sum of the Principal Balances of the Notes. Any amount on deposit in the Cash Collateral Account in excess of the Requisite Amount, and all investment earnings on funds in the Cash Collateral Account, will be released from the Cash Collateral Account and paid to or upon the order of the Depositor, and will not be available to make payments on the Notes.

     The Cash Collateral Account must be an Eligible Account, and funds on deposit in the Cash Collateral Account will be invested in Eligible Investments (each as defined under 'Description of the Notes -- Trust Accounts' in the Prospectus).

OPTIONAL PURCHASE OF CONTRACTS

     The Depositor may purchase all of the Contracts on any Payment Date following the date on which the unpaid Principal Balance of the Notes is less than 10% of the Initial Contract Pool Principal Balance. The purchase price to be paid by the Depositor in connection with a purchase shall be at least equal to the unpaid Principal Balance of the Notes as of such Payment Date plus interest to be paid on the Notes on such Payment Date. The proceeds of the purchase shall be applied on such Payment Date to the payment of the remaining Principal Balance of the Notes, together with accrued interest thereon.

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

REPORTS TO NOTEHOLDERS

     The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

          (i) the amount of interest paid on each Class of the Class A Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of the Class A Notes;

          (ii) the amount of interest paid on each Class of the Subordinate Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of the Subordinate Notes;

          (iii) the amount of principal paid on each Class of the Class A Notes;

          (iv) the amount of principal paid on each Class of the Subordinate Notes;

          (v) the Principal Deficiency Amount, if any, for such Payment Date;
     and

          (vi) the Requisite Amount of the Cash Collateral Account and the amount on deposit in the Cash Collateral Account (after giving effect to any deposits and withdrawals to be made on the Payment Date).

The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described in the Prospectus under 'Description of the Notes -- Definitive Notes,' beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC and its participating organizations. The Servicer will file a copy of each such report with the SEC on Form 8-K. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the Depositor expects that the Owner Trust's obligation to file such reports will be terminated at the end of 1998.

SERVICING

     The Servicer will be responsible for managing, administering, servicing and making collections on the Contracts. Compensation to the Servicer will include
(i) a monthly fee (the 'Servicing Fee'), which will be payable to the Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of 1.25% per annum multiplied by the Contract Pool Principal Balance determined as of the last day of the second preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Cut-Off Date, the Contract Pool Principal Balance as of the Cut-Off Date); (ii) any late fees, late payment interest, documentation fees, insurance administration charges and other administrative charges and a portion of any extension fees (collectively, the 'Administrative Fees') collected with respect to the Contracts during the related Collection Period; and (iii) any investment earnings on collections prior to their deposit thereof in the Collection Account. The Servicer may be terminated as Servicer under certain circumstances, in which event a successor Servicer would be appointed to service the Contracts. See 'AT&T Capital Corporation' and 'Description of the Transfer and Servicing Agreements -- Servicing -- Events of Termination' in the Prospectus.

THE INDENTURE TRUSTEE

     The Bank of New York will serve as the Indenture Trustee. The Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, if the Indenture Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of the Indenture Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of 'BBB,' 'Baa3' or equivalent rating or be withdrawn by any Rating Agency. In such circumstances, the Depositor will be obligated to appoint a

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

successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

                             UNITED STATES TAXATION

     The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by the holders thereof. Dorsey & Whitney LLP, counsel to the Depositor, and Shearman & Sterling, counsel to the Underwriters (collectively, 'Counsel'), are each delivering their opinion regarding certain federal income tax matters discussed below. The opinions of Counsel address only those issues specifically identified below as being covered by such opinions; however, the opinions of Counsel also state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. The opinions of Counsel are not binding on the Internal Revenue Service (the 'IRS'). There can be no assurance that the IRS will take a similar view of such issues, and no assurance can be given that the opinions of Counsel would be sustained if challenged by the IRS. No ruling on any of the issues discussed below will be sought from the IRS.

     This summary does not purport to be a complete analysis of all the potential federal income tax consequences relating to the purchase, ownership and disposition of the Notes. Moreover, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal income tax laws. The discussion below assumes that the Notes are held as capital assets.

     The discussion of the United States federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), judicial decisions and administrative interpretations, all of which are subject to change, which changes may be retroactive. Because individual circumstances may differ, each prospective purchaser of the Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the tax effects of any state, local, foreign, or other tax laws and possible changes in the tax laws.

     As used herein, the term 'United States Holder' means a beneficial owner of a Note who or which is for United States federal income tax purposes either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to United States taxation. As used herein, the term 'United States Alien Holder' means a beneficial owner of a Note that is not a United States Holder.

TREATMENT OF THE NOTES

     In the opinion of Counsel, the Notes will be treated as indebtedness for United States federal income tax purposes. Under the terms of the Notes and the Indenture, each Noteholder agrees and acknowledges upon its purchase of the Notes and by acceptance of the Notes that it will also treat the Notes as indebtedness for such purposes.

TREATMENT OF THE OWNER TRUST

     In the opinion of Counsel, the Owner Trust will not be characterized as an 'association' taxable as a corporation for United States federal income tax purposes. In addition, in the opinion of Counsel, the Owner Trust will not be characterized as a 'publicly traded partnership' taxable as a corporation for United States federal income tax purposes, based on Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes. If the Owner Trust were treated as either an association or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal

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

income taxes at corporate tax rates on its taxable income generated by ownership of the Contracts, and certain distributions by the entity would not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Noteholders.

PAYMENTS OF INTEREST

     Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

     Under applicable regulations, a Note will be considered issued with original issue discount ('OID') if the 'stated redemption price at maturity' of the Note (generally equal to its principal amount as of the date of issuance plus all interest other than 'qualified stated interest' payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the regulations if it is less than 0.25% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date or, in the case of the Notes which have more than one principal payment, the weighted average maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include an allocable portion of such de minimis OID in income as capital gain as principal payments are made on the Note.

     While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued. If the Notes are issued with more than de minimis OID, such OID would be includable in the income of United States Holders as interest over the term of the Notes under a constant yield method. Any amount included in income as OID would not, however, be includable again when the amount is actually received. If the yield on a class of Notes is not materially different from its coupon, this treatment will have no significant effect on United States Holders using the accrual method of accounting. Cash method United States Holders, however, may be required to report income with respect to Notes issued with OID in advance of the receipt of cash attributable to such income. Each United States Holder should consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID and the consequences to such holder as a result of special rules in the Code which are applicable to debt instruments whose principal payments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

MARKET DISCOUNT

     If a United States Holder purchases a Note at a price that is less than its remaining principal amount or, in the case of a Note issued with OID, its adjusted issue price, by 0.25% or more of such amount multiplied by the number of whole years to maturity, the Note will be considered to bear 'market discount' in the hands of such United States Holder. In such case, principal payments received by the United States Holder, or gain realized by the United States Holder on the disposition of the Note, generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note while held by such United States Holder and that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of a Note except that, at the election of the United States Holder, market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note. A United States Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

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

     Each United States Holder should consult its own tax advisor regarding the impact on the accrual of market discount of the special rules applicable to debt instruments whose principal payments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

AMORTIZABLE BOND PREMIUM

     If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with 'amortizable bond premium' equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium using a constant yield method over the remaining term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note in such year. A United States Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations held on the first day of the first taxable year to which the election applies or thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

     Each United States Holder should consult its own tax advisor regarding the impact on the amortization of bond premium of the special rules applicable to debt instruments whose payments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

CONSTANT YIELD ELECTION

     Under the regulations applicable to OID, a United States Holder may elect to include in gross income all interest that accrues on a debt instrument by using the constant yield method. For purposes of this election, interest includes states interest, de minimis OID, OID, de minimis market discount and market discount, as adjusted by any premium. A United States Holder should consult its own tax advisors regarding the advisability of making this election.

SALE, EXCHANGE OR RETIREMENT OF NOTES

     Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the Note. To the extent attributable to accrued but unpaid interest, the amount realized by a United States Holder would be treated as a payment of interest. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amount of any OID and market discount previously included in income by such holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by such holder.

     Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a Note by a United States Holder will be capital gain or loss, and will be short-term or long-term capital gain or loss depending upon whether at the time of the sale, exchange or retirement, the Note has been held for one year or less, or for more than one year. Long-term capital gains are taxed at a lower rate than ordinary income for certain non-corporate taxpayers, but not for corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal of and interest on the Notes by the Indenture Trustee or any paying agent to a beneficial owner of a Note that is a United States Alien Holder, as defined above, will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor or TCC entitled to vote, (ii) such holder is not,

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

     for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Depositor or TCC through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are met;

          (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met or
     (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States; and

          (c) a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor or TCC entitled to vote and payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

     Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a Note must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a 'Financial Institution') and holds the Note on behalf of the beneficial owner thereof must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying United States Alien Holder after issuance of the Notes in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is a United States Alien Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). If the information shown on IRS Form W-8 changes, a new IRS Form W-8 must be filed within 30 days of such change. IRS Form W-8 is valid for the calendar year in which filed and the two succeeding calendar years.

     A United States Alien Holder residing in a country that has a tax treaty with the United States may be eligible for an exemption or reduced rate (depending upon the terms of the treaty) with respect to U.S. withholding tax. In order to secure this exemption or reduced rate, the United States Alien Holder (or his agent) must certify the holder's residence in the treaty country by filing IRS Form 1001. If the treaty provides only for a reduced rate, U.S. withholding tax will be imposed at the reduced rate unless the requirements set forth in paragraph (a) above and the immediately preceding paragraph (including filing of IRS Form W-8) are satisfied. IRS Form 1001 is valid for the calendar year in which filed and the two succeeding calendar years.

     If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from United States withholding tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the Indenture Trustee or the paying agent, as the case may be, a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign

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

corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States. IRS Form 4224 is valid solely for the calendar year in which filed.

     New Withholding Rules in 2000. Effective January 1, 2000, new withholding tax regulations will take effect with respect to interest payments and certain other categories of payments made to United States Alien Holders. Among other things, these regulations generally will require any United States Alien Holder that seeks the protection of an income tax treaty with respect to the imposition of U.S. withholding tax to obtain a taxpayer identification number ('TIN') from the IRS in advance and provide verification that such holder is entitled to the protection of the relevant income tax treaty. Tax-exempt United States Alien Holders will generally be required to provide verification of their tax-exempt status. United States Alien Holders are urged to consult with their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

     Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the Notes.

     Backup withholding will generally not apply with respect to payments made to certain exempt recipients such as corporations. In the case of a non-corporate United States Holder, backup withholding will apply only if such holder (i) fails to furnish its TIN which, for an individual, would be his social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

     In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments made by the Indenture Trustee or any paying agent thereof on a Note if such holder has provided the required certificate under penalties of perjury that it is not a United States Holder (as defined above) or has otherwise established an exemption, provided in each case that the Indenture Trustee or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder.

     Under current Treasury Regulations, if payments on a Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner.

     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury that it is not a United States Holder and that certain other conditions are met or otherwise establishes an exemption.

     Holders of Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES

     If, contrary to the opinion of Counsel, the Service successfully asserted that one or more classes of Notes did not represent indebtedness for federal income tax purposes, the Notes might be treated as equity interests in the Owner Trust. If so treated, the Owner Trust might be characterized as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). In addition, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements at a rate as high as 30%, and individual holders might be subject to certain limitations on their ability to deduct their share of Owner Trust expenses.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE NOTEHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND ESTATE TAX LAWS AND ANY RECENT OR POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under 'ERISA Considerations.'

     Section 406 of the Employee Retirement Income Security Act, as amended ('ERISA'), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a 'Benefit Plan') from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.
Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Owner Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Plan Assets Regulation'), the assets of the Owner Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an 'equity interest' in the Owner Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute beneficial interests in the Owner Trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Owner Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by 'insurance company general accounts'; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.'

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE OWNER TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

     It is a condition of issuance that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch IBCA, Inc. (i) rate the Class A-1 Notes in its highest short-term rating category, (ii) rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category, (iii) rate the Class B Notes at least 'AA,' 'Aa1' and 'AA,' respectively, (iv) rate the Class C Notes at least 'A,' 'Aa3' and 'A,' respectively, and (v) rate the Class D Notes at least 'BBB,' 'Baa3' and 'BBB,' respectively. The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class of Notes on or before the Stated Maturity Date for such Class. The rating of the Notes will be based primarily upon the Pledged Revenues, the Cash Collateral Account and the subordination provided by (1) the Subordinate Notes, in the case of the Class A Notes, (2) the Class D and Class C Notes, in the case of the Class B Notes and
(3) the Class D Notes, in the case of the Class C Notes. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

     The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

     The term 'United States Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.

                                USE OF PROCEEDS

     The proceeds from the offering and sale of the Notes, after funding a portion of the Cash Collateral Account and paying the expenses of the Depositor, will be used by the Depositor to pay down certain warehousing facilities, and any remaining funds will be paid to the Originators.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated December 10, 1998 (the 'Underwriting Agreement'), Credit Suisse First Boston Corporation, First Union Capital Markets, a division of Wheat First Securities, Inc., Barclays Capital Inc., First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. (collectively, the 'Underwriters') have severally agreed to purchase from the Depositor the following respective initial principal amounts of Notes at the respective public offering prices less the respective underwriting discounts set forth on the cover page of this Prospectus
Supplement:

                                        INITIAL            INITIAL            INITIAL            INITIAL
                                       PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL
                                       AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF
           UNDERWRITER              CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES    CLASS A-4 NOTES
---------------------------------   ---------------    ---------------    ---------------    ---------------
Credit Suisse First Boston
  Corporation....................    $ 112,803,614       $29,846,196       $ 164,503,229      $  70,501,384
First Union Capital Markets......      112,801,000        29,845,000         164,501,000         70,500,000
Barclays Capital Inc.............       32,228,000         8,527,000          47,000,000         20,143,000
First Chicago Capital Markets,
  Inc............................       32,228,000         8,527,000          47,000,000         20,143,000
J.P. Morgan Securities Inc.......       32,228,000         8,527,000          47,000,000         20,143,000
                                    ---------------    ---------------    ---------------    ---------------
     Total.......................    $ 322,288,614       $85,272,196       $ 470,004,229      $ 201,430,384
                                    ---------------    ---------------    ---------------    ---------------
                                    ---------------    ---------------    ---------------    ---------------

                                        INITIAL            INITIAL            INITIAL            INITIAL
                                       PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL
                                       AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF
           UNDERWRITER              CLASS A-5 NOTES     CLASS B NOTES      CLASS C NOTES      CLASS D NOTES
---------------------------------   ---------------    ---------------    ---------------    ---------------
Credit Suisse First Boston
  Corporation....................    $  43,006,534       $ 7,721,996        $25,515,031        $37,265,242
First Union Capital Markets......       43,005,000         7,721,000         25,514,000         37,264,000
Barclays Capital Inc.............       12,287,000          --                 --                 --
First Chicago Capital Markets,
  Inc............................       12,287,000          --                 --                 --
J.P. Morgan Securities Inc.......       12,287,000          --                 --                 --
                                    ---------------    ---------------    ---------------    ---------------
     Total.......................    $ 122,872,534       $15,442,996        $51,029,031        $74,529,242
                                    ---------------    ---------------    ---------------    ---------------
                                    ---------------    ---------------    ---------------    ---------------

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of such Notes are purchased. The Underwriters have advised the Depositor that they propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of 0.06% per Class A-1 Note, 0.09% per Class A-2 Note, 0.105% per Class A-3 Note, 0.140% per Class A-4 Note, 0.105% per Class A-5 Note, 0.15% per Class B Note, 0.18% per Class C Note and 0.24% per Class D Note. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.05% per Class A-1 Note, 0.08% per Class A-2 Note, 0.09% per Class A-3 Note, 0.12% per Class A-4 Note, 0.09% per Class A-5 Note, 0.12% per Class B Note, 0.15% per Class C Note and 0.20% per Class D Note. After the Notes are released for sale to the public, the offering prices and other selling terms may be varied by the Underwriters.

     In connection with the offering of the Notes, Credit Suisse First Boston Corporation and First Union Capital Markets, on behalf of the Underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open markets for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transaction and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the Credit Suisse First Boston Corporation or First Union Capital Markets engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

     TCC and certain of its affiliates have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Notes are new issues of securities with no established trading market. The Underwriters have advised the Depositor that the Underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

     The Depositor has estimated that it will spend approximately $1.3 million for printing, rating agencies, trustee and legal fees and other expenses related to the offering.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor by Dorsey & Whitney LLP. The validity of the Notes offered hereby will be passed upon for the Underwriters by Shearman & Sterling. The Indenture, the Transfer and Servicing Agreement, the Trust Agreement, the Purchase Agreements and the Notes will be governed by the laws of the State of New York.

                            INDEX OF PRINCIPAL TERMS

                                                                                                            PAGE
                                                                                          ----------------------
Additional Principal...................................................................                     S-36
Administrative Fees....................................................................                     S-39
Aggregate Note Principal Balance.......................................................                     S-36
Amount Available.......................................................................                     S-29
Available Pledged Revenues.............................................................                     S-29
Benefit Plan...........................................................................                     S-45
Book Value.............................................................................                     S-22
Cash Collateral Account................................................................               S-10, S-38
CFC....................................................................................                     S-14
Class A Notes..........................................................................                     S-29
Class A Principal Payment Amount.......................................................                     S-34
Class A Target Principal Amount........................................................                     S-34
Class A Percentage.....................................................................                     S-34
Class B Interest Rate..................................................................                     S-31
Class B Principal Payment Amount.......................................................                     S-34
Class B Target Principal Amount........................................................                     S-34
Class B Percentage.....................................................................                     S-35
Class B Floor..........................................................................                     S-35
Class C Interest Rate..................................................................                     S-32
Class C Principal Payment Amount.......................................................                     S-35
Class C Target Principal Amount........................................................                     S-35
Class C Percentage.....................................................................                     S-35
Class C Floor..........................................................................                     S-35
Class D Interest Rate..................................................................                     S-32
Class D Principal Payment Amount.......................................................                     S-35
Class D Target Principal Amount........................................................                     S-36
Class D Percentage.....................................................................                     S-36
Class D Floor..........................................................................                     S-36
Closing Date...........................................................................                      S-7
Code...................................................................................                     S-40
Collection Period......................................................................                     S-36
Contract...............................................................................                S-8, S-14
Contract Pool..........................................................................                     S-16
Contract Pool Principal Balance........................................................                      S-6
Contract Principal Balance.............................................................                S-6, S-36
Counsel................................................................................                     S-40
CPR....................................................................................                     S-23
Current Collection Period Pledged Revenues.............................................                     S-29
Current Realized Losses................................................................                     S-38
Cut-Off Date...........................................................................                     S-14
Cut-Off Date Contract Pool.............................................................                     S-16
Defaulted Contract.....................................................................                     S-22
Delinquency............................................................................                     S-20
Deposit Date...........................................................................                     S-29
Depositor..............................................................................                      S-5
Depository.............................................................................                     S-29
Discount Rate..........................................................................                     S-36
DTC....................................................................................                     S-29
Early Termination......................................................................                     S-21
Eligible Contract......................................................................                     S-23
Equipment..............................................................................                     S-14
Equity Certificate.....................................................................                     S-14

                                                                                                            PAGE
                                                                                          ----------------------
ERISA..................................................................................                     S-45
Exchange Act...........................................................................                      S-4
Financial Institution..................................................................                     S-43
Global Notes...........................................................................                     S-29
gross losses...........................................................................                     S-21
Holders................................................................................                     S-30
Indenture..............................................................................                S-5, S-29
Indenture Trustee......................................................................                S-5, S-29
Initial Amount.........................................................................                     S-38
Initial Contract Pool Principal Balance................................................                     S-37
Initial Statistical Contract Pool Principal Balance....................................                     S-16
Interest Periods.......................................................................         S-31, S-32, S-33
Interest Rate..........................................................................                     S-31
IRS....................................................................................                     S-40
Lease Contract.........................................................................                     S-14
Leased Equipment.......................................................................                     S-14
Leasing Services.......................................................................                     S-14
Liquidated Contract....................................................................                     S-36
Liquidation Loss.......................................................................                     S-38
Liquidation Proceeds...................................................................                     S-22
Loan Contracts.........................................................................                     S-14
losses net of recoveries...............................................................                     S-21
NCFC...................................................................................                     S-14
Non-Accrual............................................................................                     S-20
Note Owners............................................................................                     S-29
Noteholders............................................................................                     S-30
Notes..................................................................................                     S-29
Obligor................................................................................                S-8, S-14
OID....................................................................................                     S-41
Originators............................................................................                     S-14
Owner Trust............................................................................                      S-5
Owner Trustee..........................................................................                S-5, S-15
Payment Date...........................................................................                     S-30
Plan Assets Regulation.................................................................                     S-45
Pledged Revenues.......................................................................               S-14, S-30
Prepaid Contract.......................................................................                     S-21
Prepayments............................................................................                     S-30
Principal..............................................................................                      S-6
Principal Balance......................................................................                     S-37
Principal Differential.................................................................                     S-35
Principal Deficiency Amount............................................................                     S-38
PTCE...................................................................................                     S-45
Purchase Agreements....................................................................                     S-14
Record Date............................................................................                     S-30
Related Collection Period Pledged Revenues.............................................                     S-29
Required Payoff Amount.................................................................                     S-21
Requisite Amount.......................................................................                     S-38
Scheduled Payments.....................................................................                     S-30
SEC....................................................................................                      S-4
Servicer...............................................................................                      S-5
Servicing Fee..........................................................................                     S-39
Stated Maturity Date...................................................................                      S-7
Statistical Discount Rate..............................................................                     S-16
Subordinate Notes......................................................................                     S-29

                                                                                                            PAGE
                                                                                          ----------------------
Substitute Contract....................................................................                     S-22
TCC....................................................................................                      S-5
TIN....................................................................................                     S-44
Total Principal Payment Amount.........................................................                     S-34
Transfer and Servicing Agreement.......................................................                     S-14
Trust Agreement........................................................................                     S-14
Trust Assets...........................................................................                S-8, S-14
Underwriters...........................................................................                     S-47
United States Alien Holder.............................................................                     S-40
Underwriting Agreement.................................................................                     S-47
United States Holder...................................................................                     S-40
United States Person...................................................................                     S-46
Warranty Contract......................................................................                     S-16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          ANTIGUA FUNDING CORPORATION
                            RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

                            AT&T CAPITAL CORPORATION
                                    SERVICER

     We are offering receivable-backed notes under this prospectus and a prospectus supplement, which will be prepared separately for each series of notes offered. We refer to the receivable-backed notes as 'Notes' and to each separate series of Notes as a 'Series.' We will form a trust for each Series, which may include one or more classes of Notes (each, a 'Class'), and the trust will issue the Notes of that Series. Each trust may also issue one or more additional interests in such trust, which will not be offered under this prospectus or the related prospectus supplement.

     We will use the proceeds from the issuance of each Series of Notes to acquire a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables.

     The right of each Class of Notes of a Series to receive payments may be senior or subordinate to the rights of one or more of the other Classes of Notes. The rate of principal and interest payment on the Notes of any Class will depend on the priority of payment of such class and the rate and timing of payments of the related contracts.

                            ------------------------
     THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF THE RELATED OWNER TRUST AND WILL NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF ANTIGUA FUNDING CORPORATION, AT&T CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
  COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
      THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                    ----------------------------------------

     This prospectus may not be used to consummate sales of a Series of Notes unless accompanied by the prospectus supplement relating to such series.

                       Prospectus dated December 4, 1998.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS
  SUPPLEMENT...............................................................................................     3
REPORTS TO NOTEHOLDERS.....................................................................................     3
WHERE YOU CAN FIND MORE INFORMATION........................................................................     3
PROSPECTUS SUMMARY.........................................................................................     5
RISK FACTORS...............................................................................................    10
THE DEPOSITOR..............................................................................................    13
THE OWNER TRUSTS...........................................................................................    13
AT&T CAPITAL CORPORATION...................................................................................    14
THE ORIGINATORS............................................................................................    15
THE CONTRACTS..............................................................................................    20
DESCRIPTION OF THE NOTES...................................................................................    27
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.......................................................    37
CERTAIN LEGAL ASPECTS OF THE CONTRACTS.....................................................................    42
UNITED STATES TAXATION.....................................................................................    44
ERISA CONSIDERATIONS.......................................................................................    44
RATINGS OF THE NOTES.......................................................................................    45
USE OF PROCEEDS............................................................................................    45
UNDERWRITING...............................................................................................    45
LEGAL MATTERS..............................................................................................    45
INDEX OF PRINCIPAL TERMS...................................................................................    46
APPENDIX A.................................................................................................    48

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the Notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular Series of securities, including your Series; and (b) and the prospectus supplement related to the particular terms of your Series of securities.

     IF THE TERMS OF YOUR SERIES OF NOTES DESCRIBED IN THE PROSPECTUS SUPPLEMENT VARIES FROM THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN YOUR PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus and in your prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents above and the Table of Contents included in your prospectus supplement provide the pages on which these captions are located.

     You can find a listing of pages where we define capitalized terms used in this prospectus under the caption 'Index of Principal Terms' beginning on page 46 in this prospectus and under the caption 'Index of Principal Terms' in your prospectus supplement.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

     SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED 'UNDERWRITING' IN YOUR PROSPECTUS SUPPLEMENT.

     If you have received a copy of this prospectus and your prospectus supplement in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus and your prospectus supplement from Antigua Funding Corporation or an underwriter by asking any of them for it.

                             REPORTS TO NOTEHOLDERS

     Until the Notes of a particular Series are issued in physical, rather than book-entry, form, unaudited monthly and annual reports, which contain information concerning the Owner Trust prepared by the Servicer, will be sent by the Indenture Trustee on behalf of the Owner Trust only to Cede & Co. You can find a more detailed description of this in this prospectus under the heading 'Description of the Notes -- Book-Entry Registration.'

     If you purchase a Note, you may receive these reports by making a written request to the Indenture Trustee disclosed in the prospectus supplement. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Servicer nor the Depositor intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Owner Trust, will file with the Securities and Exchange Commission (the 'SEC') periodic reports concerning the Owner Trust as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the SEC, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office                         Chicago Regional Office
Seven World Trade Center                         Citicorp Center
Suite 1300                                       500 West Madison Street, Suite 1400
New York, NY 10048                               Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

     The SEC allows us to 'incorporate by reference' some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

     All documents filed by the Servicer, on behalf of the Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this prospectus and prior to the termination of the offering of the Notes will be incorporated by reference into this prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights selected information regarding the Notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Notes, read this entire prospectus and the prospectus supplement prepared for your Series of Notes.

Issuer....................................  For each Series of Notes, we will form a trust and prepare a prospectus supplement with respect to such Series. We will refer to each trust as an 'Owner Trust.' Each Owner Trust will own a pool of
                                            Contracts and certain other assets. For more information, see 'The
                                            Owner Trusts' in this prospectus and 'The Owner Trust' in your prospectus supplement.
Depositor.................................  Antigua Funding Corporation will transfer the Contracts (described below) to the Trusts. For more information, see 'The Depositor' in this prospectus. The Depositor's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879. For a more complete description of the Depositor, see 'The Depositor' in this prospectus.
Servicer..................................  AT&T Capital Corporation will service the Contracts. See 'Description of the Transfer and Servicing Agreements -- Servicing' in this prospectus. We will refer to AT&T Capital Corporation in this prospectus as 'TCC' and, sometimes, the 'Servicer.' TCC will manage, administer, service, and make collections on the pool of contracts related to your Series of Notes. Compensation to the Servicer will include a monthly fee in an amount specified in the prospectus supplement. TCC's chief executive offices are currently located at 2
                                            Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879. For a more complete description of TCC, see 'AT&T
                                            Capital Corporation' in this prospectus.
Indenture Trustee.........................  For your Series of Notes, we will identify the Indenture Trustee in your prospectus supplement.
Owner Trustee.............................  For your Series of Notes, we will identify the Owner Trustee in your prospectus supplement.
The Notes.................................  Pursuant to each Indenture, each Owner Trust will issue one or more
                                            Classes of Notes. The Owner Trust may also issue one or more other
                                            Classes of Notes and/or securities representing beneficial ownership interests in the Owner Trust (the 'Certificates'), which will not be offered by this prospectus.
Terms of the Notes
    Payment Dates.........................  Payment of interest and principal on your Notes will be made on the dates specified in your prospectus supplement. The interest rates for each Class of Notes in your Series also will be set forth in your prospectus supplement. For a complete description of the terms of the
                                            Notes, see

                                            'Description of the Notes' in this prospectus and in your prospectus supplement.
    Interest..............................  Interest on the Notes of your Series will be paid on the dates specified in your prospectus supplement, commencing on the date specified in your prospectus supplement. The interest rate for each
                                            Class of Notes of your Series is set forth in your prospectus supplement. See 'Description of the Notes' in this prospectus and in your prospectus supplement.
    Principal.............................  Principal will be paid on the Notes on the dates specified in your prospectus supplement. The amount of principal payable on the Notes on each payment date will generally be equal to the difference between the aggregate principal balance of the Notes on that payment date and the aggregate of the Contract Principal Balances of the
                                            Contracts (the 'Contract Pool Principal Balance'). The 'Contract
                                            Principal Balance' of any Contract is generally the present value of the unpaid scheduled payments due on that Contract. See 'Description of the Notes' in this prospectus and in your prospectus supplement.
    Subordination.........................  The right of each Class of Notes of a Series to receive payments of principal and interest may be senior or subordinate to the rights of one or more of the other Classes of Notes. This makes it more likely that senior Notes will be paid all interest and principal due on them, and less likely that subordinate Notes will be paid all interest and principal due on them. For a more complete description of the subordination of the Notes see 'Description of the Notes' in this prospectus and in your prospectus supplement.
    Ratings...............................  We will not issue the Notes unless one or more nationally recognized rating agencies have assigned ratings to the Notes in a category that signifies investment grade.
                                            The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on that Class on or before the stated maturity date for that class. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.
                                            The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the stated maturity date thereof or the possibility of the imposition of United States withholding tax with respect to non-United States Persons. For a more complete description of the ratings of the Notes, see 'Ratings of the
                                            Notes' in this prospectus and in your prospectus supplement.
Use of Proceeds...........................  We will use a significant portion of the proceeds from the offering and sale of each Series of Notes to pay warehousing facilities or to pay to the Originators (as described below) of the Contracts (as described below) in connection with the transfer of the Contracts.

Trust Assets..............................  We will make payments on the Notes primarily from funds received by the Owner Trust from the following assets:
                                               a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a 'Contract') with various lessees, borrowers or other obligors thereunder (each, an 'Obligor'), including scheduled payments, prepayments and liquidation proceeds of the Contracts, but not the rights of the lessor in the
                                               equipment subject to a Contract that is a lease rather than a loan;
                                               amounts on deposit in certain accounts, including the Collection
                                               Account (as described in this Prospectus); and
                                               certain other property and assets.
The Contracts.............................  Your prospectus supplement provides the particular terms of your
                                            Series of Notes and information about (i) the initial Contract Pool
                                            Principal Balance; (ii) the number of Contracts; (iii) the average
                                            Contract Principal Balance; (iv) the various types of Contract; (v)
                                            the geographical distribution of the Contracts; (vi) the approximate percentage amount of the Contracts originated by the Originators and by third parties and purchased by an Originator; (vii) the remaining term of the Contracts; and (viii) the weighted average remaining term of the Contracts.
Originators...............................  The Contracts owned by an Owner Trust will have been originated or, in some cases, acquired by one or more of three subsidiaries of TCC:
                                            AT&T Capital Leasing Services, Inc., Newcourt Communications Finance
                                            Corporation, formerly known as AT&T Credit Corporation and the
                                            Portland division of AT&T Commercial Finance Corporation
                                            (collectively, the 'Originators'). See 'AT&T Capital Corporation' and
                                            'The Originators' in this prospectus.
Contract Prepayments......................  Some Contracts may:
                                               not permit the Obligor to prepay the amounts due under the
                                               Contract or otherwise terminate the Contract prior to its
                                               scheduled expiration date, or
                                               allow for a prepayment or early termination upon payment of an amount that is at least equal to the present value of the future scheduled payments on the Contract determined using a discount rate specified in your prospectus supplement, or
                                               allow for a prepayment or early termination without the payment of such an amount.
                                            Some Contracts permit the Obligor to prepay the Contract, in whole or in part, at any time for an amount equal to the unpaid principal plus accrued interest.
Liquidated Contracts......................  Proceeds from the liquidation of a defaulted contract will be allocated as described in your prospectus supplement.

Mandatory Purchase or Replacement of
  Certain Contracts.......................  TCC will make certain representations and warranties regarding the
                                            Contracts and must purchase (or deliver a similar contract as a replacement for) any Contract in the event of a breach, if not cured within a specified period, of any of these representations or warranties that materially and adversely affects the value of such
                                            Contract. See 'The Contracts -- Representations and Warranties made by AT&T Capital Corporation' in this prospectus and in your prospectus supplement.
Leased Equipment..........................  We will not transfer to the Owner Trust our interest in the equipment related to the Contracts that are leases, including the right to receive the leased equipment upon expiration of the original term of the related Contract. Amounts payable to us in respect of leased equipment are not available to pay interest or principal on the
                                            Notes.
Credit Enhancement........................  The terms of a Series of Notes may provide for credit enhancement with respect to an Owner Trust or any class of Notes. Such credit enhancement may include any one or more of the following: a cash collateral account, a financial guaranty insurance policy issued by an insurer specified in the related prospectus supplement, subordination of one or more other classes of Notes, a reserve account, overcollateralization, letters of credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. For a complete description of the terms of any credit enhancement applicable to your series of Notes, see 'Description of the Notes -- Credit Enhancement'
                                            in your prospectus supplement.
Priority of Payments......................  On each payment date, the Indenture Trustee will use payments collected on the Contracts to pay the following:
                                                 (i) the servicing fee to the Servicer for servicing the
                                            Contracts;
                                                 (ii) interest on the Notes;
                                                 (iii) principal on the Notes, allocated to the various classes as described under 'Principal' above;
                                                 (iv) certain amounts payable in connection with the credit enhancement for that Series; and
                                                 (v) the remainder, if any, to the holder of the Equity
                                            Certificate.
Optional Purchase of Contracts............  Once the principal balance of the Notes is less than 10% of the initial Contract Pool Principal Balance, we may repurchase all the
                                            Contracts. That would result in a prepayment of the outstanding
                                            Notes. For a more complete description of this repurchase right, see
                                            'Description of the Notes -- Optional Purchase of Contracts' in this prospectus and in your prospectus supplement.

U.S. Taxation.............................  In the opinion of counsel to the Depositor and counsel to the
                                            Underwriters, the Notes will be characterized as indebtedness and the
                                            Owner Trust will not be characterized as an 'association' or
                                            'publicly traded partnership' taxable as a corporation for federal income tax purposes.
                                            By purchasing a Note, you will agree to treat your Note as indebtedness for federal, state and local income tax purposes. You should consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. See 'United States Taxation' in your prospectus supplement.
                                            In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to certain alien noteholders will not be subject to
                                            United States federal withholding tax (subject to the exceptions noted in 'United States Taxation -- Tax Consequences to United States
                                            Alien Holders' in your prospectus supplement). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, these alien noteholders would receive payments on their Notes net of such withholding tax, and neither the
                                            Owner Trust, the Depositor, TCC nor any other party would have any obligation to gross up such payments to compensate for such withholding tax.
ERISA Considerations......................  Subject to the considerations described in 'ERISA Considerations' in your prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase Notes.
Registration, Clearance and Settlement of
  Notes...................................  Each of the Notes of each Series will be registered in the name of
                                            Cede & Co., as the nominee of The Depository Trust Company, and will be available for purchase only in book-entry form on the records of
                                            The Depository Trust Company and participating members thereof. Notes will be issued in definitive form only under the limited
                                            circumstances described in this prospectus under 'Description of the
                                            Notes -- Definitive Notes.'
Governing Law.............................  Unless otherwise set forth in your related prospectus supplement, the
                                            Transfer and Servicing Agreement, the Trust Agreement, the Purchase
                                            Agreement, the Indenture and the Notes of each Series will be governed by the laws of the State of New York.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any Notes. You should also consider the risk factors set forth under the heading 'Risk Factors' in your prospectus supplement.

LIMITED ASSETS OF THE OWNER TRUST

     The Owner Trust's ability to make payments on the Notes will depend primarily on payments made on the Contracts. Noteholders will not be entitled to receive proceeds from the sale of the leased equipment following the expiration of any lease. The Notes will not be insured or guaranteed, directly or indirectly, by us, TCC, the Indenture Trustee or the Owner Trustee (or any affiliate of any of them) or any other person or entity. If the pool of Contracts experiences a high rate of payment delinquencies, you may not receive timely payment on your Notes. If the pool of Contracts experiences a high rate of defaults and severe liquidation losses, you may suffer a loss on your investment in the Notes.

SPECIAL RISKS OF THE SUBORDINATE NOTES; LIMITED PROTECTION TO SENIOR CLASSES OF NOTES

     To the extent described in the prospectus supplement, payments of interest and principal on the subordinate Notes of a Series may be subordinated in priority of payment to interest and principal, respectively, on the senior Notes of such Series. In addition, payments of principal on the Notes of a Series may be subordinated in priority of payment to payments of interest on the Notes of such Series. See 'Description of the Notes -- Subordination of Subordinate Notes' in your prospectus supplement.

     Delinquencies and defaults on the Contracts included in the Trust Assets of an Owner Trust could eliminate the protection afforded the subordinate Noteholders of such Series by the cash collateral account or other credit enhancement for such Series. The subordinate Noteholders may suffer losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the senior Noteholders of a Series by the subordination of the subordinate Notes of such Series. Senior Noteholders may also suffer losses on their investment as a result.

BANKRUPTCY AND INSOLVENCY RISKS
POSSIBLE RECHARACTERIZATION OF THE TRANSFER OF THE CONTRACTS AND EQUIPMENT

     Dorsey & Whitney LLP, counsel to the Depositor, will deliver a legal opinion that states that the transfer of the Contracts and the Leased Equipment from the Originators to the Depositor constitutes a sale or absolute assignment, rather than a pledge to secure indebtedness of TCC or the Originators. The legal opinion will also state that in the event that TCC or any of the Originators were to become a debtor under the federal bankruptcy code, (i) a creditor or trustee in bankruptcy would be unable to successfully challenge the transfer of the Contracts and the Leased Equipment to the Depositor and (ii) the Contracts, the payments made under the Contracts and the Equipment would not be property of the bankruptcy estate.

     Notwithstanding the legal opinion, if TCC or an Originator were to become a debtor under the federal bankruptcy laws or similar state laws, a creditor or trustee in bankruptcy of TCC or the Originator, or even TCC or that Originator as debtor-in-possession, might argue that the transfer of the Contracts and the Equipment from the Originators to the Depositor was (or should be recharacterized as) a pledge of those assets rather than a sale. If this position were accepted by a court, any Contracts considered to be 'true' leases under the applicable insolvency laws (as described under 'The
Contracts -- Description of the Contracts'), and any other Contract considered to be executory under these Insolvency Laws, could be rejected by the trustee in bankruptcy or by TCC or that Originator as debtor-in-possession, which would result in the termination of scheduled payments to the Depositor under any of these Contracts and, therefore, reductions in distributions to Noteholders of the related Series, and those Noteholders may suffer losses on their investment as a result.

     To reduce the likelihood of such rejection, UCC financing statements perfecting a security interest for benefit of the Depositor in the Equipment, and assignments of such perfected security interest to the Owner Trust and the Indenture Trustee, will be filed against the Originators (unless otherwise specified

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

in your Prospectus Supplement). Even if such Contracts were not so rejected in the event of an insolvency of TCC or any of the Originators, the Owner Trust and the Indenture Trustee could experience a delay in or reduction of collections on all of the Contracts, and Noteholders suffer losses on their investment as a result.

     Finally, in the event of an insolvency of a third party which initially sold Contracts to an Originator, a court could attempt to recharacterize such sale of the Contracts to the applicable Originator as a borrowing from the Originator, secured by a pledge of such Contracts and the rights in the Equipment.

POSSIBLE CONSOLIDATION OF THE DEPOSITOR WITH TCC AND AN ORIGINATOR

     Dorsey & Whitney LLP also will deliver a legal opinion that states if any of the Originators or TCC were to become a debtor in a bankruptcy case, a bankruptcy court would not order that the Depositor's assets and liabilities be consolidated with those of such Originator or TCC. We have taken steps in structuring the transactions described herein that are intended to prevent the voluntary or involuntary application for relief by or on behalf of TCC or any Originator under any Insolvency Law from resulting in the consolidation of the Depositor's assets and liabilities with those of TCC or such Originator. Such steps include the maintenance of separate books and records and the insistence on arm's-length terms in all agreements with TCC, the Originators and their affiliates. Nevertheless, we cannot provide any assurance that, in the event of a bankruptcy or insolvency of TCC or any Originator, a court would not order that the Depositor's or Owner Trust's assets and liabilities be consolidated with those of TCC or such Originator. Any such order would adversely affect each Owner Trust's and each Noteholders' ability to receive payments on the related Contracts. Noteholders may suffer losses on their investment as a result.

POSSIBLE CHARACTERIZATION OF A TRANSFER AS A FRAUDULENT TRANSFER

     A court could subordinate the rights of the Noteholders in the related Contracts and Equipment to the rights of creditors of TCC or the Originators, if a court were to find, among other things, that TCC or the Originators received less than reasonably equivalent value or fair consideration for the Contracts and the Equipment and, at the time of any transfers, was insolvent or rendered insolvent as a result of such transfer. Noteholders may suffer losses on their investment as a result.

CERTAIN RISKS FROM COMMINGLING OF COLLECTIONS

     While TCC is the Servicer, cash collections held by TCC may, subject to certain conditions, be commingled and used for the benefit of TCC prior to the date on which such collections are required to be deposited in a Collection Account as described under 'Description of the Transfer and Servicing
Agreement -- Collections on Contracts.' In the event of the insolvency or receivership of TCC or, in certain circumstances, the lapse of certain time periods, the Owner Trust may not have a perfected ownership or security interest in these collections. Noteholders may suffer losses on their investment as a result.

BANKRUPTCY OF THE DEPOSITOR

     If the Depositor were to become insolvent under any Insolvency Law, delays and reductions in the amount of distributions to Noteholders could occur. The Depositor has taken certain steps to minimize the likelihood that it will become bankrupt or otherwise insolvent. The Depositor is prohibited by its organizational documents and the Transfer and Servicing Agreement with respect to each Series from engaging in activities (including the incurrence or guaranty of debt) other than those permitted by the Trust Agreement and the Transfer and Servicing Agreement. See 'The Depositor.' The Depositor's certificate of incorporation also contains restrictions on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of all of its directors, including its independent directors. The Indenture Trustee, on behalf of the Noteholders of each Series, will covenant not to subject the Depositor to bankruptcy proceedings until the Notes have been paid in full and one year and one day has elapsed. The Depositor believes that such actions substantially mitigate the risk of an involuntary bankruptcy petition being filed against it.

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IMPAIRMENT OF TCC'S OBLIGATION TO REPURCHASE CONTACTS

     TCC will make certain representations and warranties regarding the Contracts, the Equipment and certain other matters (see 'The
Contracts -- Representations and Warranties Made by AT&T Capital Corporation'). In the event that any such representation or warranty with regard to a specific Contract is breached, is not cured within a specified period of time, and the value of such Contract is materially and adversely affected by such breach, TCC shall be required to purchase the Contract from the applicable Owner Trust at a price equal to the Required Payoff Amount (as described herein) of such Contract, and, in the case of a Lease Contract, shall be required to purchase the related Leased Equipment from the Depositor at a price equal to the Book Value thereof. In the event of a bankruptcy or insolvency of TCC, each Indenture Trustee's right to compel a purchase would both be impaired and have to be satisfied out of the available assets, if any, of TCC's bankruptcy estate, and you may suffer a loss on your investment in a Note as a result.

NO GROSS-UP FOR WITHHOLDING TAX

     In the opinion of counsel, under current United States federal income tax law in effect as of the date this prospectus, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in 'United States Taxation -- Tax Consequences to United States Alien Holders' in your prospectus supplement). If this law was to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax; and neither the Owner Trust, the Depositor, TCC nor any other party has any obligation to gross up such payments to account for such withholding tax.

LIMITED LIQUIDITY OF YOUR NOTES

     There is currently no market for the Notes. The Underwriters expect, but will not be obligated, to make a market for the Notes. You must not assume that a secondary market for the Notes will develop or, if it does develop, that it will provide you with liquidity of investment or that such a secondary market will continue for the life of your Notes.

RISKS OF PREPAYMENTS ON THE CONTRACTS; IMPACT ON THE YIELD OF YOUR NOTES

     The weighted average life of the Notes of a Series will be reduced by prepayments and early terminations of the related Contracts. Prepayments may result from:

           payments by the obligor,

           certain amounts received as a result of default or early termination of a Contract,

           the receipt of proceeds from the physical damage to the Equipment to the extent described in this prospectus under 'The Contracts,' purchases by TCC of Contracts as a result of certain uncured breaches of the representations and warranties made by it with respect thereto (see 'The Contracts -- Representations and Warranties Made by TCC') or

           by the Depositor exercising its option to purchase all of the remaining Contracts held by an Owner Trust (see 'Description of the Notes -- Optional Purchase of Contracts').

     Most Contracts do not permit prepayment or early termination. Nevertheless, TCC historically has permitted lessees to terminate leases early, either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium, or both. The Transfer and Servicing Agreement with respect to each Series will permit the Servicer to allow a voluntary prepayment of a Contract by an Obligor at any time so long as the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Contract after application of such amount) is at least equal to the Required Payoff Amount for such Contract. The Required Payoff Amount received from the prepayment or early termination of a Contract (or the amount of any partial prepayment of a Contract) will be added to the Amount Available and applied in the priority described in your prospectus supplement.

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     We can provide no assurance as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can we provide any assurance as to the level or timing of any prepayments that do occur. Because the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) on the Contracts, final payment of a Class of Notes could occur significantly earlier than the Stated Maturity Date of the Class. We can provide no assurance that Noteholders will be able to reinvest principal paid on any Class of Notes at an interest rate equal to the Interest Rate for the Class, and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes. See 'Weighted Average Life of the Notes' in your prospectus supplement.

     If so specified in your prospectus supplement, we will have the right (but not the obligation) to deliver a similar contract to replace any Contract that has been the subject of a prepayment or early termination, or that the Servicer has declared to be in default. Similarly, TCC will have the right, in lieu of repurchasing a Contract that it was required to repurchase due to a breach of representations or warranties, to cause us to deliver a similar contract to replace that Contract.

                                 THE DEPOSITOR

     Antigua Funding Corporation is incorporated under the laws of the State of Delaware and all of its stock is owned by the Originators, each of which is, in turn, a subsidiary of TCC. On or before the Closing Date for a Series, all of the related Contracts and the interests of the Originators in the related equipment (the 'Equipment') will be transferred by the applicable Originators to the Depositor in return for stock in the Depositor, pro rata in accordance with the value of the Contracts and Equipment transferred by each Originator. The Depositor will pay to the applicable Originators the net proceeds received from warehouse financing of such Contracts prior to their transfer to an Owner Trust, or from the offering and sale of the Notes of such Series.

     The Depositor has been formed solely for the purposes of the transactions described in this Prospectus and other similar transactions; and under its incorporation documents and the 'Transfer and Servicing Agreement' (as such term is defined in the related Prospectus Supplement) executed in connection with each Trust, the Depositor is not permitted to engage in any activity other than
(i) acquiring Contracts and interests of the Originators in the Equipment, (ii) transferring and conveying the Loan Contracts and the security interests in the related Equipment to Owner Trusts and other similar trusts, (iii) transferring and conveying the Lease Contracts to Owner Trusts, (iv) executing and performing its obligations under the 'Trust Agreements', the 'Purchase Agreements' (as such terms are defined in the related Prospectus Supplement), and the Transfer and Servicing Agreements (v) holding or transferring other securities issued by each Owner Trust, (vi) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, and (vii) other transactions of the type described in this Prospectus. The Depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any Owner Trust, the issuance of the related Series of securities issued by such Owner Trust, and other transactions of the type described in this Prospectus. The Depositor is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any Series of Notes.

                                THE OWNER TRUSTS

     Each Owner Trust will be formed pursuant to a Trust Agreement between the Depositor and the Owner Trustee, as described in the Prospectus Supplement. Each Owner Trust may issue one or more other classes of other securities, representing debt of or beneficial ownership interests in the Owner Trust ('Certificates') which will not be offered pursuant to this Prospectus.

     The 'Trust Assets' of each Owner Trust, as further specified in the related Prospectus Supplement, will consist of:

          (1) a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a 'Contract') with various lessees, borrowers or other obligors thereunder (each, an 'Obligor'), including (a) all monies at any time

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

     paid or payable thereon or in respect thereof from and after the Cut-Off Date in the form of (i) Scheduled Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments (but excluding, in the case of a Contract structured as a lease of the related Equipment (a 'Lease Contract'), any portion thereof allocated to the Depositor, as described in the related Prospectus Supplement), and (iii) Liquidation Proceeds (including any derived from the disposition of the related Equipment) received with respect to defaulted Contracts (excluding, in the case of a Lease Contract, any portion thereof allocable to the Depositor, as described in the related Prospectus Supplement), and (b) all rights of the secured party in the Equipment related to the Contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables ('Loan Contracts'), but excluding the rights of the lessor in the Equipment subject to a Lease Contract ('Leased Equipment') (which rights, subject to the allocation of Liquidation Proceeds received in respect thereof, may be retained by the Depositor to the extent specified in the related Prospectus Supplement);

          (2) amounts on deposit in (and Eligible Investments allocated to) certain accounts established pursuant to the related Indenture and the related Transfer and Servicing Agreement, including the Collection Account;

          (3) the Depositor's rights under the related Purchase Agreements; and

          (4) the Depositor's rights (but not its obligations) with respect to any cash collateral account or other form of credit enhancement for such Series.

     No Owner Trust will engage in any business activity other than (i) issuing the Notes and the Certificates (if any) (ii) holding and dealing with (including disposing of) the Trust Assets, (iii) making payments on the Notes and other securities issued thereby, (iv) entering into and performing the duties, responsibilities and functions required under any of the related Transfer and Servicing Agreement, Indenture, Contracts, and related documents, and (v) matters related to the foregoing.

     The Trust Assets of an Owner Trust will be separate from the Trust Assets of all other Owner Trusts created by the Depositor, and the Trust Assets of one Owner Trust will not be available to make payments on the securities issued by any other Owner Trust.

     The Owner Trustee for each Owner Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of any Series of Notes will be limited solely to the express obligations of the Owner Trustee set forth in the related Trust Agreement and Indenture. An Owner Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Owner Trustee. The Depositor may also remove an Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the related Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of an Owner Trustee will not become effective until acceptance of the appointment of a successor Owner Trustee.

                            AT&T CAPITAL CORPORATION

     AT&T Capital Corporation ('TCC') is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in the Asia/Pacific region, Mexico and South America. TCC is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     TCC, a Delaware corporation, is a wholly owned subsidiary of Newcourt Credit Group USA Inc., which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc. ('Newcourt'). TCC's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879.

     TCC, through its various subsidiaries, leases and finances a wide variety of equipment, including telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale

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systems and automated teller machines), general office, manufacturing and medical equipment ('General Equipment'), and transportation equipment. In addition, the group provides franchise financing for franchises and financing collateralized by real estate. As of December 31, 1997, TCC's and its subsidiaries' consolidated portfolio assets (investment in finance receivables, capital leases and operating leases) were comprised of, or collateralized by, General Equipment (33%), information technology equipment (22%), telecommunications equipment (22%), loans secured by real estate (12%) and transportation equipment (11%). TCC's leasing and financing services are marketed (i) to customers of equipment manufacturers, distributors and dealers with which TCC has a marketing relationship for financing services and (ii) directly to end-users of equipment. TCC's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

     As of September 30, 1998, TCC and its subsidiaries had, on a consolidated basis, total assets of $9.7 billion, total liabilities of $8.9 billion and net income for the nine months ended September 30, 1998 of $45.5 million.

     TCC was founded in 1985 by AT&T Corp. ('AT&T') as a captive finance company to assist AT&T's equipment marketing and sales efforts by providing its customers with sophisticated financing.

     On January 12, 1998, Newcourt consummated the purchase (the 'Newcourt Acquisition') of all of the outstanding shares of common stock of TCC, pursuant to a stock purchase agreement dated as of November 17, 1997 among TCC, Newcourt, Hercules Holdings (Cayman) Limited, the former direct owner of 97.4% of TCC's common stock, and certain management stockholders.

     The Contracts comprising the Trust Assets of any Owner Trust will have been originated or, in some cases, purchased from third parties by one or more of three subsidiaries of TCC: AT&T Capital Leasing Services, Inc. ('Leasing Services'), Newcourt Communications Finance Corporation (formerly known as AT&T Credit Corporation ('NCFC')) and the Portland division of AT&T Commercial Finance Corporation (such division is referred to as 'CFC') (collectively, the 'Originators').

                                 THE ORIGINATORS
AT&T CAPITAL LEASING SERVICES, INC.

     AT&T Capital Leasing Services, Inc. ('Leasing Services') provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers. Leasing Services (formerly known as Eaton Financial Corporation) was acquired by a predecessor of NCFC in March 1989, and became a subsidiary of a predecessor of TCC in connection with TCC's reorganization in March 1990. It thereafter became a subsidiary of TCC in connection with TCC's restructuring in March 1993. Leasing Services will change its name to Newcourt Leasing Corporation during the fourth quarter of 1998.

     Leasing Services is currently headquartered in Framingham, Massachusetts. Leasing Services anticipates moving its headquarters to Westborough, Massachusetts during the first six months of 1999. Its portfolio of contracts includes leases and loans on a variety of equipment types, including office automation and general-purpose business equipment such as copiers and computers, as well as industry-specific equipment such as printing, machine tools, automobile test/repair equipment, and medical/dental equipment. The Leasing Services portfolio (which includes both contracts owned by Leasing Services and contracts serviced on behalf of others) is primarily comprised of the following equipment types: computers, machine tool manufacturing equipment, copiers, medical/dental equipment, printing equipment and automobile test/repair equipment.

NEWCOURT COMMUNICATIONS FINANCE CORPORATION (FORMERLY KNOWN AS AT&T CREDIT CORPORATION)

     Newcourt Communications Finance Corporation ('NCFC') supports the sales of Lucent Technologies Inc. ('Lucent') and NCR Corporation ('NCR') equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. NCFC's predecessor was established as a captive finance company of AT&T in 1985.

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     Substantially all of NCFC's transactions are generated through Lucent and
NCR. Lucent and NCR each were, until recently, subsidiaries of AT&T. Lucent manufactures and distributes telecommunications and related equipment, and NCR manufactures and distributes information technology (including retail point-of-sale systems, automated teller machines ('ATMs') and computers). The NCFC portfolio of contracts is primarily comprised of both leases and loans on the following equipment types: telecommunications equipment, retail point-of-sale systems, ATMs and computer equipment.

AT&T COMMERCIAL FINANCE CORPORATION

     The Portland division of AT&T Commercial Finance Corporation ('CFC') provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. CFC was formed in December 1989 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc. CFC will change its name to Newcourt Commercial Finance Corporation during the fourth quarter of 1998.

     CFC is headquartered in Parsippany, New Jersey. The CFC portfolio (which includes both contracts owned by CFC and contracts serviced on behalf of others) is comprised entirely of leases and loans on construction and material handling equipment.

UNDERWRITING AND SERVICING
CREDIT MANAGEMENT PHILOSOPHY

     TCC strives to manage certain risks in connection with its business, including credit risk and residual value risk associated with the acquisition and holding of receivables such as the Contracts. The management of these risks is critical to the success of TCC and each Originator. As such, TCC has in place policies, controls, systems and procedures intended to manage and limit such risks, promote early problem recognition and corrective action as well as facilitate consistent portfolio performance measurements. Such policies, controls, systems and procedures are subject to periodic review by TCC's Risk Management Department, which includes legal, credit and asset management personnel, by TCC's internal auditors and TCC's Audit Committee. In addition, the Investment Committee monitors TCC's overall risk profile.

     The control of credit losses is an important element of TCC's business. TCC seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. TCC's financing activities have been spread across a wide range of equipment types (e.g., general equipment, telecommunications equipment, office equipment, information technology and transportation equipment) and real estate and a large number of end-users located throughout the United States and, to a lesser extent, abroad.

     Each Originator has a chief credit officer who is responsible for overseeing the quality, integrity and performance of respective credit portfolios. Before any transaction can be committed to, it must first be credit approved by one of TCC's proprietary credit scoring models or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each Originator's chief credit officer is charged with the responsibility of establishing credit policies appropriate for such Originator's business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. Credit authorities are an important tool that TCC uses to manage and control its portfolio risk. Credit authorities are set in order to enable individual credit officers to handle approximately 80-85% of the transactions flowing to them. This approach results in approximately 15-20% of the transactions being reviewed by higher credit authorities. This ensures oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each Originator's chief credit officer is empowered to establish credit authorities for qualified members of their credit staff for up to $500,000. Approval of new credit authorities up to $5,000,000 requires the approval of Newcourt's chief investment officer in addition to the approval of the Originator's chief credit officer. Approval of new credit authorities in excess of $5,000,000 also requires the approval of president of Newcourt services business unit or Newcourt's chief executive officer. The existing credit authorities allow the Originator's chief credit officer to approve transactions up to $7.5 million in the case of NCFC, up to $5 million in the case of Leasing Services and up to $1.5 million in the case of CFC.

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Approval of Newcourt's chief investment officer is required for transactions in excess of an Originator's credit authority and for certain other matters. The credit authority granted to approve transactions may not be delegated. Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. TCC utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. TCC tracks credit exposure in an automated fashion aggregating all Originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days.

UNDERWRITING -- GENERAL

     TCC's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000 originated by the Originators (other than CFC), credit scoring systems (where a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information, based on a statistical model of TCC's prior loss experience) are utilized to make credit decisions. TCC's proprietary credit scoring systems are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality. With respect to credit decisions for those transactions which are not based on credit scoring, TCC's credit officers conduct various credit investigations including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger sized transactions (generally over $100,000), TCC's credit officers will obtain and analyze financial statements from the customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and stated liabilities are compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis would typically involve a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. A written analysis is then prepared by the credit officer summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations, but TCC does not impose rigid loan-to-value ratios in its underwriting processes, nor is a maximum loan-to-value ratio imposed. The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. Any subsequent modification of approval terms or required documentation must be re-approved by one of TCC's authorized credit officers. TCC also requires the credit personnel of each Originator to rate the creditworthiness of each of such unit's customer accounts over $100,000 and, in connection therewith, to take into account certain other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

     In 1992, TCC commissioned the Bell Laboratories Operations Research Department ('Bell Labs') to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. Three sets of decision support systems were developed and

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implemented, covering each stage of the small ticket leasing life cycle;
front-end credit decisions, credit line management, and delinquent account collections (see ' -- Collections' below). Each system is comprised of a suite of statistically derived risk prediction models, a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

     The current front-end credit decisioning systems follow a series of steps including the selection and electronic retrieval of credit bureau information, the quantification of credit risk and the decision to accept, reject or manually review the credit applicant. While both Leasing Services and NCFC have been using credit application scoring models based on more traditional credit scorecards since 1991 and 1989, respectively, Leasing Services implemented an improved decisioning system in March 1993, while NCFC implemented such system in May 1995. Additionally, credit line management models have been developed and implemented within NCFC since May 1995. The credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions by authorized credit officers are permitted, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Overrides are tracked by the operating units each month, and are more common at NCFC than they are at Leasing Services. Such advanced credit scoring systems are not used by CFC because the contracts originated by each of them have larger original balances.

DOCUMENTATION

     Prior to funding leasing and financing transactions, a complete documentation package (including generally a credit application, signed lease/installment sale or financing agreement, vendor invoice, initial lease/advance payment, proof of insurance (where relevant), delivery and acceptance acknowledgments and appropriate UCC financing statements) is required. Filing of UCC financing statements typically is required by Leasing Services unless the underlying equipment has a cost of less than $10,000 (or $30,000 in the case of a lease contract with a fair market value purchase option); by NCFC unless the underlying equipment has a cost of less than $20,000 (or $50,000 in the case of a lease contract with a fair market value purchase option) and by CFC in all transactions.

BILLING

     Billing for the Originators is handled by third parties, which prepare and mail monthly invoices. All customers are assigned a billing cycle and invoices are sent 19 days or 25 days (depending on the type of equipment) before the due date in the case of NCFC, 30 days before the due date in the case of Leasing Services or 20 days before the due date in the case of CFC. From time to time to facilitate customer needs, the Originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

PORTFOLIO MONITORING

     Delinquency is tracked and calculated monthly for each major portfolio segment, including segmentation by classification of days past due. In addition, non-accruals (see ' -- Non-Accrual and Write-off Policy') are tracked monthly, including the portion which is deemed to be at risk by the Originator's chief credit officer. Similarly, credit losses are monitored each month and are compared with credit losses for previous months and the corresponding month in a number of prior years. TCC also employs other techniques in evaluating the performance of its portfolio. These techniques include roll rate analysis (a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or 'roll' into, losses), a type of vintage analysis (another type of portfolio analysis in which TCC's assets are classified by age and then compared across different years (e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995)) as well as other types of analysis. For transactions over $1,000,000, TCC conducts annual reviews of customer financial condition and risk

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rating. Such annual reviews are conducted on transactions over $500,000 in the event of certain higher risk ratings. All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel -- for example, a material adverse change in the financial condition of the obligor in the transaction.

     In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Once identified, these customers are monitored by credit personnel, who periodically make recommendations to Newcourt's chief investment officer about what remedial actions should be taken; what portion, if any, of total credit exposures should be written off; or whether a specific allocation of TCC's loss reserves should be made.

     In establishing allowances for credit losses, TCC's management reviews, among other things, the aging of TCC's portfolio, all non-performing leases and receivables and prior collection experience, as well as TCC's overall exposure and changes in credit risk.

COLLECTIONS

     TCC collects overdue payments using several different methods. At NCFC and Leasing Services, computerized collection management systems have been developed and deployed. Leasing Services has used outbound call management systems and behavioral scoring systems in prioritizing collection activities in its collection process since March 1994. NCFC has utilized similar technology in its collection activities since 1989 with the exception of behavioral scoring, which was implemented company-wide in September 1996 following a testing period in several of NCFC's units. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled).

     Accounts are ranked using a suite of statistically derived risk prediction indicators (behavioral scoring) for handling in order of risk weighted exposure. The collection management systems utilize different account collection strategies as a function of risk level and account balance. Accounts with low balances and/or low risk are assigned to a low impact collection strategy which involve greater reliance upon letters in the early stages of delinquency and less reliance on telephone calls until the later stages of delinquency. Also, the number of days between actions are greater for a low risk account than in the case of a high risk account. A high impact collection strategy is assigned to accounts with high balances and/or high risk scores. In this case, telephone calls are commenced sooner in the collection process and collection actions are more closely spaced.

     At CFC, account collections are undertaken in a more manual fashion with prioritization being principally driven by the number of days past due. Accounts are typically assigned to individuals or groups who will be responsible to ensure appropriate collection activities are undertaken to effectuate customer payment. The collection process is undertaken using computer generated reminder notices which are generally sent once an account is 10-15 days past due, individually tailored collection letters and telephone contact, as appropriate.

     Outside collection agencies and attorneys are frequently used to supplement collection activity. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is past due between 90 and 180 days, or earlier if the equipment is determined to be at risk.

NON-ACCRUAL AND WRITE-OFF POLICY

     TCC maintains non-accrual and write-off policies which are followed by all Originators. The policies require that all accounts which are 90 days past due (or sooner in the event of a bankruptcy or other appropriate evidence of impairment) be placed on non-accrual, and be written off or specifically reserved at 180 days past due. Smaller transactions (generally $100,000 or less) will be written off at

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such time. Larger transactions (generally more than $100,000) will utilize specific reserves to appropriately reduce the carrying value of the equipment to an amount which may be 'covered' by collateral value.

                                  THE CONTRACTS

     With respect to any Series of Notes, the aggregate of the Contracts expected to be held by an Owner Trust as part of the Trust Assets, as of any particular date, is referred to as the 'Contract Pool,' and the Contract Pool, as of the Cut-Off Date, is referred to as the 'Cut-Off Date Contract Pool.'

DESCRIPTION OF THE CONTRACTS

     All of the Contracts in each Owner Trust will be commercial, rather than consumer, leases or loans. The following description of the Contracts generally describes the material terms of the Contracts to be included in each Contract Pool, although an immaterial number of Contracts in a Contract Pool may differ in one or more provisions from the description below.

     The Lease Contracts in an Owner Trust will include both true leases and leases intended for security, as such terms are described in Section 1-201(37) of the Uniform Commercial Code (the 'UCC'). Under a true lease the lessor bears the risk of ownership, takes any federal tax benefits associated with the lease and no title is conferred upon the lessee. The lessee under a true lease has the right to the temporary use of equipment for a term shorter than the economic life of such equipment in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant 'residual' economic interest in the leased equipment. End of lease options for true leases include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the 'purchase' of the leased assets by the lessee and retains a security interest in the leased assets. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. These leases are considered conditional sales type leases for federal tax purposes, and, accordingly, the lessor does not take any federal tax benefits. End of lease options for such leases depend on the terms of the related Lease Contract, although generally these terms provide for purchase of the Equipment at a prestated price. The inclusion of true leases in the Contract Pool will have no income tax impact on Noteholders since the Notes are treated as debt for income tax purposes. See 'United States Taxation.' However, true leases are treated differently under the Bankruptcy Code from leases intended for security. See 'Risk Factors -- Bankruptcy and Insolvency Risks' and 'Certain Legal Aspects of the Contracts -- Insolvency Matters' for a discussion of these differences.

THE FORMS OF CONTRACTS

     The Lease Contracts will generally be in one of two forms: (a) a master lease agreement containing all of the general terms and conditions of the lease transaction or transactions, with schedules setting forth the specific terms of each lease transaction with that particular Obligor (a 'Master Form Lease'), and
(b) specific lease agreement forms containing all of the terms and conditions of the lease transaction (a 'Specific Lease Form'). NCFC generally uses the Master Form Lease for lease transactions in excess of $100,000 and in connection with smaller transactions in which the Obligor has previously executed a Master Form Lease; CFC uses both a Specific Lease Form and a Master Form Lease; and Leasing Services generally uses a Specific Lease Form but uses a Master Form Lease for certain vendor customers. In certain cases, the Lease Contract may be written on another form which was created by one of the Originators, by a customer or by a third-party originator. The Loan Contracts are documented on installment sale contract, promissory note, chattel mortgage or loan and security agreement form.

PAYMENTS GENERALLY

     Generally, the Contracts require that the Obligor make periodic payments on a monthly basis, while a number of Contracts (which, in relation to the Initial Contract Pool Principal Balance for any Owner Trust, will not be material) provide for quarterly, semi-annual or annual payments. The payments under all of the Contracts are required to be made in United States dollars and are fixed and

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specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the Contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

     The Contracts require the Obligors to assume the responsibility for payment of all expenses of the related Equipment including (without limitation) any expenses in connection with the maintenance and repair of the related Equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the Equipment.

INSURANCE; REPAIR AND REPLACEMENT

     The Lease Contracts (except for a small number of Contracts which, in relation to the Initial Contract Pool Principal Balance for any Owner Trust, will not be material) require the Obligors to maintain liability insurance which must name the lessor as additional insured. Lease Contracts and Loan Contracts require Obligors to procure property insurance against the loss, theft or destruction of, or damage to, the Equipment for its full replacement value, naming the lessor (or lender) as loss payee. This requirement is, from time to time, waived by the Originator for a small number of transactions and, for some Lease Contracts, the Obligor is permitted to self-insure the Equipment under the Obligor's already existing self-insurance program.

     For Lease Contracts originated by NCFC relating to equipment with a cost of $100,000 or less, and for Lease Contracts originated after March 4, 1997 by Leasing Services relating to equipment with a cost of $250,000 or less, the Obligor is generally provided with written information concerning its property insurance obligations under the Lease Contract and the Originator's own property insurance coverage that will be provided at the expense of the Obligor if the Obligor does not provide the Originator with satisfactory evidence of its own insurance coverage. The Obligor is given a specified time period in which to provide such evidence. Proper evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the Originator provides the insurance coverage, the Obligor is charged a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the Obligor provides evidence of its own coverage, such monthly charges cease. The Obligor has the ability to 'opt out' of the program by providing evidence of its own coverage.

     For transactions involving Equipment with a cost of more than $100,000 (in the case of Lease Contracts originated by NCFC) or $250,000 (in the case of Lease Contracts originated by Leasing Services after March 4, 1997), insurance coverage generally is verified and tracked by the respective Originator, and the failure to maintain such insurance constitutes an event of default under the applicable Lease Contract. Generally, either pursuant to the Specific Lease Form or the Master Form Lease, the Obligor also agrees to indemnify the Originator for all liability and expenses arising from the use, condition or ownership of the Equipment.

     Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required to (i) repair such Equipment, (ii) make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or
(iii) in some cases, replace such damaged or destroyed Equipment with other equipment of comparable use and value. Under the Transfer and Servicing Agreement, the Servicer is permitted (in the case of the destruction of the Equipment related to a particular Lease Contract) either to allow the Lessee to replace such Equipment (provided that the replacement equipment is, in the judgment of the Servicer, of comparable use and at least equivalent value to the value of the Equipment which was destroyed) or to accept the termination payment referred to above.

ASSIGNMENT OF CONTRACTS

     The Contracts permit the assignment of the Contract by the lessor or secured party without the consent of the Obligor, except for a small number of Contracts which require notification of the assignment to, or the consent of, the Obligor (and TCC will represent and warrant in the applicable Purchase Agreement that such notices have been given, or such approvals will have been received, not

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more than ten days following the Closing Date). The Contracts do not permit the assignment thereof (or the Equipment related thereto) by the Obligor without the prior consent of the lessor or secured party, other than Contracts which (i) may permit assignments to a parent, subsidiary or affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined by TCC in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor. Under the Transfer and Servicing Agreement, the Servicer may permit an assignment of a particular Contract from an Obligor to a third party only if the Servicer (utilizing the current underwriting criteria for its contract origination activities generally) determines that such third party is of sufficient credit quality that the Servicer would permit such third party to become an obligor with respect to a lease or loan contract originated by the Servicer generally.

HELL-OR-HIGH-WATER LEASE CONTRACTS

     The Lease Contracts are 'hell-or-high-water' contracts which require all payments thereunder to be made regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor.

EVENTS OF DEFAULT AND REMEDIES

     Events of default under the Contracts generally include the failure to pay all amounts required by the Contract when due, the failure of the Obligor to perform its agreements and covenants under the applicable Contract, material misrepresentations made by the Obligor, the bankruptcy or insolvency of the Obligor or the appointment of a receiver for the Obligor and, in some cases, default by the Obligor under other contracts or agreements. Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the Obligor include the right to cancel or terminate in the case of a Lease Contract, or to accelerate payments in the case of a Loan Contract, to recover possession of the related Equipment, and to receive an amount intended to make the lessor or secured party (as the case may be) whole plus costs and expenses (including legal fees) incurred by the lessor or secured party as a result of such default. Notwithstanding such events of default and remedies, under the Transfer and Servicing Agreement, the Servicer is permitted to take such actions, with respect to delinquent and defaulted Contracts, as a reasonably prudent creditor would do under similar circumstances. See 'Description of the Transfer and Servicing Agreements -- Servicing.' The Originators may occasionally provide payment extensions (generally of 3 months or less, although longer extensions are occasionally granted) to customers experiencing delays in payment due to cash flow shortages or other reasons. However, it is not intended that extensions be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Owner Trust with respect to such Contract.

PREPAYMENTS AND EARLY TERMINATION

     Any Contract may either (i) not permit the Obligor thereunder to prepay the amounts due under such Contract or otherwise terminate the Contract prior to its scheduled expiration date, or (ii) allow for a prepayment or early termination upon payment of an amount that is at least equal to the present value of the future Scheduled Payments on such Contract (determined using a discount rate specified in the related Prospectus Supplement), or (iii) allow for a prepayment or early termination without the payment of such an amount. Some Contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the Obligor thereunder to prepay the Contract, in whole or in part, at any time at par plus accrued interest. The 'Contract Principal Balance' of any Contract as of the last day of any Collection Period will be: (1) in the case of any Contract that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Contract after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such

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last day, discounted monthly at the rate specified in the related Prospectus
Supplement (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period); (2) in the case of any Contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause (1) above) of the unpaid Scheduled Payments due on such Contract after the date of such prepayment, the amount specified in clause (1) above; and (3) in the case of any Contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Contract after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause
(1) above.

     Under each Transfer and Servicing Agreement, the Servicer will be permitted to allow the prepayment of any Contract, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Contract after application of such amount) is at least equal to the Required Payoff Amount for such Contract. The 'Required Payoff Amount,' with respect to any Collection Period for any Contract, is equal to the sum of: (i) the Scheduled Payment due in such Collection Period and not yet received, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus (ii) the Contract Principal Balance of such Contract as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period). In no event will 'Pledged Revenues' (as defined in the related Prospectus Supplement) include (nor will the Notes otherwise be payable from) any portion of a Prepayment on a Contract that exceeds the Required Payoff Amount for such Contract.

     In no event will Pledged Revenues for a Series of Notes include (nor will the Notes otherwise be payable from) any portion of a Prepayment on a Contract that exceeds the Required Payoff Amount for such Contract.

DISCLAIMER OF WARRANTIES

     The Lease Contracts contain provisions whereby the lessor (or the Originator, as assignee of the lessor) disclaims all warranties with respect to the Equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the Obligor for the term of the Lease. Under the Lease Contracts, the Obligor 'accepts' the Equipment under the applicable Lease Contract following delivery and an opportunity to inspect the related Equipment.

ADDITIONAL EQUIPMENT

     Some of the Lease Contracts constitute leases of 'additional equipment' (generally costing $25,000 or less) with existing Obligors. Pursuant to the terms of the original Lease Contract between the lessor and the Obligor, these leases for 'additional equipment' are documented on a written form prepared by the lessor and delivered to (but not executed by) the Obligor, which written form describes all of the terms of the lease. Under the terms of the Lease Contract, the Obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of such 'additional equipment.'

REPRESENTATIONS AND WARRANTIES MADE BY AT&T CAPITAL CORPORATION

     Except as otherwise specified in the related Prospectus Supplement, TCC will make the following representations and warranties regarding the Contracts (and the related Equipment) included in each Contract Pool as of the related Cut-Off Date:

          (A) Each Contract (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), and (ii) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or

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

     warranty is made with respect to the perfection or priority of any security interest in such related Equipment);

          (B) No provisions of any Contract have been waived, altered or modified in any material respect, except as indicated in the Contract File;

          (C) No Lease Contract is a 'consumer lease' as defined in Article 2A of the Uniform Commercial Code;

          (D) To the best of TCC's knowledge, each Obligor has accepted the related Equipment and has had reasonable opportunity to inspect and test such Equipment;

          (E) All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Contracts, have been complied with in all material respects;

          (F) There is no known default, breach, violation or event permitting cancellation or termination of the Contract by the lessor (in the case of Lease Contracts) or by the secured party (in the case of Loan Contracts) under the terms of any Contract (other than Scheduled Payment delinquencies (in excess of 10% of the Scheduled Payment due) of not more than 60 days), and (except for payment extensions and waivers of Administrative Fees in accordance with TCC's servicing and collection policies and procedures) there has been no waiver of any of the foregoing; and as of the Cut-Off Date, no related Equipment had been repossessed;

          (G) Each Obligor (i) is located in the United States, and (ii) is not
     (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or (b) the Depositor, an Originator, TCC or any subsidiary thereof;

          (H) Each Contract was entered into by an Obligor who, at the Cut-Off Date, had not been identified on the records of TCC or the Originators as being the subject of a current bankruptcy proceeding;

          (I) No Contract has a Scheduled Payment delinquency (in excess of 10% of the Scheduled Payment due) of more than 60 days past due as of the Cut-Off Date (although some Contracts may have experienced such delinquencies prior to the Cut-Off Date);

          (J) Each Contract may be sold, assigned and transferred by the Originator to the Depositor, and may be assigned and transferred by the Depositor to the Owner Trust, without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date;

          (K) Each Contract prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Contract by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor (in the case of Lease Contracts) or the secured party (in the case of Loan Contracts), other than Contracts which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined by TCC in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor;

          (L) The Obligor under each Contract is required to make payments thereunder (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates;

          (M) Each Contract requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales and property taxes) relating to such Equipment;

          (N) Each Contract requires the Obligor thereunder to make all Scheduled Payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and

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

     notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be);

          (O) Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment,
     (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value;

          (P) Each Contract either (i) does not permit the Obligor to terminate the Contract prior to the latest Stated Maturity Date or to otherwise prepay the amounts due and payable thereunder, or (ii) allows for an early termination or prepayment upon payment of an amount which is not less than the Required Payoff Amount;

          (Q) It is not a precondition to the valid transfer or assignment of the Originator's interest in any of the Equipment related to any Contract that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority;

          (R) Each Contract was originated by one of the Originators in the ordinary course of such Originator's business, or (in the case of any Contract purchased by one of the Originators) was acquired by such Originator for proper consideration and was validly assigned to such Originator by the seller of such Contract. Immediately prior to the sale, assignment and conveyance of such Contract by the Originator to the Depositor, such Originator had good title to such Contract and the Originator's interest in the related Equipment (subject to the terms of such Contract) and was the sole owner thereof, free of any Lien. Such Contract has been duly and properly sold, assigned and conveyed by the applicable Originator to the Depositor pursuant to a Purchase Agreement. Immediately prior to the transfer and conveyance of such Contract to the Owner Trust, the Depositor had the right to transfer such Contract and such interest in the related Equipment free of any Lien (other than the rights of the Obligor under the related Contract). Such Contract has been duly and properly transferred and conveyed by the Depositor to the Owner Trust pursuant to the Transfer and Servicing Agreement free of any Lien (other than the rights of the Obligor under the related Contract);

          (S) No person has a participation in or other right to receive Scheduled Payments under any Contract, and neither the Depositor nor any of the Originators nor TCC has taken any action to convey any right to any person that would result in such person having a right to Scheduled Payments received with respect to any Contract;

          (T) The sale, transfer and assignment of such Contract and the Originators' interest in the related Equipment to the Depositor under the Purchase Agreement, and the transfer and conveyance of such Contract from, and the grant of a security interest in the related Equipment by, the Depositor to the Owner Trust under the Transfer and Servicing Agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Contract;

          (U) All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Owner Trust a first priority perfected lien or ownership interest in the Contracts and a first priority perfected security interest in the Originator's interest in the Equipment have been made, taken or performed;

          (V) There exists a Contract File pertaining to each Contract, and such Contract File contains the Contract or a facsimile copy thereof;

          (W) There is only one original executed copy of each Contract or, if there are multiple originals, all such originals are in the possession of the Originator or the signed original in the possession of the Originator is noted thereon as being the only copy that constitutes chattel paper;

          (X) The Contracts constitute chattel paper within the meaning of the UCC as in effect in the States where the Originators are located (other than those Contracts in which the lessor is financing exclusively the Obligor's software license or maintenance contract for leased Equipment, which Contracts, in proportion to the Initial Contract Pool Principal Balance, are not material);

          (Y) By the Closing Date, the portions of the electronic master record of TCC and each Originator relating to the Contracts will have been clearly and unambiguously marked to show that

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     the Contracts constitute part of the Trust Assets and are owned by the
     Owner Trust in accordance with the terms of the Transfer and Servicing Agreement;

          (Z) The computer tape containing information with respect to the Contracts that was made available by the Depositor to the Owner Trustee and the Indenture Trustee on the Closing Date and was used to select the Contracts was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Contracts that are described in the Schedule of Contracts to the Transfer and Servicing Agreement;

          (AA) The information with respect to the Contracts listed on the Schedule of Contracts attached to the Transfer and Servicing Agreement is true, correct and complete in all material respects;

          (BB) Each Contract was originated or purchased by an Originator and was sold and assigned by such Originator to the Depositor without any fraud or misrepresentation on the part of such Originator or TCC; and

          (CC) No selection procedures adverse to the Noteholders were utilized
     (i) in selecting those Contracts transferred by the Originators to the Depositor from those lease and loan contracts available therefor or (ii) in selecting those Contracts transferred by the Depositor to the Owner Trust from those lease and loan contracts available therefor.

     In the event of a breach of any such representation or warranty with respect to a Contract that materially and adversely affects the value of such Contract (any such breach being a 'Repurchase Event'), TCC, unless it cures the breach by the end of the second Collection Period after the date on which TCC or the Depositor becomes aware of or receives written notice from the related Indenture Trustee or the Servicer of such breach, will be obligated to purchase the Contract and, in the case of a Lease Contract, the related Leased Equipment. Any such purchase shall be made on the Deposit Date immediately following the end of such second Collection Period at a price equal to the Required Payoff Amount applicable to such Contract (which will be allocated to the related Owner Trust) plus, if applicable, the Book Value of the related Leased Equipment (which will be allocated to the Depositor). This purchase obligation may be enforced by the related Indenture Trustee on behalf of the holders of the Notes of the related Series, and will constitute the sole remedy available to the Noteholders against TCC for any such uncured breach, except that pursuant to the applicable Transfer and Servicing Agreement, TCC will indemnify the related Indenture Trustee, the related Owner Trustee, the related Owner Trust and the related Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach. If so specified in the related Prospectus Supplement, TCC may, in lieu of repurchasing the Contract, cause the Depositor to deliver a substitute contract meeting the criteria described in the related Prospectus Supplement.

     Upon the purchase by TCC of a Contract (and, in the case of a Lease Contract, any related Leased Equipment), such Contract and related Leased Equipment will be released to TCC.

DELINQUENCY, NON-ACCRUAL AND NET LOSS EXPERIENCE

     Statistics relating to the delinquency, non-accrual and net loss experience on lease and/or loan contracts within the Originators' owned and managed portfolios of receivables similar to the Contracts in a Contract Pool will be set forth in the related Prospectus Supplement.

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                            DESCRIPTION OF THE NOTES

GENERAL

     Each Series of Notes will be issued pursuant to the terms of an Indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus is a part. In addition, a copy of the Indenture for a Series of Notes will be filed with the Securities and Exchange Commission following the issuance of such Series. The following summary describes certain terms expected to be common to each Indenture and the related Notes, but does not purport to be complete and is subject to all of the provisions of the Indenture, the related Notes and the description set forth in the related Prospectus Supplement.

     The Notes of each Series will be issued in fully registered form only and will represent the obligations of a separate Owner Trust created pursuant to the related Trust Agreement.

     Payments on the Notes will be made by the Indenture Trustee on each Payment Date to persons in whose names the Notes are registered as of the related Record Date (the 'Holders' or 'Noteholders'). Unless otherwise specified in the related Prospectus Supplement, the Payment Date for the Notes will be the 15th day of each month (or if such 15th day is not a Business Day, the next succeeding Business Day). The Record Date for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in the book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).

     A 'Business Day' is any day (other than a Saturday, Sunday or legal holiday) on which commercial banks in New York City, or any other location of a successor Servicer or Indenture Trustee, are open for regular business.

     Each Class of Notes initially will be represented by one or more global Notes (the 'Global Notes') registered in the name of the nominee of The Depository Trust Company ('DTC' and, together with any successor depository selected by the Indenture Trustee, the 'Depository'), except as set forth below. Beneficial interests in each Class of Notes will be available for purchase in minimum denominations of $10,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. All references herein to 'Holders' or 'Noteholders' shall reflect the rights of beneficial owners of Notes (the 'Note Owners'), as they may indirectly exercise such rights through DTC and DTC Participants (as defined below), except as otherwise specified herein. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See ' -- Book-Entry Registration' and ' -- Definitive Notes.'

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any paying agent in trust under the Indenture for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and, upon request of the Owner Trustee, shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Owner Trust for payment thereof, and all liability of the Indenture Trustee or such paying agent with respect to such money shall thereupon cease.

DISTRIBUTIONS

     The timing and priority of distributions, seniority, allocations of loss, Interest Rate and amount or method of determining distributions with respect to principal and interest on the Notes of any Series will be described in the related Prospectus Supplement. Principal of and interest on the Notes will be

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paid on the Payment Date specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the Interest Rate for each class of Notes. Unless otherwise specified in the related Prospectus Supplement, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of principal and interest on the Notes of any Class will be made on a pro rata basis among all of the Noteholders of such class.

CREDIT ENHANCEMENT

     As further specified in the related Prospectus Supplement, a cash collateral account or other form of credit enhancement will be established on or prior to the Closing Date and may be available to the Indenture Trustee to pay interest and principal on the Notes in the manner and to the extent specified in the Prospectus Supplement.

LIQUIDATION PROCEEDS

     'Liquidation Proceeds' (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Contract and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows: (i) with respect to any Loan Contract, all such Liquidation Proceeds will be allocated to the Owner Trust; and (ii) with respect to any Lease Contract, such Liquidation Proceeds will (unless otherwise specified in the related Prospectus Supplement) be allocated on a pro rata basis between the Depositor, on the one hand, and the Owner Trust, on the other, based respectively on (a) the 'Book Value' of the Leased Equipment (which is a fixed amount equal to the value of the Leased Equipment as shown on the accounting books and records of TCC or the applicable Originator, as appropriate, as of the Cut-Off Date) and (b) the Required Payoff Amount for such Lease Contract (determined as of the Collection Period during which such Lease Contract became a 'Liquidated Contract' (as defined in the related Prospectus Supplement)); provided that, in the event the Liquidation Proceeds in respect of any Lease Contract and the related Leased Equipment exceed the sum of the Required Payoff Amount for such Contract and the Book Value of such Leased Equipment, any such excess shall be allocated solely to the Depositor. By way of example, if the Servicer, in connection with a defaulted Lease Contract, derived Liquidation Proceeds in the amount of $100 from the liquidation of such Lease Contract and disposition of the related Leased Equipment, and if the Required Payoff Amount of such Lease Contract was, as of the Collection Period during which such Lease Contract became a Liquidated Contract, $120 and the Book Value of such Leased Equipment was $30, such Liquidation Proceeds would be allocated to the Owner Trust in the amount of $80 and to the Depositor in the amount of $20. All Liquidation Proceeds which are so allocable to the Owner Trust will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under ' -- Distributions' above.

OPTIONAL PURCHASE OF CONTRACTS

     The Depositor may purchase all of the Contracts owned by an Owner Trust on any Payment Date following the date on which the unpaid principal balance of the related Notes is less than 10% of the Initial Contract Pool Principal Balance. The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the related Notes as of such Payment Date plus interest to be paid on the related Notes on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining principal balance of the related Notes, together with accrued interest thereon.

TRUST ACCOUNTS

     Except as otherwise specified in the related Prospectus Supplement, the applicable Indenture Trustee will establish and maintain under each Indenture segregated trust accounts (which need not be deposit accounts, but which must be 'Eligible Accounts'), consisting of the 'Collection Account,' the 'Servicing Account' and the 'Note Distribution Account' (collectively, the 'Trust Accounts'). An 'Eligible Account' means any account which is (i) an account maintained with an Eligible Institution

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(as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a 'segregated trust account' maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company has capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of the Rating Agencies (if rated by such Rating Agency) which signifies 'investment grade'; or (iv) an account that will not cause any Rating Agency to reduce, qualify or withdraw its then-current rating assigned to any Series of Notes, as confirmed in writing by such Rating Agency. 'Eligible Institution' means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits or unsecured long-term debt have a credit rating from each of the Rating Agencies (if rated by such Rating Agency), and which is subject to supervision and examination by federal or state authorities.

     The Servicer, as agent for the Indenture Trustee of any Series, may designate, or otherwise arrange for the purchase by the Indenture Trustee of, investments to be made with funds in the Trust Accounts, which investments shall be Eligible Investments (as defined in the Indenture) that will mature not later than the business day preceding the applicable monthly Payment Date. 'Eligible Investments' include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions and other investments which would not result in the reduction, qualification or withdrawal of any rating of the Notes by any Rating Agency.

REPORTS TO NOTEHOLDERS

     With respect to each Series of Notes, the Servicer will furnish to the applicable Indenture Trustee, and such Indenture Trustee will include with each distribution to a Noteholder, a statement, as specified in the related Prospectus Supplement, in respect of the related Payment Date setting forth, among other things:

          (i) the amount of interest paid on each Class of the Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of the Notes;

          (ii) the amount of principal paid on each Class of the Notes;

          (iii) the Principal Deficiency Amount, if any, for such Payment Date; and

          (iv) information regarding any credit enhancement with respect to such Series.

     With respect to any Series, the Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under ' -- Definitive Notes' below, beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the related Indenture only if, when and to the extent provided by DTC and its participating organizations. The Servicer will file a copy of each such report with the Commission on Form 8-K to the extent required under the Exchange Act and the rules and regulations of the Commission thereunder.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, each Class of Notes in any Series will initially be represented by one or more Global Notes registered in the name of the nominee of

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DTC. The Depositor has been informed by DTC that DTC's nominee for each Series of Notes will be Cede & Co. Noteholders may hold their Notes through DTC (in the United States) or, if so specified in the related Prospectus Supplement, through Cedel Bank or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems ('Participants'), or indirectly through organizations that are participants in such systems. If the related Prospectus Supplement states that the Notes of such Series may be held through Cedel Bank or Euroclear, Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories (collectively, the 'International Depositories') which in turn will hold such positions in customers' securities accounts in the International Depositories' names on the books of DTC.

     DTC is a New York-chartered limited-purpose trust company, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC in effect in the State of New York, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ('DTC Participants') and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its International Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its International Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the International Depositories.

     Because of time-zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures and with respect to tax documentation procedures, see 'Global Clearance, Settlement and Tax Documentation Procedures' and 'Certain U.S. Federal Income Tax Documentation Requirements' in Appendix A.

     Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. Note Owners will receive all distributions from the Indenture Trustee through Participants and Indirect Participants. Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to DTC's nominee. DTC will

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forward such payments to its Participants, which thereafter will forward them to
Indirect Participants or Note Owners. Note Owners will not be recognized by the Indenture Trustee as Noteholders and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of amounts payable on the Notes. Participants and Indirect Participants with which Note Owners have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, the Depositor, the Owner Trust, and the Indenture Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Notes held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. See ' -- Definitive Notes.'

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

     Cedel Bank, societe anonyme ('Cedel Bank') is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its Participants ('Cedel Bank Participants') and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled by Cedel Bank in numerous currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulations by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters of the Notes. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

     The Euroclear System (the 'Euroclear System') was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the

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arrangements for cross-market transfers with DTC described above. The Euroclear
System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'Euroclear Operator' or 'Euroclear'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its International Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Bank Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its International Depository's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     If the related Prospectus Supplement states that the Notes of a Series will be listed on the Luxembourg Stock Exchange, a paying agent shall be maintained in respect of the Notes in Luxembourg (the 'Luxembourg Paying Agent') for so long as the Notes of such Series are listed on the Luxembourg Stock Exchange. In such event, Kredietbank S.A. Luxembourgeoise will be appointed as the initial Luxembourg Paying Agent. In addition, Kredietbank S.A. Luxembourgeoise would be appointed transfer agent in Luxembourg, with respect to the Notes of such Series, in case the Global Notes for any Series are replaced by Definitive Notes.

DEFINITIVE NOTES

     The Notes of each Class of a Series will be issued in registered, certificated form to the Note Owners of such Class or their nominees ('Definitive Notes'), rather than to the Depository or its nominee, only if (i) the Depository advises the Indenture Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes of such Class, and the Indenture Trustee is unable to locate a qualified successor, or (ii) Note Owners representing not less than 50% of the principal balance of such Class advise the Indenture Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note Owners of such Class.

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     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes. Upon surrender by the Depository of the definitive certificate representing the Notes of the affected Class and instructions for registration, the Indenture Trustee will issue the Notes of such Class as Definitive Notes, and thereafter the Indenture Trustee will recognize the Note Owners of such Definitive Notes as Noteholders under the Indenture.

     Distributions of principal and interest on the Notes of a Series will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders mailed not later than the fifth day of the month of such final distributions.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Indenture Trustee (in such capacity, the 'Transfer Agent and Registrar') and, if the Notes of such Series are listed on the Luxembourg Stock Exchange, the offices of Kredietbank S.A. Luxembourgeoise which shall be appointed as transfer agent in Luxembourg in respect of such Definitive Notes (the 'Luxembourg Transfer Agent'). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive Notes.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

     Unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Notes, the Owner Trust and the Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Owner Trust (as described under ' -- Certain Covenants');
(iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Owner Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; (viii) to avoid a reduction, qualification or withdrawal of any rating of the Notes; or
(ix) to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or to modify in any manner the rights of the Holders of the Notes under the Indenture, provided that no such supplemental indenture may (a) result in a reduction, qualification or withdrawal of the then-current ratings of the Notes, or (b) as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

     Unless otherwise specified in the related Prospectus Supplement, with the consent of the Holders representing a majority of the principal balance of each Class of the related Series of Notes then outstanding (a 'Note Majority'), the Owner Trustee and the Indenture Trustee may execute a

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

supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders.

     Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture may: (i) change the date, timing or method of determination of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of each Class of the Notes then outstanding the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Owner Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Pledged Revenues if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) reduce the percentage of each Class of the Notes then outstanding required to amend the sections of the Indenture which specify the applicable percentage of each Class of the Notes then outstanding necessary to amend the Indenture or certain other related agreements; (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or (viii) result in a reduction, qualification or withdrawal of the rating of any Class of Notes by a Rating Agency, as confirmed in writing by each Rating Agency.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     'Events of Default' under each Indenture will consist of: (i) a default for five calendar days or more in the payment of interest due on any Note of such Series; (ii) failure to pay the unpaid principal amount of any Class of Notes of such Series on the Stated Maturity Date or any redemption date for such Class;
(iii) a default in the observance or performance in any material respect of any covenant or agreement of the Owner Trust made in the Indenture, or any representation or warranty made by the Owner Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 calendar days after notice thereof is given to the Owner Trust by the Indenture Trustee or to the Owner Trust and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Owner Trust or the Depositor.

     If an Event of Default should occur and be continuing with respect to the Notes of a Series, the applicable Indenture Trustee or a Note Majority may declare the principal of the Notes of such Series to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

     If the Notes of a Series have been declared due and payable following an Event of Default, the applicable Indenture Trustee may institute proceedings to collect amounts due or foreclose on Pledged Revenues, exercise remedies as a secured party, sell the related Pledged Revenues or elect to have the Owner Trust maintain possession of the Pledged Revenues and continue to apply collections on the Pledged Revenues as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Pledged Revenues following an Event of Default, unless (i) the Holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale distributable to Holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the Pledged Revenues would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate outstanding amount of

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the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, any proceeds of liquidation of the Pledged Revenues will be applied in the following order of priority: (i) to the reimbursement of the Trustee for its expenses; (ii) to the payment of interest and then principal on the Senior Notes; (iii) to the payment of interest and then principal on the subordinate Notes; (iv) to the payment of interest and then principal on the Certificates (if any); and (v) the remainder, if any, to payment of certain amounts payable in connection with any credit enhancement with respect to such Series and thereafter to the Equity Certificateholders.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of such outstanding Notes.

     No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

     If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Depositor or the Owner Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder of a Note including, without limitation, the Depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Notes or for any agreement or covenant of the Owner Trust contained in the Indenture.

CERTAIN COVENANTS

     Each Indenture will provide that the related Owner Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Owner Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Owner Trustee has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,
(v) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Owner Trust or to any Noteholder or Equity Certificateholder, and (vi) the Owner Trust or the Person (if other than the Owner Trust) formed by or surviving such consolidation or

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merger has a net worth, immediately after such consolidation or merger, that is
(a) greater than zero and (b) not less than the net worth of the Owner Trust immediately prior to giving effect to such consolidation or merger.

     Each Owner Trust will not, among other things, (i) except as expressly permitted by the related Indenture or Trust Agreement, sell, transfer, exchange or otherwise dispose of any of the assets of such Owner Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of such Notes because of the payment of taxes levied or assessed upon the Owner Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or the Trust Agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Owner Trust or any part thereof, or any interest therein or proceeds thereof.

     Each Owner Trust may not engage in any activity other than as specified under 'The Owner Trusts.' Each Owner Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the related Indenture, Trust Agreement and Transfer and Servicing Agreement.

ANNUAL COMPLIANCE STATEMENT

     Each Owner Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     Each Indenture Trustee will be required to mail each year to all Noteholders of the related Series a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Owner Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     An Indenture will be discharged with respect to the collateral securing the Notes of such Series upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for any Series will be specified in the related Prospectus Supplement. An Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove an Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the Indenture, if such Indenture Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of such Indenture Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of 'BBB', 'Baa3' or equivalent rating or be withdrawn by any Rating Agency. In such circumstances, the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of an Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

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              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following is a summary of the material terms of each Transfer and Servicing Agreement, a form of which was filed with the Registration Statement of which this Prospectus is a part. In addition, a copy of the Transfer and Servicing Agreement relating to a Series of Notes will be filed with the Securities and Exchange Commission following the issuance of such Series. The following summary describes certain terms expected to be common to each Transfer and Servicing Agreement, but does not purport to be complete and is subject to all of the provisions of the Transfer and Servicing Agreement relating to a particular Series and the description set forth in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF CONTRACTS AND EQUIPMENT

     On or before the applicable Closing Date, the Originators will transfer to the Depositor pursuant to one or more Purchase Agreements all of their right, title and interest in the Contracts and the related Equipment, including all security interests created thereby and therein, the right to receive all Scheduled Payments and Prepayments received on the Contracts on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), all rights under insurance policies maintained on the Equipment pursuant to the Contracts, all documents contained in the Contract Files and all proceeds derived from any of the foregoing. Pursuant to the Transfer and Servicing Agreement, on the Closing Date, the Depositor will transfer all of its rights in the Contracts and certain rights in the Equipment (including, to the extent specified in the related Prospectus Supplement, (i) the Depositor's ownership or security interest in the Leased Equipment, (ii) Prepayments received on Contracts and (iii) Liquidation Proceeds received with respect to the liquidation of defaulted Lease Contracts and the disposition of the related Leased Equipment), together with all its rights under the Purchase Agreements, to the Owner Trust.

     Each Transfer and Servicing Agreement will designate the Servicer as custodian to maintain possession, as the Owner Trust's agent, of the Contracts and all documents related thereto. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in TCC's possession. UCC financing statements will be filed on the Closing Date in the applicable jurisdictions reflecting the transfer of the Contracts and the Equipment by the Originators to the Depositor, the transfer by the Depositor to the Owner Trust, and the pledge by the Owner Trust to the Indenture Trustee, and the Originators' accounting records and computer systems will also reflect such assignments and pledge. The Contracts will not, however, be stamped or otherwise physically marked to reflect their assignment to the Owner Trust. If, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Owner Trust's interest in the Contracts could be defeated. See 'Risk Factors -- Certain Legal Aspects of the Contracts' and 'Certain Legal Aspects of the Contracts.'

COLLECTIONS ON CONTRACTS

     The applicable Indenture Trustee will establish and maintain a Servicing Account, into which the Servicer will deposit, no later than the second Business Day after receipt thereof, all Scheduled Payments, Prepayments, Liquidation Proceeds and other amounts received by the Servicer in respect of the Contracts after the Cut-Off Date. The Servicer will thereafter transfer to the Collection Account, no later than the third Business Day after deposit thereof in the Servicing Account, the following amounts:

          (i) all Scheduled Payments made by or on behalf of Obligors under the Contracts;

          (ii) all Prepayments, excluding any portion thereof allocable to the Depositor, as specified in the related Prospectus Supplement;

          (iii) amounts constituting Liquidation Proceeds on Liquidated Contracts, to the extent specified in the related Prospectus Supplement;

          (iv) any and all payments made by TCC pursuant to the Transfer and Servicing Agreement in connection with the purchase of any Contracts as a result of a breach of a representation or warranty with respect thereto, as described under 'The Contracts -- Representations and

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     Warranties Made by AT&T Capital Corporation,' excluding, in the case of a
     Lease Contract, any portion thereof allocable to the Depositor as specified in the related Prospectus Supplement; and

          (v) the amount paid by the Depositor to purchase the Contracts, as described under 'Description of the Notes -- Optional Purchase of Contracts.'

     So long as no Event of Termination shall have occurred and be continuing with respect to the Servicer, the Servicer may make the remittances to be made by it to the Collection Account net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) otherwise to be distributed to it in payment of its Servicing Fee.

     The Servicer will be entitled to withdraw from the Collection Account any amounts deposited therein in error or required to be repaid to an Obligor, based on the Servicer's good-faith determination that such amount was deposited in error or must be returned to the Obligor.

     Under the Transfer and Servicing Agreement, the Servicer is required to establish in its own name one or more 'Insurance, Maintenance and Tax Accounts,' into which are to be deposited any payments made by or on behalf of Obligors which constitute (a) insurance charges paid by an Obligor to the lessor or secured party under a Contract (unless such payments are made directly by the Obligor to the applicable insurance company, or TCC or the Originator has previously paid such charges), (b) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Contract (unless paid directly by such insurance company or comparable third party directly to the Obligor), (c) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Contract in respect of the maintenance of the related Equipment, and (d) taxes paid by the Obligor and related to the applicable Contract or the Equipment related thereto (unless such payment is made directly by the Obligor to the applicable taxing authority or authorities, or TCC or the Originator has previously paid such taxes). The Servicer may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay when due (or may pay from its own funds and thereafter reimburse itself from amounts in the Insurance, Maintenance and Tax Accounts) (1) all insurance charges in the amounts received under clause (a) above, (2) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (c) above, and (3) all taxes in the amounts received under clause (d) above. Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (b) above shall be applied by the Servicer as follows: if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and if this replacement option is not exercised and the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Proceeds and transfer that portion thereof which would be allocable to the Notes (as described in 'Description of the Notes -- Liquidation Proceeds') from the Insurance, Maintenance and Tax Account to the Collection Account.

     The Servicer will pay to the Depositor, no later than the third Business Day after deposit thereof in the Servicing Account, all proceeds from the disposition of Leased Equipment, to the extent allocable to the Depositor, including amounts paid by Obligors to exercise purchase options under Lease Contracts and the allocable portion of Liquidation Proceeds (as described under 'Description of the Notes -- Liquidation Proceeds').

     On or before the fifth Business Day preceding each Payment Date (the 'Determination Date'), the Servicer is required to determine the amount of Related Collection Period Pledged Revenues for such Payment Date, the amount of interest payable on the Notes on such Payment Date, the Monthly Principal Amount for such Payment Date, the Principal Deficiency Amount (if any) for such Payment Date, and the amount, if any, by which such Related Collection Period Pledged Revenues, when applied in accordance with the priorities described under 'Description of the Notes -- Distributions,' are insufficient to pay the interest payable on the Notes on such Payment Date (an 'Interest Shortfall'). If there is an Interest Shortfall for such Payment Date, Current Collection Period Pledged Revenues will

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be applied to the payment of interest on the Notes to the extent necessary to cure such Interest Shortfall. The Servicer shall further give notice to the Indenture Trustee of amounts to be withdrawn from the cash collateral account or other form of credit enhancement to pay (1) any remaining Interest Shortfall (after giving effect to the previous application of Available Pledged Revenues as aforesaid), (2) the Principal Deficiency Amount (if any), and (3) if such Payment Date is the Stated Maturity Date for any Class of Notes, the remaining unpaid principal balance of such Class of Notes (after giving effect to previous application of Available Pledged Revenues as aforesaid).

SERVICING

     Pursuant to each Transfer and Servicing Agreement, TCC will be engaged to act as Servicer on behalf of the related Owner Trust and the Depositor. The Servicer is generally obligated under each Transfer and Servicing Agreement to service the Contracts in accordance with customary and usual procedures of institutions which service equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as TCC is the Servicer, it shall comply in all material respects with its credit and collection policies and procedures in effect from time to time (which credit and collection policies currently in effect are described under 'The Originators -- Underwriting and Servicing'). The Servicer may delegate certain of its servicing responsibilities with respect to the Contracts to third parties, provided that the Servicer will remain obligated to the related Owner Trust and the Depositor for the proper performance of all such servicing responsibilities.

     The Servicer is generally obligated to act in a commercially reasonable manner with respect to the repossession and disposition of Equipment following a Contract default with a view to realizing proceeds at least equal to the fair market value thereof. The Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which provides for payment for the Equipment over time. In any such event, the Servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so paid by the Servicer will be deemed to constitute additional Liquidation Proceeds with respect to the related Contract and Equipment and will be allocated as described under 'Description of the Notes -- Liquidation Proceeds.'

     Under the Transfer and Servicing Agreement, the Servicer is responsible for, among other things: reviewing and certifying that the Contract Files are complete; monitoring and tracking any property and sales taxes to be paid by Obligors; billing, collection and recording of payments from Obligors; communicating with and providing billing records to Obligors; deposit of funds into the Collection Account; receiving payments as the Owner Trust's agent on the insurance policies maintained by the Obligors and communicating with insurers with respect thereto; issuance of reports to the Indenture Trustee specified in the Indenture and in the Transfer and Servicing Agreement; repossession and remarketing of Equipment following Obligor defaults; and paying the fees and ordinary expenses of the Indenture Trustee and the Owner Trustee.

     The Servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Contract and disposing of the related Equipment, which amounts may be retained by the Servicer from such proceeds to the extent of such expenses. The Servicer is entitled under the Transfer and Servicing Agreement to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Proceeds and be deposited in the Collection Account. Under the Transfer and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant payment extensions on a Contract in accordance with its credit and collection policies and procedures if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Contract and will

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maximize the amount to be received by the Owner Trust with respect to such
Contract. Under the Transfer and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant modifications or amendments to a Contract in accordance with its credit and collection policies and procedures.

     Prepayments. The Servicer may in its discretion allow a prepayment of any Lease Contract, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Contract Principal Balance of the Lease Contract after application of such amount) is at least equal to the Required Payoff Amount of such Lease Contract. To the extent any prepayment exceeds the Required Payoff Amount of a Lease Contract, such excess will be paid to the Depositor.

     Evidence as to Compliance. On or before March 31 of each year, the Servicer must deliver to the Indenture Trustee a statement from a nationally recognized accounting firm to the effect that such firm has (i) audited the financial statements of the Servicer (or, if the Servicer is a wholly-owned subsidiary of another entity, the financial statements of such parent entity) and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards as in effect in the jurisdiction of the entity being audited, which require that such accounting firm plan and perform the audit to obtain reasonable assurance as to whether the financial statements of the Servicer (or its parent, as applicable) are free of material misstatement, and
(ii) examined management's assertion that the Servicer maintained effective control over the servicing of equipment lease contracts, installment sales contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another, in accordance with established or stated criteria, and that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants.

     Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations under the Transfer and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations and duties under the Transfer and Servicing Agreement. The Servicer can be removed as Servicer only upon the occurrence of an Event of Termination as discussed below.

     The Servicer must keep in place throughout the term of the Transfer and Servicing Agreement an insurance policy or financial guarantee bond covering errors and omissions by the Servicer. Such policy or bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment leases having an unpaid balance of at least $100 million and which are generally regarded as servicers acceptable to institutional investors.

     Servicing Compensation and Payment of Expenses. Compensation to the Servicer will include a monthly fee (the 'Servicing Fee'), which will be payable to the Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of 1.25% per annum multiplied by the Contract Pool Principal Balance as of the last day of the second preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Cut-Off Date, the Contract Pool Principal Balance as of the Cut-Off Date), plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative fees and charges and a portion of any extension fees (collectively, the 'Administrative Fees') collected with respect to the Contracts during the prior Collection Period and any investment earnings on collections prior to deposit thereof in the Collection Account. Up to one-fifth of such Servicing Fee will be used by the Servicer to pay certain expenses relating to the Contracts and the Owner Trust. The Servicer is authorized under the Transfer and Servicing Agreement, in its discretion, to waive any Administrative Fees or extension fees that may be collected in the ordinary course of servicing any Contract.

     Events of Termination. An Event of Termination under the Transfer and Servicing Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Transfer and Servicing Agreement and such failure continues for five business days (or three business days in the case of a failure by TCC to pay the amount necessary to purchase a Contract and the related Equipment due to a breach of representations and warranties with respect thereto) after notice from the Indenture Trustee or after discovery by the Servicer; (b) the Servicer fails to deliver to the Indenture Trustee and the

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

Owner Trustee the Servicer's Certificate by the third Business Day prior to the related Payment Date; (c) the Servicer fails to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Transfer and Servicing Agreement (and, if TCC is the Servicer, the Purchase Agreement), and such failure (i) materially and adversely affects the rights of the Owner Trust or Noteholders, and (ii) continues unremedied for 30 days after written notice thereof has been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Noteholder; (d) certain events of bankruptcy or insolvency occur with respect to the Servicer; or (e) any representation, warranty or statement of the Servicer made in the Transfer and Servicing Agreement or any certificate, report or other writing delivered pursuant thereto proves to be incorrect in any material respect, and such incorrectness (i) has a material adverse effect on the Owner Trust or Noteholders, and (ii) continues uncured for 30 days after written notice thereof has been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Noteholder. The Servicer is required under the Transfer and Servicing Agreement to give the Indenture Trustee, the Owner Trustee and each Rating Agency notice of an Event of Termination promptly after having obtained knowledge of such event.

     Federal bankruptcy laws limit the termination of contracts solely by reason of the fact that the party obligated to provide such performance is subject to federal bankruptcy proceedings. In such a circumstance, the Indenture Trustee may be unable to terminate the Servicer unless it could demonstrate that independent grounds (whether or not arising from the same facts causing the Servicer to be subject to bankruptcy proceedings) exist to declare an Event of Termination and the court supervising the bankruptcy proceeding determines that such grounds warrant termination of the Servicer.

     Rights upon Event of Termination. So long as an Event of Termination remains unremedied, the Indenture Trustee may, and at the written direction of
(i) a Note Majority, or (ii) at such time as the Notes of such Series are no longer Outstanding, Certificateholders representing a majority of the aggregate principal balance of the Certificates of such Owner Trust (a 'Certificate Majority') shall, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement in and to the Contracts, whereupon a successor servicer (which, unless and until the Indenture Trustee appoints a new servicer, will be the Indenture Trustee) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Transfer and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that any successor servicer will not assume any obligation of TCC to repurchase Contracts for breaches of representations and warranties, and any successor servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Transfer and Servicing Agreement.

     A Note Majority may waive any default by the Servicer in the performance of its obligations under the Transfer and Servicing Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

AMENDMENT

     Any Transfer and Servicing Agreement may be amended by the parties thereto
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Noteholders or the Equity Certificateholders. Any Transfer and Servicing Agreement may also be amended by the parties thereto with the consent of a Note Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment (a) that reduces in any manner the amount of, or accelerates or delays the timing of, any payment received on or with respect to Contracts that are required to be distributed on any Note or that reduces the aforesaid percentage required to consent to any such amendment or any

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waiver under the Transfer and Servicing Agreement, may be effective without the consent of the Holder of each such Note, or (b) will be effective unless each Rating Agency confirms that such amendment will not result in a reduction, qualification or withdrawal of the ratings on the Notes.

TERMINATION OF THE TRANSFER AND SERVICING AGREEMENT

     The obligations created by any Transfer and Servicing Agreement will terminate (after distribution of all interest and principal then due to Noteholders and the holders of the Certificates) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all Equipment acquired upon termination of any Contract; or (b) the Payment Date on which the Depositor repurchases the Contracts as described under 'Description of the Notes -- Optional Purchase of Contracts.' However, TCC's representations, warranties and indemnities will survive any termination of the Transfer and Servicing Agreement.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

ENFORCEMENT OF SECURITY INTERESTS IN THE EQUIPMENT

     Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed under 'The Originators -- Underwriting and Servicing -- Documentation') will be filed to reflect the Depositor's, the Owner Trust's and the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Owner Trust's interest in the Contracts (including the related Originator's interest in the related Equipment), it does expose the Owner Trust and the Noteholders to the risk that the Originator could release its security interest in the Equipment of record, and it could complicate the Owner Trust's enforcement, as assignee, of the Originator's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Contract, which are to be allocated to the payment of the Notes as described under 'Description of the Notes -- Liquidation Proceeds.' Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests assigned to the Indenture Trustee in the Equipment.

     In the event of a default by the Obligor under a Loan Contract or a Lease Contract intended for security, the Servicer on behalf of the Owner Trust and the Depositor may take action to enforce the Originator's interest in the related Equipment by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Obligor's voluntary surrender, or by 'self-help' repossession that does not involve a breach of the peace and by judicial process. In the event of bankruptcy or insolvency of the Obligor these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available. See ' -- Insolvency Matters' below.

     In the event of a default by the Obligor under a Loan Contract or a Lease Contract intended for security, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

     Under most state laws, an Obligor under a Loan Contract or a Lease Contract intended for security has the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

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     In addition, because the market value of equipment of the type subject to the Contracts generally declines with age, due to obsolescence, the net disposition proceeds of Equipment at any time during the term of the Contracts may not equal or exceed the Contract Principal Balance on the related Contract. Because of this, and because other creditors may in certain cases have rights in the related Equipment superior to those of the Owner Trust, the Servicer may not be able to recover the entire amount due on a defaulted Contract in the event that the Servicer elects to repossess and dispose of such Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor under a Loan Contract or a Lease Contract intended for security for any deficiency on repossession and resale of the asset securing the unpaid balance of such Obligor's Contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to 'mitigate damages' in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Obligor from all further obligations under the UCC. If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Many states have adopted a version of Article 2A of the UCC ('Article 2A').
Article 2A purports to codify many provisions of existing common law. Although there is little precedential authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any 'unconscionable' provision in a Lease Contract, provide an Obligor with remedies including the right to cancel the Lease Contract for any lessor breach or default, and may add to or modify the terms of 'consumer leases' and leases where the Obligor is a 'merchant lessee.' However, each Lease Contract contains an acknowledgment by the Obligor that the Equipment was acquired for business purposes, and TCC will represent in the Purchase Agreement that no Lease Contract is a 'consumer lease' under Article 2A. Article 2A, moreover, recognizes typical commercial lease 'hell or high water' rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or Obligor defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

INSOLVENCY MATTERS

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell or re-lease Equipment or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Code of 1978 (the 'Bankruptcy Code') and related laws may interfere with or eliminate the ability of the Servicer to enforce the Owner Trust's rights under the Contracts. For example, although the bankruptcy or reorganization of an Obligor would constitute an event of default under such Contract, the Bankruptcy Code provides generally that rights and obligations under an unexpired lease or an executory contract may not be terminated or modified solely because of a provision in the lease or executory contract conditioned upon the commencement of a case under the Bankruptcy Code. If bankruptcy proceedings were instituted in respect of an Obligor under such a Contract, the Owner Trust could be prevented from continuing to collect payments due from or on behalf of such Obligor or exercising any remedies assigned to the Owner Trust without the approval of the bankruptcy court, and, with respect to a Loan Contract or a Lease Contract intended as security, the bankruptcy court could permit the Obligor, as owner of the Equipment, to use or dispose of the Equipment and provide the Owner Trust with a lien on substitute collateral, so long as the court held that such substitute collateral constituted 'adequate protection' within the meaning of the Bankruptcy Code.

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     In the case of a Lease Contract that is deemed not to be intended as security, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any such rejection by the lessee would result in the return of the leased equipment to the lessor. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for breach of contract, which claim would be payable only from the assets of the debtor's bankruptcy estate. The net proceeds from any resulting judgment would be allocated by the Servicer between the Owner Trust and the Depositor as described under 'Description of the Notes -- Liquidation Proceeds.'

     In the event that, as a result of the bankruptcy or reorganization of an Obligor, the related Contract becomes a defaulted Contract, the amount available to be withdrawn from, or drawn on, the cash collateral account or other form of credit enhancement for the related Series has been reduced to zero and the Contract has become a defaulted Contract without breach of any representation or warranty of TCC or the Depositor, no recourse would be available against TCC or the Depositor and the Noteholders could suffer a loss with respect to such Contract.

     These UCC and bankruptcy provisions, in addition to the possible decrease in the value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment securing the Contracts to less than the amount due thereunder.

                             UNITED STATES TAXATION

     The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of Notes will be discussed in the related Prospectus Supplement. Such discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act, as amended ('ERISA'), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code') prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a 'Benefit Plan') from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Owner Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Plan Assets Regulation'), the assets of the Owner Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an 'equity interest' in the Owner Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute beneficial interests in the Owner Trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Owner Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be

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applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by 'insurance company general accounts'; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.'

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE OWNER TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

     It will be a condition of issuance that one or more nationally recognized rating agencies (the 'Rating Agencies') rate the Notes in a rating category that signifies investment grade. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

     The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                                USE OF PROCEEDS

     The proceeds from the offering and sale of the Notes of each Series, after funding a portion of the cash collateral account or other form of credit enhancement for such Series and paying the expenses of the Depositor, will be used by the Depositor to pay down certain warehousing facilities, and any remaining funds may be distributed to the Originators.

                                  UNDERWRITING

     The Company may sell Notes of each Series to or through underwriters (the 'Underwriters') by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Notes directly to other purchasers or through agents. The Company intends that Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Notes may be made through a combination of such methods.

     TCC, the Company and certain of its affiliates may agree to indemnify the Underwriters and agents who participate in the distribution of the Notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Funds in cash collateral accounts and the Trust Accounts may, from time to time, be invested in Eligible Investments acquired from the Underwriters.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes of each Series will be passed upon for the Depositor by Dorsey & Whitney LLP. The Indenture, the Transfer and Servicing Agreement, the Trust Agreement, the Purchase Agreement and the Notes of each Series will be governed by the laws of the State of New York.

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

                            INDEX OF PRINCIPAL TERMS

TERM                                                                                                       PAGE
-------------------------------------------------------------------------------------------------------  --------
Administrative Fees....................................................................................        40
Article 2A.............................................................................................        43
AT&T...................................................................................................        15
ATMs...................................................................................................        16
Bankruptcy Code........................................................................................        43
Bell Labs..............................................................................................        17
Benefit Plan...........................................................................................        44
Book Value.............................................................................................        28
Business Day...........................................................................................        27
Cedel Bank.............................................................................................        31
Cedel Bank Participants................................................................................        31
Certificate Majority...................................................................................        41
Certificates...........................................................................................     5, 13
CFC....................................................................................................    15, 16
Class..................................................................................................         1
Code...................................................................................................        44
Collection Account.....................................................................................        28
Contract Pool..........................................................................................        20
Contract Pool Principal Balance........................................................................         6
Contract Principal Balance.............................................................................     6, 22
Contract...............................................................................................     7, 13
Cooperative............................................................................................        32
NCFC...................................................................................................        15
Cut-Off Date Contract Pool.............................................................................        20
Definitive Notes.......................................................................................        32
Depositor..............................................................................................         5
Depository.............................................................................................        27
Determination Date.....................................................................................        38
DTC....................................................................................................        27
DTC Participants.......................................................................................        30
Eligible Accounts......................................................................................        28
Eligible Institution...................................................................................        29
Eligible Investments...................................................................................        29
Equipment..............................................................................................        13
ERISA..................................................................................................        44
Euroclear..............................................................................................        32
Euroclear Operator.....................................................................................        32
Euroclear Participants.................................................................................        31
Euroclear System.......................................................................................        31
Events of Default......................................................................................        34
Exchange Act...........................................................................................         4
General Equipment......................................................................................        15
Global Notes...........................................................................................        27
Holders................................................................................................        27
Indenture Trustee......................................................................................         5
Indirect Participants..................................................................................        30
Insurance, Maintenance and Tax Accounts................................................................        38
Interest Shortfall.....................................................................................        38
International Depositories.............................................................................        30
Lease Contract.........................................................................................        14
Leased Equipment.......................................................................................     8, 14
Leasing Services.......................................................................................        15

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

TERM                                                                                                       PAGE
-------------------------------------------------------------------------------------------------------  --------
Liquidated Contract....................................................................................     7, 28
Liquidation Proceeds...................................................................................        28
Loan Contracts.........................................................................................        14
Lucent.................................................................................................        15
Luxembourg Paying Agent................................................................................        32
Luxembourg Transfer Agent..............................................................................        33
Master Form Lease......................................................................................        20
NCFC...................................................................................................        15
NCR....................................................................................................        15
Newcourt...............................................................................................        14
Newcourt Acquisition...................................................................................        15
Note Distribution Account..............................................................................        28
Note Majority..........................................................................................        33
Note Owners............................................................................................        27
Noteholders............................................................................................        27
Notes..................................................................................................      1, 5
Obligor................................................................................................     7, 13
one obligor concept....................................................................................        17
Originators............................................................................................     7, 15
Owner Trust............................................................................................         5
Owner Trustee..........................................................................................         5
Participants...........................................................................................        30
Plan Assets Regulation.................................................................................        44
Pledged Revenues.......................................................................................        23
PTCE...................................................................................................        45
Principal..............................................................................................         6
Purchase Agreements....................................................................................        13
Rating Agencies........................................................................................        45
Repurchase Event.......................................................................................        26
Required Payoff Amount.................................................................................        23
Rules..................................................................................................        31
SEC....................................................................................................         3
Series.................................................................................................         1
Servicer...............................................................................................         5
Servicing Account......................................................................................        28
Servicing Fee..........................................................................................        40
Specific Lease Form....................................................................................        20
TCC....................................................................................................     5, 14
Terms and Conditions...................................................................................        32
Transfer Agent & Registrar.............................................................................        33
Transfer and Servicing Agreement.......................................................................        13
Trust Accounts.........................................................................................        28
Trust Agreement........................................................................................        13
Trust Assets...........................................................................................     7, 13
UCC....................................................................................................        20
Underwriters...........................................................................................        45
United States Person...................................................................................        50

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                                                                      APPENDIX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Notes will be available only in book-entry form (the 'Global Notes'). Investors in the Global Notes may hold such Global Notes through DTC or, if applicable, Cedel Bank or Euroclear. The Global Notes will be tradeable as home-market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between Cedel Bank or Euroclear participants and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedel Bank and Euroclear and as participants in DTC.

     Non-United States holders of Global Notes will be exempt from United States withholding taxes, provided that such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants. See 'United States Taxation' in the Prospectus.

INITIAL SETTLEMENT

     All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt issues in same-day funds.

     Trading between Cedel Bank and/or Euroclear participants. Secondary market trading between Cedel Bank participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel Bank or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC participant to the account of a Cedel Bank participant or a Euroclear participant, the purchaser will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective depositary to receive the Global Notes against payment. Payment will include interest

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

accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank participant's or Euroclear participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Bank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Notes are credited to their accounts one day later.

     As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Bank participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the respective depositary for the benefit of Cedel Bank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedel Bank or Euroclear seller and DTC purchaser. Due to time-zone differences in their favor, Cedel Bank participants and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel Bank or Euroclear will instruct the respective depositary to deliver the Notes to the DTC participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Bank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel Bank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Notes from DTC participants for delivery to Cedel Bank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                       49


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          2. borrowing the Global Notes in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Bank participant or Euroclear participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Notes holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such holder takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-United States Person (Form W-8). Non-United States Persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

          If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-United States Persons with effectively connected income (Form 4224). A non-United States Person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-United States Persons resident in treaty countries (Form 1001). Non-United States Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the terms of the treaty) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

          Exemption for United States Persons (Form W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. A holder of Global Notes or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. See 'United States Taxation' in the Prospectus.

     The term 'United States Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions.

     THIS SUMMARY DOES NOT DEAL WITH ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE GLOBAL NOTES. INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR SPECIFIC TAX ADVICE CONCERNING THEIR HOLDING AND DISPOSING OF THE GLOBAL NOTES.

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AT&T CAPITAL CORPORATION [Logo]

                                 SERVICER

                  A MEMBER OF THE NEWCOURT GROUP OF COMPANIES

NEWCOURT [LOGO]


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